As filed with the Securities and Exchange Commission on October 15, 2015

Registration No. 333-204885

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EFACTOR GROUP CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	7389	84-1598154
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1177 Avenue of Americas, Suite 5060
New York, New York 10036
(650) 380-8280
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marion Freijsen
Chief Operating Officer
EFactor Group Corp.
1177 Avenue of Americas, Suite 5060
New York, New York 10036
(650) 380 – 8280
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:
Richard I. Anslow, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 (212) 370-1300	Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 (212) 451-2300

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(6)	Amount of registration fee
Common stock, $0.001 par value per share(3)	$17,250,000	$2,004.45
Warrants to purchase common stock	(4)	(5)
Shares of common stock underlying warrants(3)	$17,250,000	$2,004.45
Representative’s warrant	(4)	(5)
Shares of common stock underlying Representative’s warrant(3)(7)	$1,380,000	$160.36
Total	$35,880,000	$4,169.26	(8)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes additional shares of common stock and/or warrants which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	The offering price of the warrants to be issued to investors and the Representative hereunder are included in the price of the common stock listed in the table above.
(5)	No separate registration fee is required pursuant to Rule 457(g) promulgated under the Securities Act.
(6)	Assumes the underwriter’s over-allotment option is fully exercised.
(7)	Represents warrants to purchase the number of shares of common stock equal to 8% of the shares to be sold in this offering, including those sold pursuant to the underwriter’s over-allotment option, if any, and assuming a per share exercise price equal to 115% of the price per share in this offering.
(8)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS     SUBJECT TO COMPLETION, DATED OCTOBER 15, 2015

1,500,000 SHARES OF COMMON STOCK AND
WARRANTS TO PURCHASE 1,500,000 SHARES OF COMMON STOCK

We are offering 1,500,000 shares of our common stock, together with warrants to purchase 1,500,000 shares of our common stock, in a firm commitment underwritten offering.

Each share of common stock is being sold together with a warrant, with each warrant being immediately exercisable for one share of common stock at an exercise price of $      per share and expiring five years after the issuance date.

There is no established public trading market in the United States for our securities. Our common stock is currently traded on the OTCQB Marketplace under the symbol “EFCT.” On October 14, 2015, the last reported sales price for our common stock was $4.00 per share. Quotes on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

We have applied to list our common stock and warrants for trading on the NASDAQ Capital Market under the symbols “EFCT” and “EFCTW,” respectively, and expect such listing to occur concurrently with this offering.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 11 for certain risk factors that you should consider before investing in our SECURITIES.

	Per Share(1)	Per Warrant(1)	Total
Public offering price	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	One share of common stock is being sold together with a warrant, with each warrant being exercisable for one share of common stock.
(2)	We have agreed to issue a warrant to the underwriter and to reimburse the underwriter for certain expenses. See “Underwriting” on page 67 of this prospectus for a description of these arrangements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have granted the underwriter a 45-day option to purchase up to an additional 225,000 shares of common stock and/or warrants to purchase up to an additional 225,000 shares of common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. The underwriter expects to deliver our securities, against payment, on or about      , 2015.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is            , 2015

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. References in this prospectus to “we,” “us,” “our” and “Company” refer to EFactor Group Corp. and its subsidiaries. You should read this prospectus together with additional information described below under the heading “Where You Can Find More Information.”

The share and per share information in this prospectus gives effect to a 1-for-60 reverse stock split of our outstanding shares of common stock and preferred stock that became effective on July 17, 2015.

The Company

Overview of our Business

Our mission is to assist entrepreneurs in building and growing their businesses. We believe we are the only global company that combines a comprehensive online and in-person social network with business services and funding focused exclusively on the entrepreneurial community. Operating through our wholly-owned subsidiaries, we provide our more than 1.9 million members with social networking opportunities, business services including education and mentoring, and funding including educational tools and opportunities such as donation-based crowdfunding. Coupled with members in every country of the world (196 countries) participating in 240 industry groups, we have created a global, resource-rich ecosystem for entrepreneurs and small businesses that serves as a source of inspiration and ideas and provides essential services to foster business growth.

Our operations consist of the following three divisions:

•	Social Networks — Our social networks division is at the core of our company, offering numerous social networking tools to members, hosting live networking events, connecting business owners, providing direct member benefits and aggregating customer loyalty programs. We utilize our EScore™ benchmarking tool as part of our social networks division. EScore™ is based on our proprietary algorithm which allows individual entrepreneurs to benchmark themselves against a large pool of entrepreneur metrics and helps them find the resources they need for their own operations through a variety of innovative tools accompanied by available guidance and education to make qualified decisions.
•	Business Services — Our business services division offers critical services to entrepreneurs to build their businesses including brand marketing, staffing, graphic design, public relations and other third-party business resources.
•	Funding — Our funding division enables entrepreneurs and small businesses to raise money from donations and pre-orders by the general public through our recently-acquired subsidiary, RocketHub, a leading donation-based crowdfunding platform. We also provide interactive materials concerning financing needs and opportunities for our entrepreneur members.

Our Key Performance Metrics

We measure traffic and member activity on our websites and collect data for visits by members and other visitors, unique visitors, page views, number of average pages per visit and percentage of views by new visitors. We believe that, by tracking and responding to these metrics, we can increase the effectiveness of our network platform, enhance our members’ experience and improve our overall financial performance.

The following table sets forth these metrics, which we have collected internally using Google Analytics, for the six months ended June 30, 2014 and 2015 and for the twelve months ended December 31, 2013 and 2014:

	Six Months Ended June 30,			Twelve Months Ended December 31,
	2014	2015	Change	2013	2014	Change
Visits	10,450,753	11,437,889	9.4%	21,429,334	21,790,258	1.7%
Unique visitors	9,427,342	10,585,371	12.3%	11,038,097	18,878,040	71.0%
Page views	54,187,246	39,728,764	(26.7)%	74,394,528	96,163,112	29.3%
Average pages per visit	5.01	2.76	(44.9)%	3.54	3.00	(15.3)%
Percentage of page views by new visitors	88.79%	53.5%	(39.7)%	46.77%	68.15%	45.7%

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Most of our key metrics improved during the comparable periods presented. For example, the number of visits and unique visitors, in particular, to our websites grew steadily during these periods. We believe these improving metrics indicate we are attracting more visitors to our sites who have purposely landed on our pages and are more actively enrolling as members.

We estimate that approximately one-third of our more than 1.9 million members are “regular members” who visit one or more of our sites regularly (at least once per month), participating in our live, in-person events and reading or responding to our newsletters and other member communications. Since June 2014, we have averaged approximately 2.0 million monthly visitors (including members) to our EFactor.com website.

As used in this prospectus, “members” are individuals that have set up a member account at EFactor.com and “unique visitors” are individuals (both members and non-members) that visit EFactor.com or our other social network websites. A “visit” is a series of page views that a single visitor makes during a period of activity, with a visit ending after the visitor closes the browser, clears cookies or is inactive for 30 minutes. “Page views” refer to an instance of one user visiting or looking at a particular page on our website.

Revenue Model and Market Opportunities

We currently generate revenue through each of our three divisions. Our social networks division generates revenue by charging membership fees and providing sponsorship and advertising opportunities through our websites and at our networking events. Our business services division generates revenue by charging fees for the business items and related services we provide to our members such as public relations and advertising, and our funding division generates revenue from performance-based commissions generated by RocketHub on its donation-based crowdfunding platform.

For the six months ended June 30, 2015 and the twelve months ended December 31, 2014, we recorded revenue of $2,069,398 and $1,634,602, respectively. We believe that, with our recent acquisitions including RocketHub, our revenue for the six months ended June 30, 2015 is in line with our internal quarterly estimates for the remainder of this year.

We believe that entrepreneurship globally is on a fast track, becoming the preferred option for both college graduates looking for a career and other individuals who may no longer have traditional long-term employment aspirations. According to Global Entrepreneurship Monitor (January 2015), an independent annual worldwide study of entrepreneurship, Millenials (those persons born in the 2000s) are more likely to start a business than look for a traditional career. In 2014, 300 million people around the world were estimated to be engaged in early-stage entrepreneurial activity, with the most active persons in the 25 to 35 years age group. The rise of the freelance economy (e.g., Airbnb and Uber) has already turned 14% of the U.S. workforce into entrepreneurs and millions of others into part-time entrepreneurs, according to the article. We believe that our targeted social networks, led by EFactor.com and our EScore™ technology, are positioned for growth as entrepreneurs seek specific and relevant resources to build and grow their businesses.

Our Competitive Strengths

We believe that our key competitive strengths are as follows:

Market leader in entrepreneurial segment of social networking. We believe we are a leader in the market segment for social networking among entrepreneurs, by being the only global company that combines a comprehensive online and in-person social network with business services and funding focused exclusively on the entrepreneurial community.

Integrated funding capabilities. We operate one of the world’s largest and most recognized crowdfunding brands through our recent acquisition of RocketHub, which has a registered base of more than 200,000 users, and has facilitated over $10 million in transactions. We believe our integrated funding capabilities complete our social network ecosystem and provide a compelling solution to what has been the biggest impediment for entrepreneurs — access to funding.

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Robust network platform with personally-tailored resources. Our technology platform combines a wide array of proprietary coding and algorithms with elements of standard technology that allow us to scale and handle large volumes of traffic from members and other visitors. At the same time, using our EScore™ proprietary selection and matching algorithm, we offer specific content and resources tailored to each individual’s unique business needs.

Experienced management team. Members of our management team are industry professionals with years of experience in building and running large companies and a deep understanding of the social media space. Adriaan Reinders, our Chief Executive Officer, is an entrepreneur with significant experience building companies from start-ups to large-scale organizations with more than 1,000 employees. Both Mr. Reinders and Marion Freijsen, our Chief Operating Officer, have substantial international business experience building technology companies. Our management team is further supported by Mark Stanich, our managing director who previously served in key senior marketing and digital media positions at a subsidiary of American Express and at Time Warner, and Ruud Smeets, a co-founder of ELEQT.

However, we are still in an early stage of our development, we have experienced significant net losses over the past two years which are likely to continue, we compete with numerous larger generic social networking platforms and we need to raise substantial amounts of capital to grow our business. No assurance can be given that we will be successful in accomplishing our goals and developing a profitable business. Our ability to grow is impacted by these factors and the other risks we face in our business that are described under “Risk Factors” below.

Our Growth and Expansion Strategy

Our primary business strategy is to expand our regular membership base, both domestically and internationally, and continue to make strategic acquisitions that benefit our members. We believe we can do this through the deployment of capital into the following areas:

Increase the number of regular members with platform improvements. We are focusing more effort on increasing the number of regular members as compared to those individuals who only visit our website occasionally. We believe this will help us achieve our goals to increase overall membership growth, the number of paying members and revenue per paying member. Improving user interactivity in the coming years is a major focus of our work with strategic partner FreedomLab, which is assisting us with website interaction dynamics, “nextgen” content and data-driven services to boost the engagement level of our users.

Acquire strategically compatible companies. We have identified a number of companies that can potentially provide a product or service that is scalable, profitable and easily adapted to our network platform. Historically, we have operated our acquired businesses independently, with little integration, while leveraging our acquired businesses to generate growth initiatives in our other lines of business. We believe we will grow faster through further acquisitions over the next 12 to 18 months by acquiring companies that (i) offer a product or service that is of interest to entrepreneurs, (ii) have a scalable product or service to offer to our members, (iii) have substantial revenue and profit or will be of strategic importance, and (iv) are able to run independently but provide a new revenue stream for us. We believe these companies will grow faster with us than they would independently. We do not intend generally to integrate the companies on an operational level, although we will seek synergies and a reduction of operating costs by streamlining such areas as finance and technology development. We currently have no commitments or agreements with respect to any such acquisitions.

Expand membership base internationally. Although we are a global platform, our marketing efforts have to date been primarily focused on five core territories — the United States, United Kingdom, India, China and The Netherlands. We plan to expand operations to additional territories over time with live events taking place in those geographical regions where a high concentration of our members resides.

Recent Developments

RocketHub Acquisition. On April 15, 2015, we acquired RocketHub Inc., a leader in the donation-based crowdfunding industry, pursuant to the terms of a stock purchase agreement. We issued 357,143 shares of our common stock to the stockholders of RocketHub.

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2015 Private Placements. Since January 1, 2015, we have issued an aggregate of approximately 423,726 shares of common stock in consideration for debt conversions, services rendered and cash in privately placed transactions. The approximately $1,000,000 in cash proceeds we received from these transactions have been used to support our working capital requirements.

Increasive Ventures Loan Agreement. On July 31, 2015, we entered into an unsecured loan agreement with Increasive Ventures BV, or Increasive, pursuant to which Increasive agreed to loan us $1,250,000, representing principal of $1,000,000 and an original issue discount of $250,000. The loan was originally payable to us in two tranches, $500,000 of which was paid on July 31, 2015 and $500,000 of which was payable within five business days of certain conditions being met, including discussions between us and Increasive regarding business strategies. The parties subsequently agreed that the second tranche would be payable to us in two installments, with $300,000 paid on September 2, 2015 and $200,000 payable after certain conditions are met. The principal amount of the loan accrues interest at a rate of 12% per annum and is payable in full on December 31, 2015. Prior to the maturity date, Increasive may convert the unpaid amount under the loan into shares of our common stock at a conversion price equal to $4.80 per share. If we fail to repay the loan by the maturity date, Increasive may redeem the loan at a redemption price equal to 135% of the principal amount then outstanding. At the option of Increasive, any such redemption can be made either in cash or in restricted shares of our common stock, such shares valued at 50% of the closing price of our shares on the maturity date. Increasive has the right to purchase up to $500,000 of the securities offered in this offering on the same terms as other investors. In addition, we issued to Increasive a five-year warrant to purchase 1,500,000 shares of our common stock at an exercise price of $4.80 per share. Ad Prins, one of our directors, is the managing partner of Increasive.

Amendment of Promissory Notes. On August 19, 2015, we amended three $200,000 promissory notes dated March 2, 2015, March 22, 2015 and April 8, 2015, pursuant to certain Amendments to Convertible Promissory Notes, each dated August 19, 2015, between us and Magna Equities I, LLC, or Magna I. In addition, we amended five promissory notes dated and in the amounts as follows: March 2, 2015 - $175,000; March 15, 2015 - $15,000; March 27, 2015 - $29,500, May 1, 2015 - $53,000 and May 27, 2015 - $85,000, pursuant to certain Amendments to Convertible Promissory Notes, each dated August 19, 2015, between us and Magna Equities II, LLC, or Magna II, and together with Magna I, Magna. The amended notes provide that, upon the consummation of this offering, the note holders have the right to (i) demand payment in cash of 40% of the outstanding principal and accrued interest at a rate of 125% of such amount, and (ii) convert the remaining 60% of the outstanding principal and accrued interest into shares of our common stock at a 25% discount to the offering price of the shares in this offering. Further, the holders may not convert the remaining 40% of the notes into shares of our common stock, or otherwise sell any shares of our common stock, until the earlier of 15 days following the consummation of this offering and the date our shares of common stock are listed on a U.S. national securities exchange, subject to certain conditions.  We also issued Magna I a five-year warrant to purchase 150,000 shares of our common stock at an exercise price of $0.01 per share.

On September 3, 2015, we amended certain loan agreements, each dated January 8, 2015, with Greentree Financial Group, Inc., or Greentree, and Williams Holdings Corp., or Williams, each in the amount of $62,500. The amendments provide that Greentree and Williams will not convert their promissory notes into shares of our common stock and will not sell any shares of our common stock prior to October 31, 2015. In consideration, we issued to each of Greentree and Williams a five-year warrant to purchase 20,000 shares of our common stock at an exercise price of $2.00 per share.

On September 3, 2015, we amended that certain Securities Purchase Agreement, dated January 26, 2015, between us and LG Capital Funding, LLC, or LG, with respect to two convertible promissory notes, each in the principal amount of $78,750, of which one has been funded to date. The amendment provides that LG will not convert its promissory notes into shares of our common stock and will not sell any shares of our common stock prior to October 31, 2015. In addition, the second note will be used to repay the principal amount of the first note in full, along with a portion of outstanding penalties. Any additional prepayment penalties and accrued interest owed on the first note will be paid upon the closing of this offering. In consideration thereof, we issued to LG a five-year warrant to purchase 1,400 shares of our common stock at an exercise price of $4.00 per share. In addition, we have granted LG the right to participate in this offering upon the same terms as other investors.

Corporate Information

Our principal executive office is located at 1177 Avenue of the Americas, Suite 5060, New York, New York 10036. Our telephone number is (650) 380-8280. Our Internet website is www.efactorgroup.com. Information on our website is not incorporated into or a part of this prospectus.

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The Offering

Securities offered	1,500,000 shares of our common stock, together with warrants to purchase 1,500,000 shares of our common stock at an exercise price of $ per share. The warrants will be immediately exercisable and will expire five years after the issuance date.

Common stock outstanding before this offering(1)	3,500,920 shares

Common stock to be outstanding after this offering(1)(2)	5,000,920 shares

Underwriter’s over-allotment option	We will grant the underwriter an option, exercisable within 45 days after the closing of this offering, to acquire up to an additional 15% of the total number of shares of common stock and/or warrants pursuant to this offering, solely for the purpose of covering over-allotments, if any.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $ after deducting the underwriting discount and our estimated offering expenses.

We intend to use the net proceeds of this offering as follows: $1,500,000 to finance possible acquisitions of complementary businesses, technologies and other assets, $1,000,000 to repay outstanding indebtedness (a portion of which will be paid to affiliates of ours who had previously loaned us funds for working capital purposes), and the balance of the net proceeds of this offering for working capital and general corporate purposes.

Current OTCQB Marketplace symbol	Our shares of common stock are currently listed on the OTCQB Marketplace under the symbol “EFCT.”

Proposed Nasdaq listing and symbols	We have applied to list our common stock and warrants for trading on the NASDAQ Capital Market under the symbols “EFCT” and “EFCTW,” respectively, and expect such listing to occur concurrently with this offering.

Risk factors	Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 11 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

(1)	The number of shares of our common stock outstanding excludes the following:

•	63,792 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $34.20 per share, under our equity incentive plan;
•	1,939,214 shares of common stock issuable upon exercise of outstanding warrants, with current exercise prices ranging from $0.10 per share to $15.00 per share;
•	724,123 shares of common stock issuable upon exercise of outstanding convertible promissory notes (including shares issuable as a result of the redemption premium payable to Increasive), of which 414,244 shares will no longer be issuable once we repay certain outstanding convertible promissory notes with a portion of the proceeds from this offering;
•	1,500,000 shares of common stock issuable upon exercise of the warrants to be issued to the public in this offering; and
•	up to 120,000 shares of common stock issuable upon exercise of the warrants to be issued to the underwriter in this offering.
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(2)	The total number of shares of our common stock outstanding after this offering is based on 3,500,920 shares outstanding as of the date of this prospectus. Additionally, for voting purposes, as of the date of this prospectus, 41,667 shares of our Series A preferred stock (which have 25 votes per share, or 1,041,667 votes in the aggregate) are outstanding.

Except as otherwise indicated, all information in this prospectus assumes the underwriter does not exercise the over-allotment option and the warrants being sold in this offering are not exercised.

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RISK FACTORS

You should carefully consider and evaluate all of the information in this prospectus, including the risk factors listed below. Risks and uncertainties in addition to those we describe below, that may not be presently known to us, or that we currently believe are immaterial, may also harm our business and operations. If any of these risks occur, our business, results of operations and financial condition could be harmed, the price of our securities could decline, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this prospectus. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose some or all of your investment.

Risks Relating to Our Business

We have a history of losses and cash flow deficits, and we expect to continue to operate at a loss and to have negative cash flow for the foreseeable future, which could cause the price of our stock to decline.

At June 30, 2015, we had cumulative net losses from inception of approximately $54 million. We also had negative cash flow from operating activities. Historically, our operating expenses have exceeded our revenues. For our fiscal years ended December 31, 2014 and 2013, we incurred net losses of approximately $28.3 million and approximately $5.9 million, respectively. Historically, we have funded our operations from proceeds from the sale of debt and equity securities and, to a lesser extent, internally generated funds. Our strategic business plan is likely to result in additional losses and negative cash flow for the foreseeable future. We cannot give assurances that we will ever become profitable.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our credibility in the capital markets.

Our financial statements as of and for the twelve months ended December 31, 2014 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our financial statements as of and for the twelve months ended December 31, 2014 included a report from our independent registered public accounting firm which contained an explanatory paragraph referring to our need to obtain additional financing and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures and, ultimately, generate revenue.

Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we may need to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

We have a limited operating history in certain of our markets, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history in certain of our markets. This limited operating history makes it difficult to effectively assess our future prospects. You should consider our business and prospects in light of the risks and difficulties we encounter in this rapidly evolving market. These risks and difficulties include our ability to, among other things:

•	increase our number of members and member engagement;

•	avoid interruptions or disruptions in our service or slower than expected website load times;

•	develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased member usage globally, as well as the deployment of new features and products;

•	responsibly use the data that our members share with us to provide solutions that make our members more successful and productive and that are critical to the hiring and marketing needs of enterprises and entrepreneurial organizations;

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•	increase revenue from the solutions we provide;

•	continue to earn and preserve our members’ trust with respect to their entrepreneurial reputation and information;

•	process, store and use personal data in compliance with governmental regulation and other legal obligations related to privacy;

•	successfully compete with other companies that are currently in, or may in the future enter, the online entrepreneurial networking space;

•	hire, integrate and retain world class talent; and

•	successfully expand our business, especially internationally.

If the market for targeted online networks for entrepreneurs does not develop as we expect, or if we fail to address the needs of this market, our business will be harmed.

We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our website is accessible within an acceptable load time.

A key element to our continued growth is our website performance, which is the ability of our visitors (which includes all visitors to our website, regardless of whether or not they are a member), enterprises and entrepreneurial organizations in all geographies to access our website within acceptable load times. We have experienced, and may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of members accessing our website simultaneously, and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our website performance, especially during peak usage times and as our solutions become more complex and our user traffic increases. If our website is unavailable when members attempt to access it or does not load as quickly as they expect, members may seek other websites to obtain the information for which they are looking, and may not return to our website as often in the future, or at all. This would negatively impact our ability to attract members, enterprises and entrepreneurial organizations and increase engagement on our website. We expect to continually make significant investments to maintain and improve website performance and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

We currently use outside server farms to support our social platform which perform timely back-ups of the relative information. We currently do not provide a real-time back-up data center, although we do back up all of our data. Accordingly, if our primary data center shuts down, there will be a period of time that the website will remain shut down while the transition to the back-up data center takes place.

Our systems may be vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks and similar events. Our U.S. facilities where we currently lease our computer and telecommunications equipment may suffer from storms and hurricanes. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures.

If our security measures are compromised, or if our website is subject to attacks that degrade or deny the ability of members or customers to access our solutions, members and customers may curtail or stop their use of our solutions.

Our solutions involve the storage and transmission of members’ and customers’ information, some of which may be private. Security breaches could expose us to a risk of loss of this information, which could result in potential liability and litigation.

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Like all websites, our website is vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information.

If the security of our website is compromised and we experience website performance or availability problems, the complete shut-down of our website, or the loss or unauthorized disclosure of confidential information, our members or customers may lose trust and confidence in us, and decrease or terminate the use of our website. Further, outside parties may attempt to fraudulently induce employees, members or customers to disclose sensitive information in order to gain access to our information or our members’ or customers’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, are often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new members and increase engagement by existing members, cause existing members to close their accounts or existing customers to cancel their contracts, subject us to third-party lawsuits, regulatory fines or other action or liability, thereby harming our operating results.

If we do not continue to attract new customers, or if existing customers do not renew their subscriptions, renew on less favorable terms, or fail to purchase additional solutions, we may not achieve our revenue projections, and our operating results would be harmed.

In order to grow our business, we must continually attract new customers, sell additional solutions to existing customers and reduce the level of non-renewals in our business. Our ability to do so depends in large part on the success of our sales and marketing efforts. We do not typically enter into long-term contracts with our customers, and even when we do, they can generally terminate their relationship with us. We have limited historical data with respect to rates of customer renewals, upgrades and expansions, so we may not accurately predict future trends for any of these metrics. Furthermore, unlike traditional software companies, the nature of our products and solutions is such that customers may decide to terminate or not renew their agreements with us without causing significant disruptions to their own businesses.

The rate at which we expand our customer base or increase our customers’ renewal rates may decline or fluctuate because of several factors, including the prices of our solutions, the prices of products and services offered by our competitors, reduced hiring by our customers or reductions in their hiring or marketing spending levels due to macroeconomic or other factors and the efficacy and cost-effectiveness of our solutions. If we do not attract new customers or if our customers do not renew their agreements for our solutions, renew on less-favorable terms, or do not purchase additional functionality or offerings, our revenue may grow more slowly than expected or decline.

Ultimately, attracting new customers and retaining existing customers requires that we continue to provide high quality solutions that our customers value. In particular, our content, products and services customers will discontinue their purchases of our solutions if we fail to effectively connect them with the talent they seek, and our premium subscribers will discontinue their subscriptions if they do not find the networking and business opportunities that they value. We must continue to demonstrate to our customers that using our solutions and products are the most effective and cost-efficient way to maximize their business results. Even if our products and services are providing value to our customers, advertisers are sensitive to general economic downturns and reductions in consumer spending, among other events and trends, which generally results in reduced advertising expenditures and could adversely affect sales of our products and services. If we fail to provide high quality products and convince customers of our value proposition, we may not be able to retain existing customers or attract new customers, which would harm our business and operating results.

We may encounter difficulties with acquisitions, which could harm our business.

We have completed several acquisitions of businesses, and we expect to continue to pursue strategic acquisitions that we believe will either expand or complement our business in new or existing markets or further enhance the value and offerings we are able to provide to our existing or future potential customers.

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Acquisitions involve numerous risks and challenges, including the following:

•	diversion of management’s attention from the normal operation of our business;

•	potential loss of key associates and customers of the acquired companies;

•	difficulties managing and operating in geographically dispersed locations;

•	the potential for deficiencies in internal controls at acquired companies;

•	increases in our expenses and working capital requirements, which reduce our return on invested capital;

•	lack of experience operating in the geographic market or industry sector of the acquired business; and

•	exposure to unanticipated liabilities of acquired companies, which could require us to write down or write off assets.

To integrate acquired businesses, we must implement our management information systems, operating systems and internal controls, and manage the personnel of the acquired operations. To the extent that we are not able to implement the additional requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences. Additionally, the transition to new systems and controls may cause delays in rolling out our business model across the newly acquired businesses and thus affect our revenue forecasts.

The number of our registered members is higher than the number of active members, and a substantial majority of our page views are generated by a minority of our members.

The number of registered members in our network is higher than the number of active members because some members have multiple registrations, other members have switched email addresses and no longer have access to their earlier addresses, and others may have registered under fictitious names. While we attempt to identify these accounts, we may not be able to accurately identify the number of active members, and thus we rely on the number of registered members as our measure of the size of our network in line with industry standards. Further, a substantial number of our members do not visit our website or our events on a monthly basis. If the number of our active members does not meet our expectations or we are unable to increase the breadth and frequency of our visiting members, then our business may not grow as fast as we expect, which will harm our operating and financial results and may cause our stock price to decline.

If it is determined by the SEC or any other applicable regulatory authority that we are a broker-dealer, registered funding portal or financial advisor, and that we are not in compliance with the rules and regulations applicable to broker-dealers, registered funding portals and/or financial advisors, we may be subject to civil and/or criminal penalties.

If the SEC determines that we are a broker-dealer, registered funding portal or financial advisor, we would need to register with the SEC. Section 3(a) (4) of the Securities Exchange Act of 1934, as amended, or Exchange Act, states that a “broker” is “any person engaged in the business of effecting transactions in securities for the account of others.” Such brokers (and dealers) are required to be registered under Section 15 of the Exchange Act, which makes it unlawful for “any broker or dealer to effect any transactions in, or to induce or attempt to induce the purchase or sale of, any security unless such broker or dealer is registered.

If the SEC determines that we are an investment advisor, we must register as an investment adviser with the SEC pursuant to the Investment Advisers Act of 1940, or Investment Advisers Act. Section 202(a)(11) of the Investment Advisers Act defines an investment adviser as any person or firm that (i) for compensation; (ii) is engaged in the business of; (iii) providing advice to others or issuing reports or analyses regarding securities.

Registration requirements for broker-dealers and investment advisers are significant and burdensome. Broker-dealers must register with the SEC by filing an application on Form BD, become a member of a self-regulatory organization such as the Financial Industry Regulatory Authority, as well as a member of the Securities Investor Protection Corporation. Furthermore, broker-dealers are required to be licensed in the states where they conduct business as a broker-dealer, and certain individuals employed by broker-dealers must also meet certain qualifications, including passing appropriate licensing examinations.

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In addition, if we are deemed to be an investment advisor and are required to register with the SEC as an investment adviser, we will become subject to the requirements of the Investment Advisers Act. The Investment Advisers Act requires: (i) fiduciary duties to clients; (ii) substantive prohibitions and requirements; (iii) contractual requirements; (iv) record-keeping requirements; and (v) administrative oversight by the SEC, primarily by inspection. Requirements and obligations imposed on broker-dealers, investment advisers and crowdfunding intermediaries can be burdensome and costly. For example, if the SEC determines that we are an “Internet Investment Adviser” and that we use an interactive website to provide investment advice, we would likely have to register as an investment adviser in every state because our entrepreneur members can come from any state, at any time. If it is deemed that we are out of compliance with such rules and regulations, we may be subject to civil and/or criminal penalties.

If any of our members engages in the unregistered sale of securities through the use of our website or otherwise without an exemption from registration under the Securities Act of 1933, our members could be subject to civil and/or criminal liability. Members that are found to be civilly or criminally liable for the unregistered sale of non-exempt securities could seek to hold us liable.

Our website, and the services offered in connection with our website, is made available by us for educational purposes only, to provide a networking platform for entrepreneurs and to give general information and a general understanding of available financing opportunities. Although our website and related services are not meant to facilitate, support or negotiate any transactions involving the offer to purchase or sale or the purchase or sale of securities, it is possible that our members, while using our website, will facilitate a transaction involving the unregistered purchase or sale of non-exempt securities. Engaging in an unregistered offer to purchase or sale or the purchase or sale of securities without a valid exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, could result in a member being subject to civil or criminal liability. A member that is held civilly or criminally liable for the unregistered purchase or sale of non-exempt securities could seek to hold us liable. Defending against any such actions could be costly to us and may require our management to spend significant time and effort on these matters, which would otherwise be spent overseeing our operations. Further, should any member be successful in any such action, we could be required to pay a significant sum of damages, which could have a material adverse impact on our operations.

If our members’ profiles are out-of-date, inaccurate or lack the information that members and customers desire, we may not be able to realize the full potential of our network, which could adversely impact the growth of our business.

If our members do not update their information or provide accurate and complete information when they join or do not establish sufficient connections, the value of our network may be negatively impacted because our value proposition as an entrepreneurial network and as a source of accurate and comprehensive data will be weakened.

Incomplete or outdated member information would diminish the ability of our matching algorithm to connect members with relevant target peers or audiences and our ability to provide our customers with valuable insights. Therefore, we must add features, products and services that will bring value to our members and motivate them to contribute additional, timely and accurate information to their profile and our network. If we fail to successfully motivate our members to do so, our business and operating results could be adversely affected.

We collect, process, store, share, disclose and use personal information and other data, which subjects us to governmental regulations and other legal obligations related to privacy and security, and our actual or perceived failure to comply with such obligations could harm our business.

We collect, process, store, share, disclose and use information from and about our members, customers and users, including personal information and other data, and we enable our members to passively and proactively share their personal information with each other and with third parties and to communicate and share news and other information into and across our platform. There are numerous laws around the world regarding privacy and security, including laws regarding the collection, processing, storage, sharing, disclosure, use and security of personal information and other data from and about our members and users. The scope of these laws are changing, subject to differing interpretations, may be costly to comply with, and may be inconsistent among countries and jurisdictions or conflict with other rules.

We strive to comply with applicable laws, policies, and legal obligations and certain applicable industry codes of conduct relating to privacy and data protection and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). However, these obligations may be interpreted and applied in new ways and/or in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Data privacy and security are active areas and new laws and regulations are likely to be enacted.

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Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to members, customers or other third parties, or our privacy or security-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personal or other information, which may include personally identifiable information or other member data, may result in governmental enforcement actions, litigation or public statements critical of us by consumer advocacy groups or others and could cause our members and customers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as customers, vendors or developers, violate applicable laws, our policies or other privacy or security-related obligations, such violations may also put our members’ information at risk and could in turn have an adverse effect on our business. Finally, governmental agencies may request or take member or customer data for national security or informational purposes, and also can make data requests in connection with criminal or civil investigations or other matters, which could harm our reputation and our business.

Public scrutiny of Internet privacy and security issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and solutions to our members and customers, thereby harming our business.

The regulatory framework for privacy and security issues worldwide is evolving and is likely to remain in flux for the foreseeable future. Various government and consumer agencies have also called for new regulation and changes in industry practices. Practices regarding the registration, collection, processing, storage, sharing, disclosure, use and security of personal and other information by companies offering online services have recently come under increased public scrutiny.

In the U.S., the federal government, including the White House, the Federal Trade Commission, the Department of Commerce and Congress, and many state governments are reviewing the need for greater regulation of the collection, processing, storage, sharing, disclosure, use and security of information concerning consumer behavior with respect to online services, including regulations aimed at restricting certain targeted advertising practices and collection and use of data from mobile devices. For example, the State of California and other states have passed laws relating to disclosure of companies’ practices with regard to Do-Not-Track signals from Internet browsers, the ability to delete information of minors, and new definitions that may impact data breach notification requirements. California has also adopted privacy guidelines with respect to mobile applications. In addition, the European Union is actively considering a new General Data Protection Regulation, which may result in significantly greater compliance burdens for companies with users and operations in the European Union. Outside the European Union and the United States, a number of countries have adopted or are considering privacy laws and regulations that may result in significant greater compliance burdens.

In addition, government agencies and regulators have reviewed, are reviewing and will continue to review, the privacy practices of online media companies including our privacy and security policies and practices. The FTC in particular has approved consent decrees resolving complaints and their resulting investigations into the privacy and security practices of a number of online social media companies. These reviews can and have resulted in changes to our products and policies, and could result in additional changes in the future. If we are unable to comply with any such reviews or decrees that result in recommendations or binding changes, or if the recommended changes result in degradation of our products, our business could be harmed.

Our business, including our ability to operate and expand internationally or on new technology platforms, could be adversely affected if legislation or regulations are adopted, interpreted or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our websites, mobile applications, products, features or our privacy policy. In particular, the success of our business has been, and we expect will continue to be, driven by our ability to responsibly use the data that our members share with us. Therefore, our business could be harmed by any significant change to applicable laws, regulations or industry standards or practices regarding the storage, use or disclosure of data our members choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our products and features, possibly in a material manner, and may limit our ability to develop new products and features that make use of the data that we collect about our members.

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Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding privacy, data protection, data security, data retention and consumer protection, accessibility, sending electronic messages and the provision of online payment services, including credit card processing, which are continuously evolving and developing. In addition, some of our members are subject to laws and/or licensing or certification obligations that may restrict their ability to engage with our online services. The scope and interpretation of the laws and other obligations that are or may be applicable to us or certain groups of our members are often uncertain and may be conflicting, particularly laws and other obligations outside the United States.

For example, laws related to the online dissemination of content of others and laws related to sending messages over online service are continuing to evolve and are being tested pursuant to actions based on, among other things, invasion of privacy, spam, and other torts, unfair competition, copyright and trademark infringement, credit reporting and other theories based on the nature and content of the materials and messages sent or provided by others.

In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning privacy, spam, data storage, data protection, content regulation, cybersecurity and other matters that may be applicable to our business. Compliance with these laws may require substantial investment or may provide technical challenges for our business. It is also likely that as our business grows, evolves, and an increasing portion of our business shifts to mobile, and our solutions are used in a greater number of countries and additional groups, we will become subject to laws and regulations in additional jurisdictions. Further, as our services and solutions expand to include more content (including from third parties), additional laws and regulations may become applicable to our products and offerings including laws requiring us to restrict the availability of such content on a geographical basis or to certain groups of members. In some cases, laws and legal obligations of various jurisdictions may be ambiguous or conflict as to our right to display and distribute certain content as part of our online services. Users of our site and our solutions could also abuse or misuse our products in ways that violate laws. It is difficult to predict how existing laws will be applied to our business and the new laws and legal obligations to which we may become subject.

If we are not able to comply with these laws or other legal obligations or if we (or our members) become liable under these laws or legal obligations, or if our services are suspended or blocked, we could be directly harmed, and we may be forced to implement new measures to reduce exposure to this liability. This may require us to expend substantial resources or to discontinue certain solutions, which would negatively affect our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

We expect to face increasing competition in the market for online entrepreneurial networks from social networking sites and Internet search companies, among others, as well as continued competition for customers of our hiring and products and services.

We face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online entrepreneurial networks.

Our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on our market and could directly compete with us. Smaller companies, including application developers, could also launch new products and services that compete with us and that could gain market acceptance quickly. We also expect our existing competitors in the markets for hiring and products and services to continue to focus on these areas. A number of these companies may have greater resources than us, which may enable them to compete more effectively. Additionally, members of social networks may choose to use, or increase their use of, those networks for entrepreneurial purposes, which may result in those members decreasing or eliminating their use of our website. Companies that currently focus on social networking could also expand their focus to entrepreneurs.

We and other companies have historically established alliances and relationships with some of these companies to allow broader exposure to members and access to data on the Internet. We may also, in the future, establish alliances or relationships with other competitors or potential competitors. To the extent companies terminate such relationships and establish alliances and relationships with others, our business could be harmed. Specifically, we compete for members, enterprises and entrepreneurial organizations as discussed below.

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The market for online entrepreneurial networks is new and rapidly evolving. Other companies with substantially greater resources than us such as Facebook, Google, Microsoft, Twitter and LinkedIn could develop competing solutions. Further, some of these companies are partnering with third parties to offer products and services that could compete with ours. Our competitors may announce new products, services or enhancements that better address changing industry standards or the needs of members and customers, such as mobile access. Any such increased competition could cause pricing pressure, loss of market share or decreased member engagement, any of which could adversely affect our business and operating results. Internet search engines could also change their methodologies in ways that adversely affect our ability to optimize our page rankings within their search results.

With respect to the products and services solutions we offer our members, we compete with online and offline outlets that generate revenue from similar channels. To the extent competitors are better able to provide cost-effective access to attractive demographics, either through new business models or increased user volume, we may not be successful in increasing our revenue from these acquisitions and products and our business would be harmed.

Finally, other companies that provide content for entrepreneurs could develop more compelling offerings that compete with our premium subscriptions and adversely impact our ability to sell and renew subscriptions to our members.

Our business depends on continued and unimpeded access to our products and services on the Internet by our users and advertisers. If we, or our users, experience disruptions in Internet service or if Internet service providers are able to block, degrade or charge for access to our products and services, we could incur additional expenses and the loss of users and advertisers.

We depend on the ability of our users and advertisers to access the Internet. Currently, this access is provided by companies that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, government-owned service providers, device manufacturers and operating system providers, any of whom could take actions that degrade, disrupt or increase the cost of user access to our products or services, which would, in turn, negatively impact our business. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws or practices limiting Internet neutrality, could decrease the demand for, or the usage of, our products and services, increase our cost of doing business and adversely affect our operating results. We also rely on other companies to maintain reliable network systems that provide adequate speed, data capacity and security to us and our users. As the Internet continues to experience growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure that we and our users rely on may be unable to support the demands placed upon it. The failure of the Internet infrastructure that we or our users rely on, even for a short period of time, could undermine our operations and harm our operating results.

Our products and services may contain undetected software errors, which could harm our business and operating results.

Our products and services incorporate complex software and we encourage employees and consultants to quickly develop and help us launch new and innovative features. Our software has contained, and may now or in the future contain errors, bugs or vulnerabilities. Some errors in our software code may only be discovered after the product or service has been released. Any errors, bugs or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of users, loss of platform partners, loss of advertisers or advertising revenue or liability for damages, any of which could adversely affect our business and operating results.

Our business depends on a strong brand, and any failure to maintain, protect and enhance our brand would hurt our ability to retain or expand our base of members, enterprises and entrepreneurial organizations, or our ability to increase their level of engagement.

We have developed a strong brand that we believe has contributed significantly to the success of our business. Our brand is predicated on the idea that individual entrepreneurs will find immense value in building and maintaining their personal and business identities and reputations on our platform. Maintaining, protecting and enhancing the “EFactor” brand is critical to expanding our base of members, enterprises, advertisers, corporate customers and other partners, and increasing their engagement with our website, and will depend largely on our ability to maintain member trust, be a technology leader and continue to provide high-quality solutions, which we may not do successfully. If we do not successfully maintain a strong brand, our business could be harmed.

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We may not be able to successfully halt the operations of other websites that aggregate our data as well as data from other companies, including social networks, or copycat websites that have misappropriated our data in the past or may misappropriate our data in the future.

From time to time, third parties attempt to misappropriate data through website scraping, robots or other means and aggregated this data on their websites with data from other companies. In addition, “copycat” websites have attempted to misappropriate data on our network and attempted to imitate our brand or the functionality of our website. When we have become aware of such websites, we have employed technological or legal measures in an attempt to halt their operations. However, we may not be able to detect all such websites in a timely manner and, even if we could, technological and legal measures may be insufficient to stop their operations. In some cases, particularly in the case of websites operating outside of the United States, our available remedies may not be adequate to protect us against such websites. Regardless of whether we can successfully enforce our rights against these websites, any measures that we may take could require us to expend significant financial or other resources.

Failure to protect or enforce our intellectual property rights could harm our business and operating results.

We regard the protection of our trade secrets, copyrights, trademarks, trade dress and domain names as critical to our success. In particular, we must maintain, protect and enhance the “EFactor” brand. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information.

However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We pursue the registration of our domain names, trademarks, and service marks in the United States, Europe and in certain other locations. Effective trade secret, copyright, trademark, trade dress and domain name prosecution is expensive to develop and maintain, both in terms of initial and on-going registration requirements and the costs of defending our rights. We are seeking to protect our trademarks and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful or which may not pursue in every location.

Litigation may be necessary to enforce our intellectual property rights, protect our respective trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our “EFactor” brand. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed and the market price of our common stock could decline.

We may be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could harm our business and operating results.

We are party to lawsuits in the normal course of business. Litigation is often expensive and disruptive to normal business operations. We may face in the future allegations and lawsuits that we have infringed the intellectual property and other rights of third parties, including patents, privacy, trademarks, copyrights and other rights. Litigation, and particularly the patent infringement and class action matters we are facing or may face, may be protracted and expensive, and the results are difficult to predict. Adverse outcomes may result in significant settlement costs or judgments, require us to modify our products and features while we develop non-infringing substitutes or require us to stop offering certain features.

In addition, we use open source software in our solutions and will use open source software in the future. From time to time, we may face claims against companies that incorporate open source software into their products, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our solutions, any of which would have a negative effect on our business and operating results.

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Although the results of litigation and claims cannot be predicted with certainty, we do not believe that the final outcome of any matter that we currently face will have a material adverse effect on our business. However, there can be no assurance that our expectations will prove correct, and even if these matters are not resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or, resolve them, could harm our business, our operating results, our reputation or the market price of our common stock.

Because we recognize most of the revenue from our content, products and services, sponsors and our premium subscriptions over the term of the agreement, a significant downturn in these businesses may not be immediately reflected in our operating results.

We recognize revenue from sales of our content, products and services and premium subscriptions over the terms of the agreements, which are typically 12 months. As a result, a significant portion of the revenue we report in each quarter is generated from agreements entered into during previous quarters. Consequently, a decline in new or renewed agreements in any one quarter may not significantly impact our revenue in that quarter but will negatively affect our revenue in future quarters. In addition, we may be unable to adjust our fixed costs in response to reduced revenue. Accordingly, the effect of significant declines in the sales of these offerings may not be reflected in our short-term results of operations.

We depend on world-class talent to grow and operate our business, and if we are unable to hire, retain and motivate our personnel, we may not be able to grow effectively.

Our future success will depend upon our continued ability to identify, hire, develop, motivate and retain world-class talent. Our ability to execute efficiently is dependent upon contributions from all of our employees, in particular our senior management team. Key institutional knowledge remains with a small group of long-term employees and directors whom we may not be able to retain. We may not be able to retain the services of any of our long-term employees or other members of senior management in the future. We do not maintain key person life insurance for any employee. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed.

Our growth strategy also depends on our ability to expand and retain our organization with world-class talent. Identifying, recruiting, training and integrating qualified individuals will require significant time, expense and attention. In addition to hiring new employees, we must continue to focus on retaining our best talent. Competition for these resources is intense, particularly in the San Francisco Bay area and in New York City. If we are not able to effectively increase and retain our talent, our ability to achieve our strategic objectives will be adversely impacted, and our business will be harmed.

We believe that our culture and acquisitive nature has the potential to be a key contributor to our success. We expect to continue to hire aggressively as we expand, especially in field sales and internationally. If we do not continue to develop our corporate culture as we grow and evolve, including maintaining our culture of transparency with our employees, it could harm our ability to foster the innovation, creativity and teamwork we believe we need to support our growth.

Many individuals are using devices other than personal computers to access the Internet. If members with these devices do not widely adopt solutions we develop for these devices, our business could be adversely affected.

The number of people who access the Internet through devices other than personal computers, including mobile telephones, personal digital assistants, smart phones and handheld tablets or computers has increased dramatically in the past few years and is projected to continue to increase. If we are unable to develop mobile solutions to meet the needs of our members, our business could suffer. Additionally, as new devices and new platforms are continually being released, it is difficult to predict the problems we may encounter in developing versions of our solutions for use on these alternative devices, and we may need to devote significant resources to the creation, support, and maintenance of such devices.

Enterprises or organizations, including governmental agencies, may restrict access to our website, which could lead to the loss or slowing of growth in our member base or the level of member engagement.

Our solutions depend on the ability of our members to access the Internet and our website. Enterprises or professional organizations, including governmental agencies, could block access to our website or the Internet generally for a number of reasons such as security or confidentiality concerns or regulatory reasons, or they may adopt policies that prohibit listing the employers’ names on their employees’ profiles in order to minimize the risk that employees will be contacted and hired by other employers.

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For example, the government of the People’s Republic of China has previously blocked access to similar websites in China. We cannot assure you that the Chinese government will not block access to one or more of our features and products or our entire site in China for a longer period of time or permanently. If these entities block or limit access to our website or adopt policies restricting our members from providing us with accurate and up-to-date information, the value of our network could be negatively impacted, which would adversely affect our ability to offer compelling hiring and products and services and subscriptions to our members, enterprises, entrepreneurial organizations and customers.

If Internet search engines’ methodologies are modified or our search result page rankings decline for other reasons, our member engagement could decline.

We depend in part on various Internet search engines, such as Google, Bing and Yahoo!, to direct a significant amount of traffic to our website. Our ability to maintain the number of visitors directed to our website is not entirely within our control. Our competitors’ search engine optimization efforts may result in their websites receiving a higher search result page ranking than ours, or Internet search engines could revise their methodologies in an attempt to improve their search results, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our new user growth or in ways that make it harder for our members to use our website, or if our competitors’ optimization efforts are more successful than ours, overall growth in our member base could slow, member engagement could decrease, and we could lose existing members. These modifications may be prompted by search engine companies entering the online entrepreneurial networking market or aligning with competitors. Our website has experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of members directed to our website would harm our business and operating results.

Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that we will continue to depend on relationships with various third parties, including technology and content providers to grow our business. Identifying, negotiating and documenting relationships with third parties require significant time and resources, as does integrating third-party content and technology. Our agreements with technology and content providers and similar third parties are typically non-exclusive and do not prohibit them from working with our competitors or from offering competing services. Our competitors may be effective in providing incentives to these parties to favor their solutions or may prevent us from developing strategic relationships with these parties. In addition, these third parties may not perform as expected under our agreements with them, and we have had, and may in the future have, disagreements or disputes with these parties, which could negatively affect our brand and reputation. It is possible that these third parties may not be able to devote the resources we expect to the relationship. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to compete in the marketplace or to grow our revenue could be impaired, and our operating results would suffer. Even if we are successful, these relationships may not result in improved operating results.

Payments under our loan agreements with Magna and Increasive would reduce our working capital if not converted. In addition, a default under these loan agreements would have a material adverse effect on our financial position.

In the first quarter of 2015, we entered into loan agreements with Magna, which agreements were subsequently amended in August 2015. Under the terms of the loan agreements, Magna loaned us an aggregate of $957,500, of which $155,000 has been converted into common stock, leaving a balance of $802,500. Upon the consummation of this offering, Magna has the right to demand payment in cash of 40% of the principal and accrued interest at a rate of 125% of such principal and accrued interest, and convert the remaining 60% of the outstanding principal and interest on the notes into shares of our common stock at a 25% discount to the offering price of our shares in this offering.

In the third quarter of 2015, we entered into a loan agreement with Increasive. Under the terms of the loan agreement, Increasive loaned us $500,000 on July 31, 2015 and $300,000 on September 2, 2015, and agreed to provide us with an additional $200,000 within five business days after certain conditions are met, including discussions between us and Increasive regarding business strategies. The principal amount of the loan accrues interest at a rate of 12% per annum and is payable in full on December 31, 2015. Prior to the maturity date, Increasive may convert the unpaid principal and accrued interest into shares of our common stock at a conversion price equal to $4.80 per share. If we fail to repay the loan by the maturity date, Increasive may redeem the loan at a redemption price equal to 135% of the principal amount then outstanding. At the option of Increasive, any such redemption can be made either in cash or in restricted shares of our common stock, such shares valued at 50% of the closing price of our shares on the maturity date of the loan.

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To the extent Magna or Increasive exercise their right to demand repayment of their loan in cash instead of converting the outstanding principal and accrued interest of their respective promissory notes into shares of our common stock, our working capital would be significantly reduced. In addition, we are required to comply with certain negative covenants under certain of the loan agreements, including not incurring additional debt, encumbering our assets, amending our charter, repurchasing shares of our common stock, repaying other indebtedness, paying cash dividends or selling our assets other than in the ordinary course of business without their approval. If any indebtedness under the loan agreements were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness.

If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.

As we continue to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. We incur expenses for employee compensation and other operating expenses at our non-U.S. locations in the local currency, and an increasing percentage of our international revenue is from customers who pay us in currencies other than the U.S. dollar. Fluctuations in the exchange rates between the U.S. dollar and those other currencies could result in the dollar equivalent of such expenses being higher and/or the dollar equivalent of such foreign-denominated revenue being lower than would be the case if exchange rates were stable.

This has resulted in losses on foreign currency exchange in the past and could have a negative impact on our reported operating results. To date, we have not engaged in any hedging strategies, and any such strategies, such as forward contracts, options and foreign exchange swaps related to transaction exposures that we may implement to mitigate this risk may not eliminate our exposure to foreign exchange fluctuations.

The intended tax benefits of our corporate structure depends on the application of the tax laws of various jurisdictions and on how we operate our business.

Our corporate structure is intended to reduce our worldwide effective tax rate. The application of the tax laws of various jurisdictions, including the United States, to our international business activities is subject to interpretation and depends on our ability to operate our business in a manner consistent with our corporate structure. The taxing authorities of the jurisdictions in which we operate may determine that the manner in which we operate our business does not achieve the intended tax consequences, which could increase our worldwide effective tax rate and harm our financial position and results of operations.

The enactment of legislation implementing changes in the U.S. taxation of international business activities, the adoption of other tax reform policies or changes in tax legislation or policies in jurisdictions outside the United States could materially impact our financial position and results of operations.

Members of the U.S. House of Representatives and the U.S. Senate have released draft proposals to reform the U.S. system for taxing cross-border income. Possible future changes to U.S. tax laws, including limitations on the ability of taxpayers to claim and utilize foreign tax credits and the deferral of certain tax deductions until earnings outside of the United States are repatriated to the United States, as well as changes to U.S. tax laws that may be enacted in the future, could impact the tax treatment of our foreign earnings and adversely impact our effective tax rate. Due to the large and expanding scale of our international business activities, any changes in the U.S. or international taxation of such activities may increase our worldwide effective tax rate and harm our financial position and results of operations.

Risks Related to Our Common Stock

There is currently limited trading volume in our common stock and the market price of our common stock may fluctuate significantly.

There is currently a limited public market for our common stock and there can be no assurance that an active trading market for our common stock or warrants will develop. This could adversely affect our shareholders’ ability to sell our common stock in short time periods or possibly at all. Our common stock has experienced and is likely to continue to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products, or enhancements by us or our competitors; general conditions in the U.S. and/or global economies; developments in intellectual property rights; and developments in our relationships with our customers and suppliers. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

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The issuance of equity securities by us in any financing or merger transaction could result in dilution to our existing stockholders and have a material adverse effect on our earnings and results of operations.

Any issuance of equity securities by us in a future financing or merger transaction could result in dilution to our existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company, which could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our executive officers and directors currently beneficially own as a group approximately 17.5% of our outstanding shares of common stock. Furthermore, our executive officers and directors as a group control approximately 37.5% of the voting power of our shareholders (including our outstanding shares of Series A preferred stock). Following this offering, our executive officers and directors will beneficially own as a group approximately 40.6% of our outstanding shares of common stock and control approximately 51.9% of the voting power of our shareholders (including our outstanding shares of Series A preferred stock). As a result, they will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to social media industry companies;

•	changes in financial estimates or recommendations by securities analysts;

•	announcements of innovations or new products or services by us or our competitors;

•	the emergence of new competitors;

•	operating and market price performance of other companies that investors deem comparable;

•	changes in our board of directors or management;

•	sales or purchases of our common stock by insiders;

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•	commencement of, or involvement in, litigation;

•	changes in governmental regulations; and

•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. In addition, our loan agreements with Magna restrict us from paying cash dividends on our stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Our internal financial reporting procedures are still being developed. We will need to allocate significant resources to meet applicable internal financial reporting standards.

We have adopted disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we submit under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act are accumulated and communicated to management, including principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. As of December 31, 2014, management concluded that our disclosure controls and procedures were not effective because we did not document internal controls and procedures as required by Section 404 of the Sarbanes-Oxley Act.

We are taking steps to improve our disclosure controls and procedures. These efforts require significant time and resources. If we are unable to improve our internal financial reporting controls and procedures, our reported financial information may be inaccurate and we will encounter difficulties in the audit or review of our financial statements by our independent auditors, which in turn may have material adverse effects on our ability to prepare financial statements in accordance with generally accepted accounting principles in the United States and to comply with SEC reporting obligations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with, Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5 which requires annual management assessments of the effectiveness of our internal controls over financial reporting. Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2014 and concluded that our internal controls and procedures were not effective due to our limited accounting staff. In addition, our failure to achieve and maintain effective internal controls could be impacted by recent and future acquisitions. Although we intend to augment our internal control procedures and expand our accounting staff, there is no guarantee that this effort will be adequate. Our failure to achieve and maintain effective internal controls could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

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Nevada law limits the personal liability of corporate directors and officers and requires indemnification under certain circumstances.

Section 78.138(7) of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer of a Nevada corporation is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. We have not included in our Amended and Restated Articles of Incorporation, or our charter, any provision intended to provide for greater liability as contemplated by this statutory provision.

In addition, Section 78.7502(3) of the Nevada Revised Statutes provides that to the extent a director or officer of a Nevada corporation has been successful on the merits or otherwise in the defense of certain actions, suits or proceedings (which may include certain stockholder derivative actions), the corporation shall indemnify such director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Provisions of our charter, bylaws and Nevada corporate law have anti-takeover effects.

Certain provisions in our charter and bylaws could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders. Our charter and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our stockholders to nominate directors for election at annual meetings of our stockholders. In addition, our board of directors has the authority, without further approval of our stockholders, to issue preferred stock having such rights, preferences and privileges as the board of directors may determine. Any such issuance of preferred stock could, under some circumstances, have the effect of delaying or preventing a change in control of us and might adversely affect the rights of holders of common stock.

In addition, we are subject to Nevada statutes regulating business combinations, takeovers and control share acquisitions, which might also hinder or delay a change in control of us. Anti-takeover provisions in our charter and bylaws, anti-takeover provisions that could be included in the common stock when issued and the Nevada statutes regulating business combinations, takeovers and control share acquisitions can depress the market price of our securities and can limit the stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids, even if such events could be viewed by our stockholders or others as beneficial transactions.

Our charter authorizes our board of directors to issue new series of preferred stock that may have the effect of delaying or preventing a change of control, which could adversely affect the value of your shares.

Our charter provides that our board of directors is authorized to issue from time to time, without further stockholder approval, up to 20,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways that may delay, defer or prevent a change of control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

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Risks Relating to this Offering

We may allocate net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section entitled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures, and depends on whether certain of our lenders convert their promissory notes into shares of our common stock or demand repayment of such notes in cash by us, in their sole discretion. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” section for additional information.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

All the securities sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended, or the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act. Sales of our common stock by our stockholders and warrant or option holders following this offering could lower the market price of our common stock and warrants. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. The issuance of approximately 2,833,650 shares issuable upon exercise of outstanding options, warrants and convertible notes as of the date of this prospectus and the issuance of additional shares of common stock upon exercise of the warrants issued in this offering could also lower the market price of our common stock.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to shares of common stock and corresponding warrants offered in this offering at a public offering price of $          per share, and after deducting underwriter commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $           per share, or           %, at the public offering price, assuming no exercise of the warrants. In addition, in the past, we issued convertible notes and options and warrants to acquire shares of common stock and may need to do so in the future to support our operations. To the extent these options and/or warrants are ultimately exercised, you will sustain future dilution.

Holders of warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, including, without limitation, statements regarding the assumptions we make about our business, strategy and other plans and objectives for our future operations, are forward-looking statements.

These forward-looking statements include declarations regarding our management’s beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “expects,” “plans,” “contemplates,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “intend” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the forward-looking statements contained in this prospectus include, among other things, statements about the following:

•	our significant losses and negative cash flow raise questions about our ability to continue as a going concern;

•	the effect certain conversions of securities may have on us, whether the conversion is pursuant to convertible notes, options, warrants or contractual obligation;

•	future sale of our common stock that could depress the trading price of our common stock, lower our value and make it more difficult for us to raise capital;

•	our ability to compete effectively;

•	regulatory compliance costs; and

•	the other matters described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

You should also read the matters described in “Risk Factors” and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements in this prospectus may not prove to be accurate and therefore you are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus completely.

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USE OF PROCEEDS

We estimate that we will receive up to $        in net proceeds from the sale of common stock and warrants in this offering, based on a price of $         per share of common stock and $        per warrant and after deducting the underwriting discount and estimated offering expenses payable by us. If the underwriter’s over-allotment option to purchase additional shares of our common stock and/or warrants from us is exercised in full, we estimate that our net proceeds will be approximately $        .

We cannot predict when or if the warrants will be exercised. If all of the warrants issued in this offering are exercised for cash, then we will receive an additional $         of proceeds. It is possible that the warrants may be exercised on a cashless basis or expire prior to being exercised, in which case we will not receive any additional proceeds.

We intend to use the net proceeds of this offering as follows: $1,500,000 to finance possible acquisitions of complementary businesses, technologies and other assets, $1,000,000 to repay outstanding indebtedness, and the balance of the net proceeds of this offering for working capital and general corporate purposes.

We are not a party to any commitments or agreements with respect to any acquisitions as of the date of this prospectus.

The interest rates on the outstanding loans that we intend to repay from a portion of the proceeds of this offering range from 0.25% to 15% per annum and all such loans are currently payable. Approximately 20% of the proceeds being used to repay these loans will be paid to affiliates of ours who had previously loaned us funds for working capital purposes.

The expected use of the net proceeds of the offering set forth above represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures, and depends on whether certain of our lenders convert their promissory notes into shares of our common stock or demand repayment of such notes in cash by us, in their sole discretion. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Pending such uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities such as money market funds, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

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DILUTION

If you purchase securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price of $         per share and corresponding warrant, and the pro forma net tangible book value per share of our common stock immediately following this offering.

Our net tangible book value as of June 30, 2015 was approximately $(11,227,368) or approximately $(3.41) per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2015.

Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering. After giving effect to our sale of   1,500,000 shares in this offering at a public offering price of $         per share, and after deducting the underwriting discount and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2015 would have been $         million, or $         per share. This represents an immediate increase in net tangible book value of $         per share to existing stockholders and an immediate dilution in net tangible book value of $         per share to purchasers in this offering, as illustrated in the following table:

Public offering price per share	$
Pro forma net tangible book value per share as of June 30, 2015		$(3.41)
Increase in pro forma net tangible book value per share attributable to new investors	$
Pro forma net tangible book value per share as of June 30, 2015, after giving effect to this offering	$
Net tangible book value dilution per share to new investors in this offering	$

The above discussion and table do not include the following (which will subject investors in this offering to increased dilution if and when such securities are exercised):

•	63,792 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $34.20 per share, under our equity incentive plan;

•	1,939,214 shares of common stock issuable upon exercise of outstanding warrants, with current exercise prices ranging from $0.10 per share to $15.00 per share;

•	724,123 shares of common stock issuable upon exercise of outstanding convertible promissory notes, of which 414,244 shares will no longer be issuable once we repay certain outstanding convertible promissory notes with a portion of the proceeds from this offering;

•	1,500,000 shares of common stock issuable upon exercise of the warrants to be issued to the public in this offering; and

•	up to 120,000 shares of common stock issuable upon exercise of the warrants to be issued to the underwriter in this offering.

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PRICE RANGE OF OUR COMMON STOCK

Market Information

There is currently no established public trading market in the United States for our securities. From December 2007 until November 2013, our common stock was quoted on the OTC Bulletin Board under the symbol STDR. Since November 2013, our common stock has been quoted on the OTC Bulletin Board and, since September 2013, on the OTCQB Marketplace, under the symbol EFCT. Quotes on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported by the OTC Bulletin Board or OTCQB Marketplace (as adjusted for the reverse stock split of our outstanding shares of common stock at a ratio of 1-for-60 that became effective on July 17, 2015).

	High	Low
2015
Quarter ended December 31, 2015 (through October 14, 2015)	$4.00	$2.75
Quarter ended September 30, 2015	$10.20	$2.75
Quarter ended June 30, 2015	$9.54	$2.34
Quarter ended March 31, 2015	$13.20	$4.20
2014
Quarter ended December 31, 2014	$49.80	$7.20
Quarter ended September 30, 2014	$49.20	$27.00
Quarter ended June 30, 2014	$90.00	$36.00
Quarter ended March 31, 2014	$120.00.	$60.00
2013
Quarter ended December 31, 2013	$216.00	$60.00
Quarter ended September 30, 2013	$288.00	$72.00
Quarter ended June 30, 2013	$384.00	$168.00
Quarter ended March 31, 2013	$720.00	$24.00

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. On October 14, 2015, the last sales price reported on the OTCQB Marketplace for our common stock was $4.00 per share.

Holders

As of the date of this prospectus, our outstanding shares consisted of 3,500,920 shares of common stock and 41,667 shares of Series A preferred stock. There were approximately 530 record holders of our common stock and two record holders of our Series A preferred stock as of the date of this prospectus.

DIVIDEND POLICY

We have not paid any dividends on our common stock or Series A preferred stock since inception and we expect to continue to retain all earnings generated by our operations for the development and growth of our business and do not anticipate paying any cash dividends to our stockholders in the foreseeable future. In addition, our loan agreements with certain of our lenders restrict us from paying cash dividends on our stock. The payment of future dividends on the common stock or the Series A preferred stock and the rate of such dividends, if any, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

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CAPITALIZATION

The following table sets forth our cash and total capitalization as of June 30, 2015 on:

•	an actual basis; and

•	on a pro forma, as adjusted basis to give effect to (i) the conversion of certain promissory notes into shares of our common stock, and (ii) the sale of 1,500,000 shares of common stock and warrants to purchase 1,500,000 shares of common stock in this offering, and the initial application of the estimated net proceeds therefrom.

You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes appearing elsewhere in this prospectus.

	As of June 30, 2015
	Actual	Pro Forma, As Adjusted
	(Unaudited)
Cash and cash equivalents	$262,424

Liabilities:
Convertible note payable(1)	1,706,602
Note payable – related parties	231,081
Capital Lease	12,747
Funds held in trust	167,361
Operating line of credit	360,000
Bank loans	264,885
Total Liabilities	$2,742,676

Equity:
Equity (deficit) attributable to our stockholders:
Preferred stock, 20,000,000 shares authorized and 41,667 issued	42

Common stock, no par value, 300,000,000 shares authorized and 3,193,833 shares issued and outstanding, actual; 5,000,920 shares issued and outstanding, pro forma, as adjusted	3,194
Additional paid-in capital	73,221,836
Subscription receivable	(168,000)
Accumulated deficit	(53,779,554)
Accumulated other comprehensive loss	(1,234,945)
Total stockholders’ equity attributable to our stockholders	18,042,573
Total capitalization	$20,785,249	$

(1) Excludes $538,250 relating to deduction for discounts.

The above discussion and table do not include the following:

•	63,792 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $34.20 per share;

•	1,939,214 shares of common stock issuable upon exercise of outstanding warrants, with current exercise prices ranging from $0.10 per share to $15.00 per share;

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•	1,500,000 shares of common stock issuable upon exercise of the warrants to be issued to the public in this offering; and

•	up to 120,000 shares of common stock issuable upon exercise of the warrants to be issued to the underwriter in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis contains forward-looking statements relating to future events, our future financial performance and financial condition. Such statements are only predictions and the actual events or results may differ materially from the results discussed in or implied by the forward-looking statements. The historical results set forth in this discussion and analysis are not necessarily indicative of trends with respect to any actual or projected future financial performance. This discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus.

Overview

Our mission is to assist entrepreneurs in building and growing their businesses. We believe we are the only global company that combines a comprehensive online and in-person social network with business services and funding focused exclusively on the entrepreneurial community. Operating through our wholly-owned subsidiaries, we provide our more than 1.9 million members with social networking opportunities, business services including education and mentoring, and funding including educational tools and opportunities such as donation-based crowdfunding. Coupled with members in every country of the world (196 countries) participating in 240 industry groups, we have created a global, resource-rich ecosystem for entrepreneurs and small businesses that serves as a source of inspiration and ideas and provides essential services to foster business growth.

Historically, our operating expenses have exceeded our revenues. For our fiscal years ended December 31, 2014 and 2013, we have incurred net losses of $28,264,566 and $5,947,079, respectively. Our operating expenses consisted primarily of the following:

•	Cost of revenue, which consists primarily of the cost of services including applied labor costs and benefits expenses, maintenance, facilities and other operating costs associated with our revenues;

•	Salaries and wages, which consist primarily of common stock and cash, issued for services;

•	Goodwill impairment to reflect current market conditions; and

•	General and administrative expenses, which consist primarily of office rent and other administrative costs including professional fees.

Social Networks Revenue

We generate revenue from our social networks division as follows:

Member Fees. We have, among others, a VIP package which offers members access to premium services such as all our events, airport lounges, VIP lounges and VIP content on the site. We also hold a variety of networking and informational events for our members to which members can gain a subscription and provide varying other membership packages to our members that allow them access to premium services via our website.

In addition, with our acquisitions which we completed since July 2014, we are building a series of products and services with those acquired companies’ offerings that are suitable and affordable to our members. Such packages will be brought into the mix and will be offered to members through promotions as well as prompts.

Sponsorships. We generate revenues from sponsors in a variety of ways. Sponsors can gain exposure to our members either through placement or short write-ups in newsletters and event invitations or by sponsoring one of our events where they may provide access to their products or services (booth/stall) or by serving as a speaker or panelist at an event relating to their industry. This may also include contributing content to our website.

Website advertising. We gained added revenue from selling banner advertising spots along with and click-throughs with well-known brands that target our entrepreneurial membership.

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Third-party revenue sharing. In addition to our own products, we will offer products of third parties to our members provided they are suitable and will offer a discount on their retail value to our members. We will receive a small portion of the revenue from such third party services.

Business Services Revenue

We generate revenue from our business services division as follows:

Public Relations. We provide market and brand awareness consulting services, targeting high and emerging technology and science companies, as well as professional service organizations that help get recognition within the practiced community and provide an explicit company identity.

Branding and Design. We provide our clients with graphic design, marketing and corporate positioning to help improve their clients’ visual identity and packaging of our stakeholders products and services.

Advisory Services. We promote and make available advisory and consulting services to members for support, introduction guidance and general mentoring of members in their pursuit of their entrepreneurial objectives, for which fees are charged.

Education. We are a fully-accredited provider of high-quality apprenticeships and work-based vocational learning and are also an experienced welfare-to-work job-broker. Our key drivers include a business model that is inherently flexible and highly scalable, to our clients human capital needs so they can respond rapidly to their evolving employment requirements. Some of the apprenticeships include, but not limited to: business administration, customer service, leadership and management, childcare and nursery assistants, health and social care, and hair and beauty.

Funding

Funding revenue is derived from performance based commissions on total funds raised by a customer. Customers set a fundraising goal, if the goal is met or surpassed a 4% commission is calculated. If a fundraising goal is not met, an 8% commission is calculated. In addition, 4% is charged for transactions costs, and is considered to be pass-through revenue directly tied to merchant processing costs.

Results of Operations

Three Months Ended June 30, 2015 Compared to Three Months Ended June 30, 2014

Revenue

Our revenue for the three months ended June 30, 2015 was $1,065,757 compared to $148,586 for the three months ended June 30, 2014. The revenue for the three months ended June 30, 2015 consisted of $576,205 from our social networks division, $458,565 from our business services division and $30,987 from our funding division. All of our revenue was derived from member payments, event fees, annual event packages, public relations and advertising revenue along with advisory fees, sponsorships and revenue shares with strategic partners. The increase in revenue was primarily due to the acquisitions of MCC, HT Skills, Member Digital, GroupCard, ELEQT and Robson Dowry.

The table below sets forth the amount and type of revenues we recognized for the three months ended June 30, 2015 and 2014:

	Three Months Ended June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Social Networks	$576,205	$40,894
Business Services	458,565	107,692
Funding	30,987	—
	$1,065,757	$148,586

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Nonmonetary transactions

Based on guidance provided in accordance with ASC No. 845 Nonmonetary Transactions (“ASC 845”), barter transactions with commercial substance are recorded at the estimated fair value of the products exchanged, unless the products received have a more readily determinable estimated fair value. The fair value of the product and services received during the three months ended June 30, 2015 was $147,625.

Operating expenses

Our operating expenses increased by $2,194,840 to $3,280,464 for the three months ended June 30, 2015, from $1,085,624 for the three months ended June 30, 2014. This increase was primarily due to the increase in cost of revenue of $215,874, an increase in sales and marketing of $104,766, an increase in general and administrative costs of $1,868,713 and an increase in depreciation and amortization of $38,265.

Interest expense

Our interest expense decreased to $466,919 for the three months ended June 30, 2015, compared to $475,215 for the three months ended June 30, 2014. In the three months ended June 30, 2015, our interest expenses included interest on notes payable we issued to meet our capital and operating requirements along with the amortization of approximately $278,000 for the amortization of debt discount and share issuance costs relating to shares issued in connection with certain of our notes payable as part of the consideration provided to lenders for such loans. These notes will be converted to equity where possible and/or will be repaid.

Net loss

Net loss increased by $4,153,673 to $5,582,126 for the three months ended June 30, 2015 from $1,428,503 for the three months ended June 30, 2014. The increase in net loss compared to the prior year period is primarily a result of an increase in revenue of $917,171 offset by the increase in operating expenses of $2,194,840, an increase in the change in fair value of derivative liabilities of $2,299,967, an increase in amortization of warrants of $274,346, and an increase in derivative loss of $309,987. These increases are partially offset by the decrease in interest expense of $8,296.

Six Months Ended June 30, 2015 Compared to Six Months Ended June 30, 2014

Revenue

Our revenue for the six months ended June 30, 2015 was $2,069,398 compared to $265,131 for the six months ended June 30, 2014. The revenue for the six months ended June 30, 2015 consisted of $1,061,362 from our social networks division, $977,049 from our business services division and $30,987 from our funding division. All of our revenue was derived from member payments, event fees, annual event packages, public relations and advertising revenue along with advisory fees, sponsorships and revenue shares with strategic partners. The increase in revenue was primarily due to the acquisitions of MCC, HT Skills, Member Digital, GroupCard, ELEQT and Robson Dowry.

The table below sets forth the amount and type of revenues we recognized for the six months ended June 30, 2015 and 2014:

	Six Months Ended June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Social Networks	$1,061,362	$63,903
Business Services	977,049	201,228
Funding	30,987	—
	$2,069,398	$265,131

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Nonmonetary transactions

Based on guidance provided in accordance with ASC No. 845 Nonmonetary Transactions (“ASC 845”), barter transactions with commercial substance are recorded at the estimated fair value of the products exchanged, unless the products received have a more readily determinable estimated fair value. The fair value of the product and services received during the six months ended June 30, 2015 was $179,325.

Operating expenses

Our operating expenses increased by $2,347,188 to $5,861,514 for the six months ended June 30, 2015, from $3,514,326 for the six months ended June 30, 2014. This increase was primarily due to the increase in cost of revenue of $347,081, an increase in sales and marketing of $244,134, an increase in general and administrative costs of $1,707,588 and an increase in depreciation and amortization of $81,163.

Interest expense

Our interest expense decreased to $705,271 for the six months ended June 30, 2015, compared to $1,463,149 for the six months ended June 30, 2014. In the six months ended June 30, 2015, our interest expenses included interest on notes payable we issued to meet our capital and operating requirements along with the amortization of $420,674 for the amortization of debt discount and $101,897 of share issuance costs relating to shares issued in connection with certain of our notes payable as part of the consideration provided to lenders for such loans. These notes will be converted to equity where possible and/or will be repaid.

Net loss

Our net loss increased by $2,492,615 to $7,831,028 for the six month period ended June 30, 2015 from $5,338,413 for the six months ended June 30, 2014. The increase in net loss compared to the prior year period is primarily a result of an increase in revenue of $1,804,267 offset by the increase in operating expenses of $2,347,188, an increase in the loss on change in fair value of derivative liability of $2,609,141, and an increase in amortization of warrants of $289,069. These increases are partially offset by a decrease in interest expense of $757,355, a decrease in loss on conversion of debt of $49,926, a decrease in interest expense of $757,878, and a decrease in derivative loss of $130,328.

Twelve Months Ended December 31, 2014 Compared to Twelve Months Ended December 31, 2013

Revenue

Our revenue for the twelve months ended December 31, 2014 was $1,634,602 compared to $741,785 for the twelve months ended December 31, 2013. The revenue for the twelve months ended December 31, 2014 consisted of $744,245 from our social networks division and $890,357 from our business services division. All of our revenue was derived from member payments, event fees, annual event packages, mentoring fees, public relations revenue along with advisory fees, sponsorships and revenue shares with strategic partners. The increase in revenue was primarily due to having a full year of revenue from MCC and the acquisitions of HT Skills, Member Digital, GroupCard, ELEQT and Robson Dowry.

The table below sets forth the amount and type of revenues we recognized for the twelve months ended December 31, 2014 and 2013:

	Twelve Months Ended December 31,
	2014	2013
Social Networks	$744,245	$68,994
Business Services	890,357	672,791
	$1,634,602	$741,785

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Nonmonetary transactions

Based on guidance provided in accordance with ASC No. 845 Nonmonetary Transactions (“ASC 845”), barter transactions with commercial substance are recorded at the estimated fair value of the products exchanged, unless the products received have a more readily determinable estimated fair value. The fair value of the product and services received during the twelve months ended December 31, 2014 was $68,685.

Operating expenses

Our operating expenses increased by $23,186,523 to $28,021,830 for the twelve months ended December 31, 2014, from $4,835,307 for the twelve months ended December 31, 2013. The increase was primarily due to an impairment loss of $17,698,000 offset by the gain on forgiveness of liabilities of $303,114, and the increase in administrative costs related to the consolidations of the acquisitions during 2014 and legal and accounting fees incurred for public reporting filing requirements.

Interest expense

Interest expense increased to $2,438,172 for the twelve months ended December 31, 2014, compared to $911,527 for the twelve months ended December 31, 2013. In the twelve months ended December 31, 2014 our interest expense included interest on notes payable we issued to meet our capital and operating requirements along with the amortization of $2,105,860 of common stock issuance costs for shares issued in connection with the notes and the corresponding beneficial conversion feature that were recorded as debt discounts. During the twelve months ended December 31, 2014, $2,303,082 of these notes and related accrued interest were converted into equity.

Loss on conversion of debt

During the twelve months ended December 31, 2014, we recognized a loss of $585,961 related to the conversion of debt. On July 9, 2013, we entered into modification agreements for two of our notes. Pursuant to the terms of the modification agreements, we issued an additional 3,011 shares of common stock. As a result of this issuance, we recognized a loss on debt extinguishment of $1,026,859 for the twelve months ended December 31, 2013.

Net loss

Our net loss increased to $28,264,566 for the twelve months ended December 31, 2014 from $5,947,079 for the twelve months ended December 31, 2013. The increase in net loss compared to the prior year was primarily a result of the recognition of an impairment to goodwill of $17,698,000 and an increase in administrative costs from the acquisitions of HT Skills, Member Digital, GroupCard, ELEQT and Robson Dowry, and additional public company compliance costs, as well as the recognition of the loss on extinguishment of debt as described above. As we grow, we need to continue to attract top-notch personnel. This increases our payroll costs to compensate for these additional employees. The use of our stock as compensation has helped reduce the demand for cash to secure the employment of key personnel, which increases our operating expenses and consequently our net loss.

Liquidity and Capital Resources

Overview

During the six months ended June 30, 2015, 2015, we did not generate positive operating cash flows because of our operating losses. Our cash on hand as of June 30, 2015, was $262,424 and our monthly cash flow burn rate, that includes the operations of our numerous recent acquisitions, has increased to approximately $250,000, excluding professional fees and consultants on an as-needed basis. In addition, we anticipate investing approximately $700,000 over the next six months to expand our core business infrastructure. Historically, we have satisfied our short-term cash needs through proceeds from sales of our securities and/or issuance of promissory notes. We are expecting to reduce the need for such short-term financing as we continue to build our revenues through both acquisitions and organic growth. See “Cash Requirements” below. In order to repay our obligations in full or in part when due, we will be required to raise capital from other sources. There is no assurance, however, that we will be successful in these efforts.

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Recent Developments

On July 31, 2015, we entered into an unsecured loan agreement with Increasive Ventures BV, or Increasive, pursuant to which Increasive agreed to loan us $1,250,000, representing principal of $1,000,000 and an original issue discount of $250,000. The loan was originally payable to us in two tranches, $500,000 of which was paid on July 31, 2015 and $500,000 of which was payable within five business days of certain conditions being met, including discussions between us and Increasive regarding business strategies. The parties subsequently agreed that the second tranche would be payable to us in two installments, with $300,000 paid on September 2, 2015 and $200,000 payable after certain conditions are met. The principal amount of the loan accrues interest at a rate of 12% per annum and is payable in full on December 31, 2015. Prior to the maturity date, Increasive may convert the unpaid amount under the loan into shares of our common stock at a conversion price equal to $4.80 per share. If we fail to repay the loan by the maturity date, Increasive may redeem the loan at a redemption price equal to 135% of the principal amount then outstanding. At the option of Increasive, any such redemption can be made either in cash or in restricted shares of our common stock, such shares valued at 50% of the closing price of our shares on the maturity date. Increasive has the right to purchase up to $500,000 of the securities offered in this offering on the same terms as other investors. In addition, we issued to Increasive a five-year warrant to purchase 1,500,000 shares of our common stock at an exercise price of $4.80 per share. Ad Prins, one of our directors, is the managing partner of Increasive.

On August 19, 2015, we amended three $200,000 promissory notes dated March 2, 2015, March 22, 2015 and April 8, 2015, pursuant to certain Amendments to Convertible Promissory Notes, each dated August 19, 2015, between us and Magna I. In addition, we amended five promissory notes dated and in the amounts as follows: March 2, 2015 - $175,000; March 15, 2015 - $15,000; March 27, 2015 - $29,500, May 1, 2015 - $53,000 and May 27, 2015 - $85,000, pursuant to certain Amendments to Convertible Promissory Notes, each dated August 19, 2015, between us and Magna II. The amended notes provide that, upon the consummation of this offering, the note holders have the right to (i) demand payment in cash of 40% of the outstanding principal and accrued interest at a rate of 125% of such amount, and (ii) convert the remaining 60% of the outstanding principal and accrued interest into shares of our common stock at a 25% discount to the offering price of the shares in this offering. Further, the holders may not convert the remaining 40% of the notes into shares of our common stock, or otherwise sell any shares of our common stock, until the earlier of 15 days following the consummation of this offering and the date our shares of common stock are listed on a U.S. national securities exchange, subject to certain conditions.  We also issued Magna I a five-year warrant to purchase 150,000 shares of our common stock at an exercise price of $0.01 per share.

On September 3, 2015, we amended certain loan agreements, each dated January 8, 2015, between us and Greentree and Williams, each in the amount of $62,500. The amendments provide that Greentree and Williams will not convert their promissory notes into shares of our common stock and will not sell any shares of our common stock prior to October 31, 2015. In consideration, we issued to each of Greentree and Williams a five-year warrant to purchase 20,000 shares of our common stock at an exercise price of $2.00 per share.

On September 3, 2015, we amended that certain Securities Purchase Agreement, dated January 26, 2015, between us and LG, with respect to two convertible promissory notes, each in the principal amount of $78,750, of which one has been funded to date. The amendment provides that LG will not convert its promissory notes into shares of our common stock and will not sell any shares of our common stock prior to October 31, 2015. In addition, the second note will be used to repay the principal amount of the first note in full, along with a portion of outstanding penalties. Any additional prepayment penalties and accrued interest owed on the first note will be paid upon the closing of this offering. In consideration thereof, we issued to LG a five-year warrant to purchase 1,400 shares of our common stock at an exercise price of $4.00 per share. In addition, we have granted LG the right to participate in this offering upon the same terms as other investors.

Going Concern

Our financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. The accompanying consolidated financial statements for the twelve months ended December 31, 2014 and 2013 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

We have incurred recurring losses from operations and have a working capital deficit, which raises substantial doubt about our ability to continue as a going concern.

We are taking steps to raise additional funds to address our operating and financial cash requirements to continue operations. We have devoted a significant amount of time to raising capital from additional debt and equity financing. However, our ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances that we will receive the necessary funding or generate revenue necessary to fund operations. Our financial statements contain no adjustments for the outcome of this uncertainty.

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Cash Requirements

We had cash available of approximately $262,424 as of June 30, 2015. Based on our revenues, cash on hand and current monthly burn rate, around $225,000, excluding professional fees and consultants on an as-needed basis, we will need to continue borrowing from our shareholders and other related parties, and/or raise money from sales of our securities, to fund operations.

On June 7, 2013, we entered into a revolving line of credit (the “Line of Credit”) with an accredited investor for an amount of up to $750,000. Under the terms of the Line of Credit, the lender agreed to advance to us for a period of 24 months ending on June 7, 2015 such amounts as we may request up to $750,000. All sums advanced bear interest from the date each advance is made until paid-in-full at a rate of 15% per annum. Each advance was due and payable in full 12 months following the day each advance was made. In addition, should we consummate a capital raise, that when aggregated with any preceding capital raise results in $10 million of gross proceeds (excluding amounts advanced under the Line of Credit) (the “Capital Raise”), all amounts due and payable under the Line of Credit will become due and payable 14 days after the consummation of such Capital Raise. A portion of the net proceeds from this offering will be used to repay the Line of Credit. As of June 30, 2015, we have issued 118,750 shares of common stock based on the current advances. The number of shares issued in connection with the Line of Credit will be pro-rated according to the amount of the advance. In connection with the Line of Credit, we entered into a security agreement (the “Security Agreement”) with the lender, whereby we granted to the lender, as collateral for our obligations under the Line of Credit. As of June 30, 2015, we had received advances under the Line of Credit totaling $475,000. As of June 30, 2015, we completed a first repayment of $75,000 and we subsequently completed an additional repayment of $20,000. We have been advised by the lender that, due to extenuating circumstances, it is not currently able, nor likely to be able in the future, to provide us with additional advances under the Line of Credit.

We have been able to satisfy short-term needs through the sale of securities to individual accredited investors over the past year. Even though management has had success in the past in generating funds from these sources of capital, there can be no assurance that we will be successful in procuring these types of proceeds in the future.

Cash Flows from Operating Activities

Net cash used in operating activities was $1,948,647 for the six months ended June 30, 2015, as compared to $1,355,997 for the six months ended June 30, 2014.  For the six months ended June 30, 2015, the net cash used consisted primarily of the net loss of $7,831,028 offset by non-cash expenses of approximately $5,441,063 consisting of amortization of debt discount of $420,674, amortization of finance costs of $101,897, stock and option based expense of $1,378,438, loss on derivative valuation of $2,609,141, derivative related interest expense of $445,815, warrant expense of $289,069, and depreciation and amortization of $196,029. Additionally, changes in assets and liabilities consisted of increases in unbilled revenue of $315,266, accounts receivable of $208,573, other current assets of $6,107, accounts payable of $700,703, accounts payable – related party of $306,864, deferred revenue of $74,108, and deferred rent of $8,364. These increases were offset by decreases in accrued expenses of $223,925 and funds held in trust of $11,729.

Net cash used in operating activities was $2,409,864 for the twelve months ended December 31, 2014, as compared to net cash used in operating activities of $1,586,568 for the twelve months ended December 31, 2013. To secure our long-term objectives for growth and profitability through both acquisition and organic growth, we were in active discussions with investment banking firms and developing our strategy. Net cash used consisted primarily of the comprehensive net loss of $28,264,566 offset by non-cash expenses of approximately $24,100,147 consisting of amortization of impairment loss of $17,698,000, amortization debt discount and deferred financing fees of $2,105,860, shares issued for services of $4,743,660, stock option expense of $135,738, gain on derivative valuation of $1,188,041, depreciation and amortization of $257,284, a loss on conversion of debt of $553,182, gain on forgiveness/settlement of liabilities of $270,336, and a provision for bad debts of $64,800. Additionally, changes in assets and liabilities consisted of increases in accounts receivable of $83,362, unbilled revenue of $229,115, prepaid expenses and other current assets of $164,523, accounts payable of $595,370, accounts payable — related party of $131,053, accrued expenses and other current liabilities of $957,133, deferred revenue of $16,455, and deferred rent of $68,684.

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Cash Flows from Investing Activities

Net cash provided by investing activities was $27,571 for the six months ended June 30, 2015, as compared to $128,184 in cash used in investing activities for the six months ended June 30, 2014. For the six months ended June 30, 2015 the net cash provided by investing activities related to cash acquired from acquisitions of $169,588 offset by $142,017 in cash paid for expenditures associated with building our website and increasing the infrastructure and architecture needed to support the growth in the member base along with migrating our range of servers to a more robust environment.

Net cash used in investing activities was $117,043 for the twelve months ended December 31, 2014, as compared to $330,381 for the twelve months ended December 31, 2013. In the twelve months ended December 31, 2014, the net cash used by investing activities related to expenditures associated with building our website and increasing the infrastructure and architecture needed to support the growth in our member base.

Cash Flows from Financing Activities

Net cash provided by financing activities was $1,864,937 for the six months ended June 30, 2015, as compared to $1,591,829 in cash provided by financing activities for the six months ended June 30, 2014. For the six months ended June 30, 2015, the financing activities consisted primary of $874,014 in proceeds from borrowings, $983,075 in proceeds from the issuance of shares and proceeds from the exercise of warrants of $14,060, offset by repayment of notes payable of $6,212. For the six months ended June 30, 2014, our financing activities consisted of $1,143,452 in proceeds from borrowings, $478,520 in proceeds from the issuance of shares of common stock, offset by the repayment of notes payable of $30,143.

Net cash provided by financing activities was $2,662,406 for the twelve months ended December 31, 2014, as compared to $1,918,700 for the twelve months ended December 31, 2013. Our financing activities consisted primary of $1,926,950 in proceeds from borrowings, and $831,730 in proceeds from common stock issuances, offset by $96,274 in repayment of borrowings.

Capital Expenditures

We had net cash provided by investing activities of $27,571 for the six months ended June 30, 2015, as compared to $128,184 for the six months ended June 30, 2014. For the six months ended June 30, 2015, the net cash provided by investing activities related to cash acquired from acquisition of $169,588 offset by $142,017 in cash paid for expenditures associated with building our website and increasing the infrastructure and architecture needed to support the growth in our member base along and migrating our range of servers to a more robust environment.

We had net cash used in investing activities of $117,043 for the twelve months ended December 31, 2014, as compared to $330,381 for the twelve months ended December 31, 2013. In the twelve months ended December 31, 2014, the net cash used by investing activities related to expenditures associated with building our website and increasing the infrastructure and architecture needed to support the growth in the member base.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that we consider material.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we evaluate our estimates, including those related to uncollectible receivables, inventory valuation, deferred compensation and contingencies. We base our estimates on historical performance and on various other assumptions that we believe to be reasonable under the circumstances. These estimates allow us to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

We believe the following accounting policies are our critical accounting policies because they are important to the portrayal of our financial condition and results of operations and they require critical management judgments and estimates about matters that may be uncertain. If actual results or events differ materially from those contemplated by us in making these estimates, our reported financial condition and results of operations for future periods could be materially affected.

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Revenue Recognition

Revenues are presented net of discounts. In general, we recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on our policy for each respective element. We generate revenue primarily from sales of the following services:

Member Fees — We have a VIP package which offers members access to premium services such as all our events, airport lounges, VIP lounges and VIP content on the site. We also hold a variety of networking and informational events for our members to which members can gain a subscription and provide varying other membership packages to our members that allow them access to premium services via our website.

In addition, with our acquisitions which we have completed since July 2014, we are building a series of products and services with those acquired companies’ offerings that are suitable and affordable to our members. Such packages will be brought into the mix and will be offered to members through promotions as well as prompts. Revenue from member services is recognized ratably over the contractual period, generally from one to 12 months.

Sponsorships — We generate revenues from sponsors in a variety of ways. Sponsors can gain exposure to our members, either through placement or short write-ups in newsletters, on event invitations or by participating as a sponsor at one of our events where a sponsor may provide access to its products or service (booth/stall) or by being a speaker or panelist at an event that fits in their industry. This revenue is recognized over the specific event timeline, which varies from a single day event or a longer-term promotional event over a series of weeks.

Advisory Services — We promote and make available advisory and consulting services to members for the purpose of support, introduction guidance and general mentoring of members in their pursuit of their entrepreneurial objectives, for which fees are charged.

Public Relations — We provide market and brand awareness consulting services, targeting high and emerging technology and science companies, as well as professional service organizations that help get recognition within the practiced community and provide an explicit company identity.

Advertising — Visitor demographics and time spent on a website are the primary drivers behind advertising-based revenue models for internet properties. When a user clicks an advertisement (cost per click or CPC basis), views an advertisement impression (cost per thousand or CPM basis), registers for an external website via an advertisement clicked on through our application (cost per acquisition or CPA basis). Proceeds from such contracts is recognized over the period in which the advertisements are displayed on the websites

These revenues are recorded when services for the transactions are determined to be concluded, generally as set forth under the terms of the engagement or when the various milestones have been completed after the defined services are performed. Transaction-related expenses, primarily consisting of costs directly associated with the transaction, are deferred and recognized in the same period as the transaction revenue.

Barter Transactions — We engage in barter transactions in which marketing services are exchanged for products or services. Barter transactions are accounted for at the estimated fair value of the products or services received, or marketing services given up, whichever is more clearly determinable. Barter revenue is recognized at the time the marketing services are provided. Barter expense is recorded at the time the merchandise or services are used and/or received.

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OUR BUSINESS

Overview of our Business

Our mission is to assist entrepreneurs in building and growing their businesses. We believe we are the only global company that combines a comprehensive online and in-person social network with business services and funding focused exclusively on the entrepreneurial community. Operating through our wholly-owned subsidiaries, we provide our more than 1.9 million members with social networking opportunities, business services including education and mentoring, and funding including educational tools and opportunities such as donation-based crowdfunding. Coupled with members in every country of the world (196 countries) participating in 240 industry groups, we have created a global, resource-rich ecosystem for entrepreneurs and small businesses that serves as a source of inspiration and ideas and provides essential services to foster business growth.

Our operations consist of the following three divisions:

•	Social Networks — Our social networks division is at the core of our company, offering numerous social networking tools to members, hosting live networking events, connecting business owners, providing direct member benefits and aggregating customer loyalty programs. We utilize our EScore™ benchmarking tool as part of our social networks division. EScore™ is based on our proprietary algorithm which allows individual entrepreneurs to benchmark themselves against a large pool of entrepreneur metrics and helps them find the resources they need for their own operations through a variety of innovative tools accompanied by available guidance and education to make qualified decisions.

•	Business Services — Our business services division offers critical services to entrepreneurs to build their businesses including brand marketing, staffing, graphic design, public relations and other third-party business resources.

•	Funding — Our funding division enables entrepreneurs and small businesses to raise money from donations and pre-orders by the general public through our recently-acquired subsidiary, RocketHub, a leading donation-based crowdfunding platform. We also provide interactive materials concerning financing needs and opportunities for our entrepreneur members.

Our Subsidiaries

Our operations consist of the following subsidiaries, categorized by our three business divisions:

Social Networks

•	EFactor.com provide a full-featured social network for entrepreneurs. EFactor.com also provides a platform that enables access to a network of contacts, registration for live events in entrepreneurial education, pitch-it-in person events and other networking opportunities, advisory, consulting, various business tools and a broad range of services and information.

•	Member Digital, Inc. (“Member Digital”) is a United Kingdom based company that offers entrepreneurial solutions that help entrepreneurs build their business through two distinct member-centric service offerings. These are SubHub — a solution for building and managing paid subscription and membership websites, and MemberCore — an easy-to-build database and CRM for organizations and associations to manage and record member data. A third service, CampaignHuddle, is a digital advocacy platform that enables charities, not-for-profits, businesses and organizations to build and manage digital advocacy campaigns in order to influence a political or social cause. Member Digital, which has grown under EFactor.com to approximately 210,000 members as of June 30, 2015, offers an advanced group functionality including e-commerce capability for EFactor.com members.

•	GroupCard B.V. (“GroupCard”) is a European based marketing and communication firm founded in 2010 with the goal of helping local sporting clubs and associations create additional revenue streams. GroupCard encourages fan spending and loyalty of select and participating sponsors. GroupCard is activating these communities, which currently consists of a total 152,834 members, via websites, e-mail marketing, apps, posters, flyers and in-store advertising and then compensating local clubs for the frequency of GroupCard use.

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•	ELEQT is an exclusive social discovery network for trendsetters in style and business. ELEQT offers a trusted social network, via www.eleqt.com, where members can engage with fascinating people to meet, discover things to do, places to go and trends to follow. ELEQT also organizes hundreds of exclusive member-only events around the world.

Business Services

•	MCC International (“MCC”) is public relations and communications agency founded in 1988. The agency is based in the United Kingdom and promotes through enhancement of company’s reputation utilizing print and social media news outlets, focusing on upper tier emerging technology and science companies, as well as professional service organizations, from entrepreneur start-ups and spin-offs to global consumer brands. MCC has created and launched a PR package aimed specifically at the EFactor.com members.

•	Robson Dowry provides its clients with graphic design, marketing and corporate positioning to help improve their clients’ visual identity and packaging.

•	HT Skills Ltd. (“HT Skills”) is a United Kingdom based provider of high-quality apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. HT Skills is a fully-accredited and internationally-recognized by awarding bodies including; City & Guilds and the Institute of Leadership and Management. HT Skills has delivered a number of government-funded contracts for the Skills Funding Agency, the Department of Work and Pensions and the European Social Fund.

•	EQmentor is an online professional development company organized in 2007 that provides working professionals 24/7 access to a custom-matched mentor, a global cross-industry peer community, and repositories of knowledge to empower high performance in the workplace. EQmentor delivers mentoring to corporate clients and the EFactor.com members.

Funding

Rockethub is a donation-based crowdfunding platform with a specific focus on educating its members. The RocketHub platform permits entrepreneurs to raise funds online for their entrepreneurial endeavors. The funds are raised leveraging the entrepreneur’s social network. The platform permits both perks and donation based contributions on a global basis. The RocketHub platform has enjoyed high levels of media exposure with features in top-press including print, radio, and television. RocketHub also maintains partnerships with top brands and organizations, including the White House, A&E Networks, the U.S. Department of State, Fractured Atlas and the New York Foundation for the Arts. In the past, RocketHub has partnered and provided services for various companies, such as American Express, Cisco, Microsoft, Chrysler, Wieden+Kennedy, Fresh Direct, Remy Martin, Fulbright Foundation, Conde Nast/Bon Appetit and Bonnier Corporation/Popular Science.

Our Key Performance Metrics

We measure traffic and member activity on our websites and collect data for visits by members and other visitors, unique visitors, page views, number of average pages per visit and percentage of views by new visitors. We believe that, by tracking and responding to these metrics, we can increase the effectiveness of our network platform, enhance our members’ experience and improve our overall financial performance.

The following table sets forth these metrics, which we have collected internally using Google Analytics, for the six months ended June 30, 2014 and 2015 and for the twelve months ended December 31, 2013 and 2014:

	Six Months Ended June 30,			Twelve Months Ended December 31,
	2014	2015	Change	2013	2014	Change
Visits	10,450,753	11,437,889	9.4%	21,429,334	21,790,258	1.7%
Unique visitors	9,427,342	10,585,371	12.3%	11,038,097	18,878,040	71.0%
Page views	54,187,246	39,728,764	(26.7)%	74,394,528	96,163,112	29.3%
Average pages per visit	5.01	2.76	(44.9)%	3.54	3.00	(15.3)%
Percentage of page views by new visitors	88.79%	53.5%	(39.7)%	46.77%	68.15%	45.7%

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Most of our key metrics improved during the comparable periods presented. For example, the number of visits and unique visitors, in particular, to our websites grew steadily during these periods. We believe these improving metrics indicate we are attracting more visitors to our sites who have purposely landed on our pages and are more actively enrolling as members.

We estimate that approximately one-third of our more than 1.9 million members are “regular members” who visit one or more of our sites regularly (at least once per month), participating in our live, in-person events and reading or responding to our newsletters and other member communications. Since June 2014, we have averaged approximately 2.0 million monthly visitors (including members) to our EFactor.com website.

As used in this prospectus, “members” are individuals that have set up a member account at EFactor.com and “unique visitors” are individuals (both members and non-members) that visit EFactor.com or our other social network websites. A “visit” is a series of page views that a single visitor makes during a period of activity, with a visit ending after the visitor closes the browser, clears cookies or is inactive for 30 minutes. “Page views” refer to an instance of one user visiting or looking at a particular page on our website.

Market Opportunities

We are a targeted social network that operates in the social media industry. We believe targeted social networks such as ours are poised for growth in the coming years as people shift from generic platforms to those where they can connect with people sharing a common interest.

We believe that entrepreneurship globally is on a fast track, becoming the preferred option for both college graduates looking for a career and other individuals who may no longer have traditional long-term employment aspirations. According to Global Entrepreneurship Monitor (January 2015), Millenials (those persons born in the 2000s) are more likely to start a business than look for a traditional career. In 2014, 300 million people around the world were estimated to be engaged in early-stage entrepreneurial activity, with the most active persons in the 25 to 35 years age group. The rise of the freelance economy (e.g., Airbnb and Uber) has already turned 14% of the U.S. workforce into entrepreneurs and millions of others into part-time entrepreneurs, according to the article. We believe that our targeted social networks, led by EFactor.com and our EScore™ technology, are positioned for growth as entrepreneurs seek specific and relevant resources to build and grow their businesses.

Entrepreneurs are among the happiest individuals across the globe with respect to their well-being and satisfaction with their work conditions. Starting a new business is a desirable career choice and high social status and media contributes positively to developing an entrepreneurial culture. In the U.S. and Canada, 2/3 of early stage entrepreneurs were driven by improvement-driven opportunity. North American early-stage entrepreneurs stand out with optimistic expectations of high growth in job creation. Nevertheless, fear of failure is the biggest barrier to entrepreneurship, as 25% of new businesses fail in the first year, another 36% fail in the second year and another 44% fail in the third year.

The foregoing confirms our belief that entrepreneurship globally is on a fast-growth track, becoming the preferred option for both graduates looking for a career and individuals who may no longer have traditional long-term employment aspirations. Accordingly, we are focused on supporting entrepreneurs to develop themselves and their businesses. Entrepreneurs are looking for answers to the many questions they face on their road to success. We believe that our social networks division, led by EFactor.com, and our EScoreTM technology, is well positioned to provide entrepreneurs with the answers, products and services they need to succeed as well as access to peers across the world with whom they can share successes and failures.

Our relevant market size is based on entrepreneurs in fast-growing industries that have an affinity with the online world. We believe approximately 25% of the estimated 300 million potential entrepreneurs mentioned above are our target audience, or 90 million members. Of these, we believe we can reach and sign up approximately 3 million members by the end of 2015 and 5 million by the end of 2016.

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Our Competitive Strengths

We believe that our key competitive strengths are as follows:

Market leader in entrepreneurial segment of social networking. We believe we are a leader in the market segment for social networking among entrepreneurs, by being the only global company that combines a comprehensive online and in-person social network with business services and funding focused exclusively on the entrepreneurial community.

Integrated funding capabilities. We operate one of the world’s largest and most recognized crowdfunding brands through our recent acquisition of RocketHub, which has a registered base of more than 200,000 users, and has facilitated over $10 million in transactions. We believe our integrated funding capabilities complete our social network ecosystem and provide a compelling solution to what has been the biggest impediment for entrepreneurs — access to funding.

Robust network platform with personally-tailored resources. Our technology platform combines a wide array of proprietary coding and algorithms with elements of standard technology that allow us to scale and handle large volumes of traffic from members and other visitors. At the same time, using our EScore™ proprietary selection and matching algorithm, we offer specific content and resources tailored to each individual’s unique business needs.

Experienced management team. Members of our management team are industry professionals with years of experience in building and running large companies and a deep understanding of the social media space. Adriaan Reinders, our Chief Executive Officer, is an entrepreneur with significant experience building companies from start-ups to large-scale organizations with more than 1,000 employees. Both Mr. Reinders and Marion Freijsen, our Chief Operating Officer, have substantial international business experience building technology companies. Our management team is further supported by Mark Stanich, our managing director who previously served in key senior marketing and digital media positions at a subsidiary of American Express and at Time Warner, and Ruud Smeets, a co-founder of ELEQT.

Our Growth and Expansion Strategy

Our primary business strategy is to expand our regular membership base, both domestically and internationally, and continue to make strategic acquisitions that benefit our members. We believe we can do this through the deployment of capital into the following areas:

Increase the number of regular members with platform improvements. We are focusing more effort on increasing the number of regular members as compared to those individuals who only visit our website occasionally. We believe this will help us achieve our goals to increase overall membership growth, the number of paying members and revenue per paying member. Improving user interactivity in the coming years is a major focus of our work with strategic partner FreedomLab, which is assisting us with website interaction dynamics, “nextgen” content and data-driven services to boost the engagement level of our users.

Acquire strategically compatible companies. We have identified a number of companies that can potentially provide a product or service that is scalable, profitable and easily adapted to our network platform. Historically, we have operated our acquired businesses independently, with little integration, while leveraging our acquired businesses to generate growth initiatives in our other lines of business. We believe we will grow faster through further acquisitions over the next 12 to 18 months by acquiring companies that (i) offer a product or service that is of interest to entrepreneurs, (ii) have a scalable product or service to offer to our members, (iii) have substantial revenue and profit or will be of strategic importance, and (iv) are able to run independently but provide a new revenue stream for us. We believe these companies will grow faster with us than they would independently. We do not intend generally to integrate the companies on an operational level, although we will seek synergies and a reduction of operating costs by streamlining such areas as finance and technology development. We currently have no commitments or agreements with respect to any such acquisitions.

Expand membership base internationally. Although we are a global platform, our marketing efforts have to date been primarily focused on five core territories — the United States, United Kingdom, India, China and The Netherlands. We plan to expand operations to additional territories over time with live events taking place in those geographical regions where a high concentration of our members reside

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Technology Platform

Network for Entrepreneurs

Our EFactor.com technology platform uses state-of-the-art technologies, such as data engine search and data vector analysis, to broaden the opportunities and to increase success in business relationships. Our data mapping algorithms introduce a new service, a new prospect, a new partner or a new advisor to a member when they are ready to begin building this business relationship. Our business maturity modeling facilitates gap analysis for members and recommends pathways to accelerate their business maturity. We recognize technology is designed to support human beings and our entire platform is conceived to integrate human interaction with technology to benefit the business relationship.

Our Social Networks provide a platform for building high impact business relationships. For example, the EFactor.com network’s gap analysis through EScoreTM may identify the need for a member to improve his or her business goals. It will then make recommendations for a well-qualified mentor to mature the member’s skills required to fill this gap. At the same time, the member could seek recommendations for a new business supplier located in a distant city. Or a member can simply ask for opinions about attending a particular trade show. Building strong business relationships leads to business success and Network for Entrepreneurs is an important tool in achieving those relationships.

EScoreTM

In September 2013, we released a beta version of a new service called EScoreTM which, with over a thousand underlying parameters, allows entrepreneurs to self-test their entrepreneurial skills in five key areas called vectors: leadership, finance, technology, sales and marketing and social value. During 2014, we strengthened this benchmarking tool allowing members to follow clearly defined steps to build up their personal EScoreTM. The overall score continuously guides the member to additional opportunities to build a better business. Each vector leads to a maximum score of 200, with the five vectors combining to a maximum EScoreTM of 1,000. The EScoreTM functions as a companion and referral tool towards relevant members, tools and courses, as well as content attuned to the context of that specific entrepreneur and their business. In 2015, we intend to further enhance the EScoreTM service algorithm by making it more data-driven, which we believe will increase its ability for tailored matchmaking.

FreedomLab

In December 2014, we announced our partnership with the FreedomLab campus for crossover innovation. Freedomlab is a creative strategy boutique, and is one of the pillars of the Dasym Investment Group. We are working closely with FreedomLab’s team in our current redesign and have inserted their group of design thinkers, gamefication experts, social storytellers, algorithm specialists, engineers and experts with many other relevant skill sets to further boost the engagement level of our users. Together, we are developing the next version of our platform that will encourage the increase of interaction among members and which will deploy specific services. The process we are currently following is a mix of service design thinking, gamification and lean development, to ensure that we are co-creating the new platform with the entrepreneurs and entrepreneurial spirit in our organization and network.

We have identified three key areas in which FreedomLab will assist: website interaction dynamics, “nextgen” content and data driven services. During 2015, EScoreTM will undergo a transformation and become more intuitive and adaptive to each individual member. The main pivot in our strategy going forward is to change EScoreTM from a tool that is embedded into our network itself towards a more data driven mobile app which can learn and nudge entrepreneurs on those actions, contacts and content that help them to build a better business. In this way, the interplay of the app and the network provides advantages to the entrepreneur and data for EFactor to further improve the relevance of our products and services. This is an approach referred to as “narrow AI” (narrow intelligence), a technology subset focused on solving specific, reasonably well-defined problems. This type of engine will also help further improve our ability in matchmaking with relevant people, content and services available for entrepreneurs. It will also allow us in the near future to gradually move towards a marketplace for co-creation between entrepreneurs and services such as our new crowdfunding platform, RocketHub.

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Technical Overview

In addition to the above components with EScoreTM, the forefront of our technology platform is further defined as:

Product Management

Our product management teams continually evaluate and improve product concepts and drive a development release cycle to ensure rapid time-to-value for our service offerings.

Global Availability

We currently serve over 1.9 million members in 196 countries with several digital offerings. Although our current capacity, with entry points in 52 countries, already supports accelerated growth we are steadily expanding our global infrastructure to achieve lower latency and higher throughput, and to ensure that our data always reside close to our end-users.

Architecture

We use a multi-device (mobile, tablets, desktops), fully location-aware and language and operating system agnostic platform. We choose the development platform that makes the most sense for our business. This flexibility allows us to focus on innovation, not infrastructure.

Information Security

We use a secure, durable technology platform with industry-recognized certifications and audits. Our services and data centers have multiple layers of operational and physical security to ensure the integrity and safety of our data.

Business Continuity

Our secure and durable cloud disaster recovery platform with industry-recognized certifications and audits, supports many disaster recovery (DR) architectures from “pilot light” environments that are ready to scale up at a moment’s notice to “hot standby” environments that enable rapid failover. We load balance incoming application traffic across multiple availability zones to prevent down-time.

Digital Marketing

We use a cloud computing solution that provides online and digital marketing businesses a flexible, highly scalable, elastic, and low-cost way to deliver our content. Our queues are available whenever applications need them. To prevent messages from being lost or becoming unavailable, all messages are stored redundantly across multiple servers and data centers.

During 2015, we plan to further enhance the business value proposition with significant technology advances in cooperation with our strategic partner FreedomLab. The primary business objective is to provide an adaptive and refocused EScoreTM, as well as additional service offerings with associated additional revenue streams bringing in the offerings of each of the acquisitions made or to be made during the course of the next 12-18 months. With FreedomLab, we will also continue working on website interaction dynamics, “nextgen” content and data-driven services to boost the engagement level of our users.

Acquisitions

Since January 1, 2014, we have completed the following acquisitions:

On July 1, 2014, we entered into an Exchange Agreement with HT Skills Ltd., an entity organized under the laws of England and Wales (“HT Skills”), and Five5Five PTE Ltd., the sole shareholder of HT Skills (“HT Seller”). On the same date, the parties consummated the transaction, pursuant to which the HT Seller sold, and we purchased all of HT Skills’ outstanding capital stock in exchange for 221,985 of our unregistered shares of common stock.

On July 1, 2014, we entered into an Exchange Agreement with Member Digital Ltd. (“Member Digital”) and the shareholders of Member Digital (the “MD Sellers”). On the same date, the parties consummated the transaction, pursuant to which the MD Sellers sold, and we purchased, all of Member Digital’s outstanding capital stock, in exchange for 20,833 unregistered shares of our common stock.

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On July 7, 2014, we entered into an Exchange Agreement with GroupCard BV, an entity organized under the laws of the Netherlands (“GroupCard”), and the shareholders of GroupCard. On the same date, the parties consummated the transaction, pursuant to which the GC Sellers sold and we purchased, all of GroupCard’s outstanding capital stock, in exchange for 46,875 unregistered shares of our common stock.

On October 1, 2014, we entered into an Exchange Agreement with ELEQT Ltd., an entity organized under laws of the England and Wales (“ELEQT”), and the shareholders of ELEQT (the “ELEQT Sellers”). On the same date, the parties consummated the transaction, pursuant to which the ELEQT Sellers sold, and we purchased, all of ELEQT’s outstanding capital stock, in exchange for 516,667 unregistered shares of our common stock.

On November 15, 2014, we entered into an Exchange Agreement with Robson Dowry Associates Ltd., an entity organized under the laws of the England and Wales (“Robson Dowry”), and the shareholders of Robson Dowry Associates Ltd. (the “Robson Dowry Sellers”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and we purchased, all of Robson Dowry’s outstanding capital stock, in exchange for 25,000 unregistered shares of our common stock.

On April 15, 2015, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EFactor Merger Sub Inc., a New York corporation and our wholly owned subsidiary (“Merger Sub”), RocketHub Inc., a New York corporation (“RocketHub”), the shareholders of RocketHub (the “Sellers”) and Eric Schneider in his capacity thereunder as the representative of the Sellers (the “Seller Representative”). Pursuant and subject to the terms and conditions of the Merger Agreement, Merger Sub was merged with and into RocketHub, with RocketHub surviving as our wholly owned subsidiary (the “Merger”). The Merger was closed simultaneously with the execution of the Merger Agreement, on April 15, 2015. As consideration for the Merger, the Sellers received 357,143 shares of our common stock, at a purchase price of $42.00 per share, for an aggregate purchase price valued at $15 million.

Government Regulation

We are subject to a number of U.S. federal and state, and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services. In particular, we are subject to federal, state, and foreign laws regarding privacy and protection of user data.

Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly-evolving industry in which we operate. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies, and foreign governments concerning privacy and data protection which could affect us. Complying with these varying domestic and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

Intellectual Property Rights

We rely on trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology and branding. We control access to our proprietary technologies and enter into confidentiality agreements with our employees and third party developers. We restrict access to our key proprietary technology to a limited number of our executive officers and managers. We have not applied for patent protection of our proprietary technology because such applications would require us to publicly disclose these aspects of our technology we wish to remain confidential. Instead, we have chosen to maintain the technology as trade secrets. We also own a trademark registration relating to the EFactor name and color trademark in The Netherlands and the European Union. In the United States, we have a trademark for our subsidiary SubHub which is a solution for building and managing membership websites with our Member Digital business unit.

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Research and Development Activities

We have spent approximately $65,000 and $350,000 in the years ended December 31, 2014 and 2013, respectively, on website development activities, along with approximately $125,000 of employee time in enhancing our website in the year ended December 31, 2014 and $0 in the year ended December 31, 2013.

We understand that the true value of social media companies is measured in the quantity and quality of the data they collect, analyze and sell to their customers. A significant criterion in our selection of the companies to be acquired is their contribution to our data value. EQmentor, with its broad and deep collection elements for an entrepreneur’s professional development, is a prime example of this strategy. We will not only integrate these data sets into our business network for the entrepreneur but we will build analytic tools on top of our unique data. The primary purpose of these analytic tools will be to measure and quantify the readiness of entrepreneurs to present their business plan to qualified investors.

We intend to take a leading role in analytics about entrepreneurs. We believe our role as a trusted advisor and mentor, our commitment to guarding business information, and our experience in sophisticated data analysis will propel us into a recognized authority on this market space.

Employees

As of June 30, 2015, we had 58 full-time employees (including five members of management) and nine independent contractors. The table below sets forth the number of our employees and independent contractors by company.

	Full-Time Employees	Independent Contractors	Total
Social Networks	36	6	42
Business Services	11	1	12
Funding	3	1	4
Corporate	8	1	9
Total	58	9	67

We may hire temporary labor to satisfy our employment needs as required. We believe that we will be able to hire a sufficient number of qualified employees to meet our employment needs. None of our employees is represented by a labor union or a collective bargaining agreement. We consider our relations with our employees to be good.

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Properties

We currently lease our office facilities. Rent expenses totaled $134,196 and $126,770 for the fiscal years 2014 and 2013, respectively, which included former facilities located in Pacifica, California and Cornelius, North Carolina. All of our facilities other than the Amsterdam office are leased from non-affiliated parties. The Amsterdam office is leased from Mr. Smeets, who is President of our Social Networks division and one of our directors. We consider these properties adequate for our current operational needs. The table below sets forth information regarding our current facilities:

Location	Expiration of Lease	Approximate Sq. Ft.	Monthly Payment
1177 Avenue of the Americas Suite 5060 New York, NY 10036	3/31/2016	300	$4,500

1 The Sanctuary, Eden Office Park, Ham Green Bristol, UK, BS20 0DD	10/1/2020	1,804	$2,971

Hornweg 5, 1432 GD Aalsmeer The Netherlands	12/31/2015	484	$1,113

3rd floor, South Point House, 321 Chase Road, London N14 6JT, England.	12/31/2015	3,000	$10,386

Brakkeput Ariba 160, Willemstad, Curacao	12/31/2015	2,300	$4,200

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Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT

The following table sets forth certain information concerning our executive officers and directors as of the date of this prospectus.

Name	Age	Position(s)
Adriaan Reinders	71	President, Chief Executive Officer and Director
Marion Freijsen	52	Chief Operating Officer and Director
Mark Noffke	59	Chief Financial Officer and Director
Thomas Trainer	68	Director, Chairman of the Board
Brian Banmiller	71	Director
Robert Burnett	60	Director
Leslie Green	57	Director
David Jeffries	58	Director
Ad Prins	59	Director
Ruud Smeets	44	President, Social Networks Division and Director
Mark Stanich	54	Managing Director and Director

Our officers and directors are elected annually for a one year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Adriaan Reinders is our co-founder and has served as our President and Chief Executive Officer and a member of our board of directors since September 2008. He has launched numerous businesses, growing and selling them through all economic cycles. He has created multiple businesses through a roll-up strategy, the largest of which — Rijnhaave, a Netherlands information technology company specializing in systems integration — had 1,110 employees and was sold to British Telecom. Mr. Reinders is also the Co-Founder and until 2010, served as an Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies. Further, he was a founder and served as the Acting Chief Executive Officer of Supply Chain Solutions B.V., a global business solutions firm specializing in supply chain management and software services for the U.S. pharmaceutical manufacturers and large European retailers. In 1989, Mr. Reinders founded Rijnhaave, and subsequently executed six acquisitions in the Netherlands and the U.S. before selling the company to Syntegra, a subsidiary of British Telecom. In 1975, Mr. Reinders founded Microlife, a Netherlands information technology firm specializing in customer services and training for mainframe environments. Mr. Reinders also serves as a board member of the Kelley School of Business at the University of Indiana and the Executive Chairman of Artilium plc, a mobile virtual network provider, and previously served as a director of the global IT division of British Telecom. He is a frequent speaker and a published author with books on entrepreneurial networking and social media. Mr. Reinders holds a degree in Social Geography from the University of Amsterdam. We believe Mr. Reinders is well-qualified to serve as a member of our board of directors due to his extensive experience running international businesses.

Marion Freijsen is our co-founder and has served as our Chief Operating Officer and a member of our board of directors since September 2008. She was responsible for and managed the building of our platform. Ms. Freijsen is also the owner of Elegio BV, a Netherlands company providing business consulting and management expertise in the areas of strategy, vision, finance, international expansion and business development. In addition, Ms. Freijsen is the founder and the former Chief Executive Officer and Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies. Ms. Freijsen co-launched OHM with no outside investment, and in five years established a portfolio of more than 100 clients. Ms. Freijsen previously served as Vice President (Central Europe) for Currenex Ltd., Commercial Director of Speedport NV, Country Manager (Benelux) for Newsedge Corp., Major Account Manager for ICV Ltd. / S&P Comstock, and Account Manager for Bloomberg Financial Markets. Ms. Freijsen is the co-author of two books (the most recent published in November 2012 called “The E-Factor: Entrepreneurship in the Social Media Age”). She is a frequent speaker at global conferences in cities such as New York, Boston, San Francisco, London, Amsterdam and Berlin. Ms. Freijsen holds a marketing degree from the Chartered Institute of Marketing in London. We believe Ms. Freijsen is well-qualified to serve as a member of our board of directors due to her ability to set-up and run international operations, lead complex processes and provide leadership to technology teams.

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Mark Noffke has served as our Chief Financial Officer and a member of our board of directors since June 2014 and as our Executive Vice President since October 2012. Mr. Noffke has more than 35 years of experience as a seasoned financial and management professional. Mr. Noffke also serves as a member of the board of directors for Cafe Serendipity Holdings Inc., a start-up retail branding company, and SYDYS Corporation, an online media company specializing in special interest website publishing. Since January 2007, he has also served as Chief Financial Officer of Beyond Commerce, Inc., an e-commerce company. From August 2006 to January 2007, Mr. Noffke served as Chief Executive Officer of Financial Media Group, Inc., a formerly public investor relations company. He served as Chief Financial Officer of National Storm Management, Inc., a storm restoration company, from May 2004 to August 2006, where he was instrumental in its initial public offering. From September 1996 to June 2003, Mr. Noffke served as the Chief Financial Officer and a director of U.S. Forest Industries, Inc., a formerly private timber manufacturing company, where he was responsible for developing its accounting infrastructure. Mr. Noffke is a Certified Public Accountant in Illinois and has a Bachelor of Science in Accounting from Valparaiso University in Indiana in 1977. We believe Mr. Noffke is well-qualified to serve as a member of our board of directors due to his extensive experience preparing financial statements for public companies and his certified public accounting designation.

Thomas Trainer has served as a member of our board of directors since February 2013, and as Chairman of our board of directors since July 2014. Mr. Trainer is a well-recognized and awarded leader in the business technology field. He served as Global Chief Information Officer for each of Joseph E. Seagram (1985 to 1989), Reebok (1990 to 1994), Eli Lilly & Company (1995 to 1999), Citigroup (1999 to 2001) and PepsiCo (2003 to 2007). In 1996, Mr. Trainer helped found “The Working Council of CIOs of The Advisory Board” and “The Pharmaceutical Research and Manufacturers Association (PHARMA) CIO Forum. He has lectured internationally on business and technology issues, including “The World Congress of Information Technology” in Washington, DC in 1998; and various conferences sponsored by The Economist, Forbes, Business Week, Fortune, and Financial Times. In 2009, he keynoted in Beijing the “Inaugural Sino-American CIO Conference”. Mr. Trainer has also been profiled on CBS TV’s “American Edition” and CNBC’s “Technology Edge” Broadcast programs. We believe Mr. Trainer is well-qualified to serve as a member of our board of directors due to his extensive experience with technology and transformation processes.

Brian Banmiller has served as a member of our board of directors since October 2013. Since January 1980, Mr. Banmiller has served as a national broadcast journalist, commentator and public speaker. He has a 35-year affiliation with CBS News Radio as a National Business Reporter. He was the Business Editor for KTVU Channel 2 News, Oakland, California, from 1989 to 2005. From 1992 to 1999, he served as Executive Producer, Anchor and Chief Correspondent of the national television business news magazine, “On the Money with Brian Banmiller,” and for five years as Managing Editor and Co-Anchor of “Silicon Valley Business”. Prior to joining KTVU, Mr. Banmiller was a Contributing Correspondent for “The Wall Street Journal Report on Television.” He received a business degree from Villanova University. He has also served five years in the United States Air Force where he obtained the rank of captain. We believe Mr. Banmiller is well-qualified to serve as a member of our board of directors due to his extensive experience in publishing and media.

Robert Burnett has served as a member of our board of directors since August 2015. He has over 30 years of experience in luxury real estate development and marketing and sales. He currently manages Burnett Partners, a global advisory firm that works with developers, private equity groups and leading hotel management firms, which he founded in 2013. From 2000 to 2013, Mr. Burnett served as the chief executive officer of Synthesis Realty Group LLC, a real estate firm which he co-founded in 2000 that markets and sells cutting-edge resort and residential projects domestically and internationally. Prior to that, Mr. Burnett served in various senior positions with major real estate organizations including President and Global Head of Sales and Marketing for ResidenSea (USA), a European real estate venture, from 1996 to 2000, Head of Real Estate for Princeville Resort in Hawaii, from 1990 to 1993, Executive Vice President of M.J. Raynes, Inc., a New York real estate organization, from 1984 to 1990 and an executive at Sotheby’s International Realty, a real estate firm, from 1980 to 1984. Mr. Burnett received a Bachelor of Arts degree from Bowdoin College and a Master of Business Administration degree from Columbia University.We believe Mr. Burnett is well-qualified to serve as a member of our board of directors due to his financial and operational knowledge.

Leslie Green has served as a member of our board of directors since August 2015. He has over 30 years of experience in the finance and technology industry. Currently, Mr. Green is the owner of Lex Associates LLP, a private equity company, where he has served as a partner since 2010. From 1998 to 2003, Mr. Green was employed by Cap Gemini Ernst & Young UK plc, an accounting firm, where he initially served as the Head of UK Media Consulting and later served as Director of Innovation. Mr. Green also served in various senior positions including International Chief Executive Officer of Enterprise Software Inc., a computer software company, from 1995 to 1998, and Managing Director of Carlson Associates Ltd, a UK technology company, from 1990 to 1995. Mr. Green received a Bachelor of Science first class honours degree from Keele University.We believe Mr. Green is well-qualified to serve as a member of our board of directors due to his financial and operational knowledge.

David Jeffries has served as a member of our board of directors since September 2015. Mr. Jeffries has over 30 years of experience in the banking industry. Since August 2014, Mr. Jeffries has advised private companies in the technology, consumer, oil and gas, and pharmaceutical industries. From July 2008 to July 2014, he served as a managing director and head of consumer, retail, industrial, healthcare, and chemicals coverage for the Royal Bank of Scotland Group PLC (NYSE:RBS). From May 2002 to July 2008, Mr. Jeffries served as a managing director and head of consumer, retail, and industrial coverage, and later as the head of North American banking coverage, for ABN Amro Bank N.V. From May 1999 to January 2001, he served as a managing director in consumer and retail coverage for J.P. Morgan (NYSE:JPM). From May 1986 to May 1999, Mr. Jeffries served in various capacities for Lehman Brothers Inc., including as a managing director and head of consumer coverage. Mr. Jeffries holds a Bachelor of Arts degree from Haverford College and a Master of Arts degree and a Juris Doctor degree from Yale University. We believe Mr. Jeffries is well-qualified to serve as a member of our board of directors due to his financial and operational knowledge.

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Ad Prins has served as a member of our board of directors since August 2015. Mr. Prins has over 35 years of international business experience, primarily in the information communications technology industry. Mr. Prins currently serves in various senior leadership positions including as a non-executive board member of Share2Use B.V. Amsterdam, an information communications technology company which he co-founded, since 2014, a non-executive board member of Driepuntnul B.V. Amsterdam, an education and information communications technology company which he co-founded, since 2014, managing partner of Increasive Ventures B.V., an investment company which he co-founded, since 2010, chief financial officer of Lighthouse Management B.V. Amsterdam, an investment company, since 2011, and sole owner of AddVice B.V., Amsterdam, an interim management company, since 1994. From 2005 to 2010, Mr. Prins was employed by Epyon Power B.V. Delft., an information communications technology company which he co-founded, where he served in various positions CFO, acting COO and as a non-executive board member. From 2005 to 2008, Mr. Prins served as the chief financial officer of River Diagnostics B.V., a life sciences company. Mr. Prins holds a Bachelor degree in Business Administration from Hanzehogeschool Groningen, the Netherlands (1978). We believe Mr. Prins is well-qualified to serve as a member of our board of directors due to due to his financial and operational knowledge.

Ruud Smeets has been President of our Social Networks division and has served as a member of our board of directors since October 2014. Mr. Smeets is a co-founder of ELEQT, which we acquired in 2014. As President of Social Networks, Mr. Smeets is responsible for the growth of the social networks which form the core of our activities, including our flagship networks EFactor.com and ELEQT.com. From 2008 to 2014, Mr. Smeets served as Chief Executive Officer of ELEQT. During that period, ELEQT grew into a global exclusive social lifestyle network with members from over 200 countries and operations in 15 metropolitan areas around the world. ELEQT is the social network of choice of the Quintessentially Group, a leading concierge service with offices in over 60 countries around the world. Mr. Smeets also launched www.telegraaf.nl, the largest Dutch news website, introduced digital business directory Scoot in the United Kingdom and Europe, co-founded and served as general partner and director of Newconomy, a technology and media venture capital firm, established and led KPMG’s Information, Communication and Entertainment advisory services business segment, introduced Yahoo! in the Netherlands and served as general manager for Yahoo! Search Europe. Mr. Smeets also co-founded and served as Chief Executive Officer of Mediamall, the Netherlands’ first interactive television company. Mr. Smeets holds a Master’s degree in Business Administration and Economics from the University of Maastricht and was awarded the Milia d’ Or, the Grand Jury Prize for Best Online Reference Site. We believe Mr. Smeets is well-qualified to serve as a member of our board of directors due to his ability to lead remote teams, provide leadership to multiple operating countries and manage complex processes.

Mark Stanich has served as our Managing Director since December 2014, in which position he is responsible for the strategy and growth of all of our business lines. Mr. Stanich has served as a member of our board of directors since September 2013. Prior to joining us, Mr. Stanich served in a number of senior marketing, strategy, operations, and digital media leadership positions in the consumer services sector. From September 2013 to August 2014, he served as President, Digital Media and Chief Marketing Officer for the Time Inc. Affluent Media Group, a division of Time Warner Inc. (NYSE:TWX). From January 2009 to September 2013, Mr. Stanich served as Chief Marketing Officer and President, Digital Media for American Express Publishing Corp. (“AEPC”), a wholly-owned media subsidiary of American Express Company (NYSE:AXP). He also served in prior capacities at AEPC including Chief Marketing Officer (May 2001 to January 2009) and Senior Vice President of Consumer Products (July 1997 to May 2001). Mr. Stanich has broad experience leading existing and emerging digital businesses including websites, social media platforms, e-newsletters, mobile and tablet applications, e-commerce, and digital partnerships. In his Chief Marketing Officer capacities, he has directed consumer strategy, marketing, and product development for traditional consumer media products including magazines, books, products, and branded affinity services, as well as database marketing and international operations. He has served on several industry boards, including directorships with the Online Publishers Association and BPA Worldwide. He is a graduate of the University of California, Berkeley and received his MBA from the Harvard Business School. We believe Mr. Stanich is well-qualified to serve as a member of our board of directors due to his extensive leadership in large marketing operations and running divisions of public companies.

Family Relationships

There are no family relationships between or among the above directors, executive officers or persons nominated or charged by us to become directors or executive officers other than Mr. Stanich and Mr. Banmiller, who are brothers-in-law. In addition, Roeland Reinders, one of our three co-founders and one of our employees, is the adult son of Adriaan Reinders, our President and Chief Executive Officer.

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Board Leadership Structure

Adriaan Reinders currently serves as our principal executive officer and Mr. Trainer serves as chairman of our board of directors. Our board of directors has chosen to separate the principal executive officer and chairman positions because it believes that (i) independent oversight of management is an important component of an effective board of directors and (ii) this structure benefits the interests of all stockholders. If our board of directors convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Given that we are still in the early stages of our development and given that we have an independent chairman, the board of directors does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if circumstances change. We believe that the structure described above is the best structure to lead us in the achievement of our goals and objectives and establishes an effective balance between management leadership and appropriate oversight by independent directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Director Independence

Our board of directors evaluates the independence of each nominee for election as a director in accordance with the NASDAQ listing rules (the “NASDAQ Listing Rules”). Pursuant to these rules, a majority of our board of directors must be “independent directors” within the meaning of the NASDAQ Listing Rules, and all directors who sit on our committees must also be independent directors.

The NASDAQ definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, our employee and has not received certain payments from, or engaged in various types of business dealings with, us. In addition, as further required by the NASDAQ Listing Rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

As a result, our board of directors has affirmatively determined that none of our non-employee directors has a material relationship with the company. Our board of directors has also affirmatively determined that all members of our committees are independent directors.

Audit Committee and Audit Committee Financial Expert

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and NASDAQ Listing Rules. The Audit Committee is comprised of Leslie Green (chair), Robert Burnett and David Jeffries. Our board of directors has determined that Mr. Green qualifies as an audit committee financial expert as defined by the rules of the Securities and Exchange Commission, based on his education, experience and background.

Compensation Committee

We have a separately-designated standing Compensation Committee established in accordance with the NASDAQ Listing Rules. The Compensation Committee is comprised of Robert Burnett (chair), Thomas Trainer, Ad Prins and Brian Banmiller.

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Nominating and Corporate Governance Committee

We have a separately-designated standing Nominating and Corporate Governance Committee in accordance with the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee is comprised of Thomas Trainer(chair), Leslie Green and Brian Banmiller.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees, a copy of which will be available on our website upon the completion of this offering. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation earned for services rendered to us for the fiscal years indicated by our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)(3)	All Other Compensation		Total
Adriaan Reinders	2014	$225,000	$—	$390,000	$48,000	(1)	$438,000
(President and Chief Executive Officer)	2013	$112,500	$—	$—	$32,000		$144,500

Marion Freijsen	2014	$225,000	$—	$390,000	$48,000	(1)	$438,000
(Chief Operating Officer)	2013	$112,500	$—	$—	$32,000		$144,500

James E. Solomon	2014	$—	$—	$68,750	$24,000	(1)	$92,750
(Former Chief Financial Officer)(5)	2013	$—	$—	$—	$52,000	(4)	$52,000

Mark Noffke	2014	$120,000	$—	$83,500	$24,000	(1)	$227,500
(Chief Financial Officer)	2013	$120,000	$—	$—	$—		$120,000

Mark Stanich	2014	$20,000	$—	$68,750	$48,000	(1)	$136,750
(Managing Director)	2013	$—	$—	$—	$10,452	(1)	$10,452

Ruud Smeets	2014	$50,000	$—	$—	$12,000	(1)	$62,000
(President of Social Networks)	2013	$—	$—	$—	$—		$—

(1)	Reflects director fees received by the officer.
(2)	The amounts reported include the aggregate grant date fair value of the stock portion of the discretionary bonus paid to the named executive officers in lieu of cash bonuses.
(3)	The amounts reported include the aggregate grant date fair value of the stock portion of their director fees.
(4)	Includes $32,000 for director fees and $20,000 for consulting fees.
(5)	Mr. Solomon resigned June 30, 2014.

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Employment Agreements

Adriaan Reinders

On October 11, 2013, we entered into an employment agreement with Mr. Reinders (the “Reinders Agreement”). Pursuant to the terms of the Reinders Agreement, Mr. Reinders will work for us on a full-time basis and will receive an annual base salary of $225,000. Mr. Reinders may receive an annual cash bonus in an amount up to 100% of his base salary, as may be determined by the compensation committee of our board of directors in its sole discretion. In addition, Mr. Reinders was granted 1,667 restricted stock units and may be granted additional units or options annually, as may be determined by the compensation committee of our board of directors in its sole discretion.

The initial term of the Reinders Agreement was until December 31, 2014, and automatically renews for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

In the event Mr. Reinders’ employment is terminated by us for cause or due to his death, Mr. Reinders will be entitled to receive any accrued and unpaid base salary up to the date of termination. In the event Mr. Reinders is physically or mentally incapacitated or disabled or otherwise unable to discharge his duties for a period of six months, the Reinders Agreement shall terminate upon 90 days written notice.

In the event Mr. Reinders’ employment is terminated by us for any reason other than cause, death or disability, he will be entitled to receive any accrued and unpaid base salary up to the date of termination. In addition, he will be entitled to receive a lump-sum cash payment equal to his base salary and a bonus equal to 50% of his base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Reinders Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Reinders Agreement will decrease from two years to one year following termination of his employment.

In the event Mr. Reinders’ employment is terminated by us within six months of a change of control (as defined in the Reinders Agreement), or if Mr. Reinders terminates his employment within six months of a change in control, he will be entitled to receive a lump-sum cash payment equal to his base salary and a bonus equal to 50% of his base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Reinders Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Reinders Agreement will decrease from two years to one year following termination of his employment. If our stockholders exchange their shares for stock of any other company, Mr. Reinders will also be entitled to receive an amount equal to the per share price paid to our stockholders less the pre-announcement price of the shares, multiplied by 833.

The Reinders Agreement contains customary non-competition provisions that extend to two years (or one year upon the occurrence of the events described above) after termination of Mr. Reinders’ employment with us. Mr. Reinders also agreed to customary terms regarding confidentiality.

Marion Freijsen

On October 11, 2013, we entered into an employment agreement with Ms. Freijsen (the “Freijsen Agreement”). Pursuant to the terms of the Freijsen Agreement, Ms. Freijsen will work for us on a full-time basis and will receive an annual base salary of $225,000. Ms. Freijsen may receive an annual cash bonus in an amount up to 100% of her base salary, as may be determined by the compensation committee of our board of directors in its sole discretion. In addition, Ms. Freijsen was granted 1,667 restricted stock units and may be granted additional units or options annually, as may be determined by the compensation committee of our board of directors in its sole discretion. The initial term of the Freijsen Agreement was until December 31, 2014, and automatically renews for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

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In the event Ms. Freijsen’s employment is terminated by us for cause or due to her death, Ms. Freijsen will be entitled to receive any accrued and unpaid base salary up to the date of termination. In the event Ms. Freijsen is physically or mentally incapacitated or disabled or otherwise unable to discharge her duties for a period of six months, the Freijsen Agreement shall terminate upon 90 days written notice.

In the event Ms. Freijsen’s employment is terminated by us for any reason other than cause, death or disability, she will be entitled to receive any accrued and unpaid base salary up to the date of termination. In addition, she will be entitled to receive a lump-sum cash payment equal to her base salary and a bonus equal to 50% of her base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Freijsen Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Freijsen Agreement will decrease from two years to one year following termination of her employment.

In the event Ms. Freijsen’s employment is terminated by us within six months of a change of control (as defined in the Freijsen Agreement), or if Ms. Freijsen terminates her employment within six months of a change in control, she will be entitled to receive a lump-sum cash payment equal to her base salary and a bonus equal to 50% of her base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Freijsen Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Freijsen Agreement will decrease from two years to one year following termination of her employment. If our stockholders exchange their shares for stock of any other company, Ms. Freijsen will also be entitled to receive an amount equal to the per share price paid to our stockholders less the pre-announcement price of the shares, multiplied by 833.

The Freijsen Agreement contains customary non-competition provisions that extend to two years (or one year upon the occurrence of the events described above) after termination of Ms. Freijsen employment with us. Ms. Freijsen also agreed to customary terms regarding confidentiality.

Mark Stanich

Pursuant to the terms of his employment agreement, dated December 18, 2014 (the “Stanich Agreement”), Mr. Stanich will work for us on a full-time basis and will receive a monthly base stipend of $20,000. Mr. Stanich may receive an annual cash bonus in an amount up to $250,000, as may be determined by the compensation committee of our board of directors in its sole discretion. In addition, Mr. Stanich is entitled to receive 100,000 restricted stock units (33,333 of which have been granted) in three equal annual tranches of 33,333 and may be granted additional units or options annually, as may be determined by the compensation committee of our board of directors in its sole discretion. The Stanich Agreement will continue until December 1, 2015, and will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

In the event Mr. Stanich’s employment is terminated by us for cause or due to his death, Mr. Stanich will be entitled to receive any accrued and unpaid base salary up to the date of termination. In the event Mr. Stanich is physically or mentally incapacitated or disabled or otherwise unable to discharge his duties for a period of six months, the Stanich Agreement shall terminate upon 90 days written notice.

In the event Mr. Stanich’s employment is terminated by us for any reason other than cause, death or disability, he will be entitled to receive any accrued and unpaid base salary up to the date of termination. In addition, he will be entitled to receive a lump-sum cash payment equal to his base salary and a bonus equal to 50% of his base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Stanich Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Stanich Agreement will decrease from two years to one year following termination of his employment.

In the event Mr. Stanich’s employment is terminated by us within six months of a change of control (as defined in the Stanich Agreement), or if Mr. Stanich terminates his employment within six months of a change in control, he will be entitled to receive a lump-sum cash payment equal to his base salary and a bonus equal to 50% of his base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Stanich Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Stanich Agreement will decrease from two years to one year following termination of his employment. If our stockholders exchange their shares for stock of any other company, Mr. Stanich will also be entitled to receive an amount equal to the per share price paid to our stockholders less the pre-announcement price of the shares, multiplied by 833.

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The Stanich Agreement contains customary non-competition provisions that extend to two years (or one year upon the occurrence of the events described above) after termination of Mr. Stanich employment with us. Mr. Stanich also agreed to customary terms regarding confidentiality.

Director Compensation

The following table summarizes the compensation for our non-employee board of directors for the twelve months ended December 31, 2014. All compensation paid to our employee directors is included under the summary compensation table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas Trainer	-0-	$143,750	-0-	-0-	-0-	$119,000	$262,750

Brian Banmiller	-0-	$106,250	-0-	-0-	-0-	$48,000	$154,250

John Barbera(1)	-0-	$100,000	-0-	-0-	-0-	$24,000	$124,000

(1)	Mr. Barbera resigned from our board of directors on June 30, 2014.
(2)	Includes $48,000 for director fees and $71,000 for consulting fees.
(3)	The amounts reported include the aggregate grant date fair value of the stock portion of the discretionary bonus paid to the named director.
(4)	The amounts reported include the aggregate grant date fair value of the stock portion of the director fees paid to the named director.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by our named executive officers as of December 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares Or Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Adriaan Reinders	-0-	-0-	-0-	-0-	—	-0-	-0-	-0-	-0-

Marion Freijsen	-0-	-0-	-0-	-0-	—	-0-	-0-	-0-	-0-

Mark Stanich	-0-	-0-	-0-	-0-	—	100,000	1,140,000	-0-	-0-

Mark Noffke	-0-	-0-	-0-	-0-	—	-0-	-0-	-0-	-0-

Ruud Smeets	-0-	-0-	-0-	-0-	—	-0-	-0-	-0-	-0-

James E. Solomon(1)	-0-	-0-	-0-	-0-	—	-0-	-0-	-0-	-0-

(1)	Mr. Solomon resigned June 30, 2014.

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2010 Stock Option Plan

In September 2011, we adopted the 2010 Stock Option Plan pursuant to which stock options to acquire 170,481 shares of our common stock were available for issuance. We subsequently reduced the common stock available for issuance under the Plan 106,688 shares on November 12, 2012 to 63,792 shares. Under the Plan, non-statutory stock options and stock purchase rights may be granted to employees and consultants. Incentive stock options may be granted only to employees. In September 2011, we issued 63,792 options to purchase common shares to employees. These options had terms of 4 to 5 years, exercise prices of $31.80 to $35.40, and had vesting dates from the grant date to October 1, 2011. No additional stock or stock option grants are authorized under the Plan at this time.

RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

The following is a description of the transactions we have engaged in from January 1, 2013 through the date of this prospectus, with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

On February 11, 2013, in connection with the Acquisition and Share Exchange Agreement with The E-Factor Corp., we issued Adriaan Reinders, our Chief Executive Officer, in exchange for his shares of The E-Factor Corp., 41,667 shares of Series A Convertible Preferred Stock, of which 20,833 were converted into 107,552 shares of common stock in October 2013.

On February 11, 2013, in connection with the Acquisition and Share Exchange Agreement with The E-Factor Corp., we issued Marion Freijsen, our Chief Operating Officer, in exchange for her shares of The E-Factor Corp., 41,667 shares of Series A Convertible Preferred Stock, of which 20,833 were converted into 107,552 shares of common stock in October 2013.

On May 6, 2015, we issued 53,333 and 40,422 shares of our common stock to Mr. Reinders and Ms. Freijsen, respectively, to convert certain indebtedness aggregating to $703,167 of our related-party liabilities. In addition to the common stock, the individuals received 23,439 three-year warrants with an exercise price of $15.00 per share.

On December 6, 2012, Linge Beleggingen, BV, an affiliate of Mr. Reinders, loaned $200,000 to us at an interest rate of 15% per annum. This loan was due on September 1, 2013. As of the date of this prospectus, we owe $181,081 in principal and approximately $118,000 in interest and penalties under this loan.

Our Amsterdam office is leased from Mr. Smeets, who serves as President of our Social Networks division and as a member of our board of directors. The lease is on a month to month basis and the monthly lease payment for the office is approximately $2,782. This property was recently sold and we intend to relocate this office in August 2015.

On July 31, 2015, we entered into an unsecured loan agreement with Increasive Ventures BV, or Increasive, pursuant to which Increasive agreed to loan us $1,250,000, representing principal of $1,000,000 and an original issue discount of $250,000. The loan was originally payable to us in two tranches, $500,000 of which was paid on July 31, 2015 and $500,000 of which was payable within five business days of certain conditions being met, including discussions between us and Increasive regarding business strategies. The parties subsequently agreed that the second tranche will be payable in two installments, including $300,000 payable on September 1, 2015 and $200,000 after certain conditions are met. The principal amount of the loan accrues interest at a rate of 12% per annum and is payable in full on December 31, 2015. Prior to the maturity date, Increasive may convert the unpaid amount under the loan into shares of our common stock at a conversion price equal to $4.80 per share. If we fail to repay the loan by the maturity date, Increasive may redeem the loan at a redemption price equal to 135% of the principal amount then outstanding. At the option of Increasive, any such redemption can be made either in cash or in restricted shares of our common stock, such shares valued at 50% of the closing price of our shares on the maturity date. Increasive has the right to purchase up to $500,000 of the securities offered in this offering on the same terms as other investors. In addition, we issued to Increasive a five-year warrant to purchase 1,500,000 shares of our common stock at an exercise price of $4.80 per share. Ad Prins, one of our directors, is the managing partner of Increasive.

Director Independence

Our board of directors is comprised of eleven members, six of whom (Thomas Trainer, Brian Banmiller, Robert Burnett, Leslie Green, David Jeffries and Ad Prins) are “independent” within the meaning of Rule 5605 of the NASDAQ Stock Market.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock and Series A preferred stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock and warrants in this offering, for:

•	each person known by us at that date to be the beneficial owner of more than 5% of the outstanding shares of our based solely on Schedule 13D/13G filings with the SEC;

•	each of our officers and directors at such date; and

•	and all of our executive officers and directors at such date, as a group.

Under Rule 13d-3 under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).

Under Rule 13d-3 under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Common Stock(3)	Amount and Nature of Beneficial Ownership of Preferred Stock	Percent of Preferred Stock(3)	Voting Power(2)(3)(5)	Ownership of Common Stock After this Offering	Percent of Common Stock After this Offering	Amount of Preferred Stock After this Offering	Percent of Preferred Stock After this Offering	Voting Power post- Offering
Adriaan Reinders	210,832	6.0%	20,833	50%	16.1%	210,832	4.2%	20,833	50%	12.1%
Marion Freijsen	211,071	6.0%	20,833	50%	16.1%	211,071	4.2%	20,833	50%	12.1%
Quintessentially Publishing Limited(4)	207,752	5.9%	—	—	4.6%	207,752	4.2%	—	—	3.4%
Ruud Smeets	96,522	2.7%	—	—	2.1%	96,522	1.9%	—	—	1.6%
Thomas Trainer	46,256	1.3%	—	—	1.0%	46,256	*	—	—	*
Mark Stanich	46,927	1.3%	—	—	1.0%	46,927	*	—	—	*
Mark Noffke	9,627	*	—	—	*	9,627	*	—	—	*
Brian Banmiller	11,091	*	—	—	*	11,091	*	—	—	*
Robert Burnett	1,667	*	—	—	*	1,667	*	—	—	*
Leslie Green	1,667	*	—	—	*	1,667	*	—	—	*
David Jeffries	10,596	*	—	—	*	10,596	*	—	—	*
Ad Prins(6)	1,871,656	35.5%	—	—	29.7%	1,871,656	27.6%	—	—	24.0%
Increasive Ventures BV(6)	1,869,989	35.4%	—	—	29.6%	1,869,989	27.6%	—	—	23.9%
All directors and named executive officers as a group (11 persons)	2,517,911	54.0%	41,667	100%	66.8%	2,517,911	40.6%	41,667	100%	51.9%

*	Less than 1% of our outstanding shares or voting power.

(1)	Unless otherwise indicated, the business address of each person listed is c/o EFactor Group Corp., 1177 Avenue of the Americas, Suite 5060, New York, New York 10036.
(2)	For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(3)	Calculated based upon 3,500,920 shares of common stock and 41,667 shares of Series A preferred stock issued and outstanding.
(4)	According to a Schedule 13G filed with the SEC on October 14, 2014, Quintessentially Publishing Limited reported beneficial ownership of an aggregate of 207,752 shares. Paul Drummond, Ben Elliot and Aaron Simpson share voting and investment control over these securities. The address of the principal business office of the reporting person is 29 Portland Place, London W1B 1QB, United Kingdom.
(5)	Calculated based on 4,542,587 shares outstanding. Includes an aggregate of 41,667 shares of Series A preferred stock, which have 25 votes per share, or a total of 1,041,667 additional votes, on any matter brought before the holders of our common stock for a vote.
(6)	Increasive beneficially owns (i) 101,305 shares of common stock; (ii) 260,417 shares of common stock issuable upon conversion of a promissory note; and (iii) an aggregate of 1,508,267 shares of common stock issuable upon the exercise of certain warrants held by Increasive. Mr. Prins is the managing partner of Increasive and therefore may be deemed the beneficial owner of the shares held by Increasive.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, of which 83,333 such shares have been designated as Series A preferred stock. As of the date of this prospectus, there were 3,500,920 shares of common stock outstanding and 41,667 shares of Series A preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Holders of the common stock do not have any conversion rights, pre-emptive or other rights to subscribe for or purchase additional shares of capital stock and there are no redemption provisions applicable to our common stock. We have not paid any dividends on its common stock since inception and expects to continue to retain all earnings generated by our operations for the development and growth of its business and does not anticipate paying any cash dividends to its stockholders in the foreseeable future. The payment of future dividends on the common stock and the rate of such dividends, if any, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

Preferred Stock

Holders of our Series A preferred stock are entitled to 25 votes per share. Holders of the Series A preferred stock vote with the holders of the common stock and not as a separate class. Holders of our Series A Preferred Stock do not have any conversion rights, pre-emptive or other rights to subscribe for or purchase additional shares of capital stock and there are no redemption provisions applicable to our Series A Preferred Stock.

We have not paid any dividends on our Series A preferred stock since inception and expect to continue to retain all earnings generated by our operations for the development and growth of our business and do not anticipate paying any cash dividends to our stockholders in the foreseeable future. The payment of future dividends on the Series A preferred stock and the rate of such dividends, if any, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

Warrants

As of the date of this prospectus, warrants for the issuance of 1,939,214 shares of our common stock were outstanding, exercisable at a weighted average exercise price of $4.85 per share through various expiration dates through May 2018.

Warrants Issued in this Offering

The warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to       % of the price per share of common stock sold in this offering, subject to adjustment as discussed below, at any time commencing upon consummation of this offering and terminating at 5:00 p.m. on the fifth anniversary of the date of this prospectus.

The warrants will be issued in registered form under a warrant agreement between us and our warrant agent. The material provisions of the warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of the warrant agreement that has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

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The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. During any period we fail to have maintained an effective registration statement covering the shares underlying the warrants, the warrant holder may exercise the warrants on a cashless basis. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of common stock to be issued to the warrant holder. If multiple warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the warrants.

Underwriter’s Warrant

We have agreed to grant to the underwriter a warrant to purchase a number of shares equal to 8% of the total number of shares of common stock sold in this offering at an exercise price equal to 115% of the price per share of the common stock sold in this offering. The warrant will contain a cashless exercise feature.

Transfer Agent and Warrant Agent

Our stock transfer agent is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, telephone: 702-361-3033. Pacific Stock Transfer Company will also act as the warrant agent for the warrants issued in this offering.

Anti-Takeover Effects of our Charter and Bylaws

Certain provisions in our charter and bylaws could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders. Our charter and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our stockholders to nominate directors for election at annual meetings of our stockholders. In addition, our board of directors has the authority, without further approval of our stockholders, to issue preferred stock having such rights, preferences and privileges as the board of directors may determine. Any such issuance of preferred stock could, under some circumstances, have the effect of delaying or preventing a change in control of us and might adversely affect the rights of holders of common stock.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have elected to opt out of these provisions. Consequently, until such time as we amend our charter to elect to be governed by these provisions, we will not be subject to these provisions.

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A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination statute, if applicable, would discourage parties interested in taking control of us if they cannot obtain the approval of our board of directors. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

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A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have opted out of these provisions. Consequently, until such time as we amend our charter to elect to be governed by these provisions, we will not be subject to these provisions.

The effect of the Nevada control share statute, if applicable, would be that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting of the stockholders. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, the sale of shares issued by us in a private transaction (outside of this offering) will be limited after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares outstanding as of the date of this prospectus, upon the completion of this offering, 5,000,920 shares of our common stock will be outstanding, assuming (i) no exercise of the underwriter’s option to purchase additional shares, (ii) no exercise of outstanding options or warrants and (iii) no conversion of outstanding debt.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted shares of our common stock issued pursuant to a cashless exercise of a warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced on the date the warrant was originally issued.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Lock-Up Agreements

In connection with this offering, we and our officers, directors, and holders of 2.0% or more of our common stock have agreed to enter into lock-up agreements with the underwriter. See “Underwriting” for more information.

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC acting as the sole book-running manager and underwriter named below. Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase, and we have agreed to sell to the underwriter, the number of shares of common stock and warrants to purchase common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Shares
Maxim Group LLC	1,500,000

Total	1,500,000

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares and warrants offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriter is obligated to take and pay for all of the shares and warrants offered by this prospectus if any such shares and warrants are taken, other than those shares and warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable no later than 45 calendar days after the date of the underwriting agreement to purchase up to 1,500,000 shares of common stock at a price, after the underwriting discount of $     per share, and/or warrants to purchase up to 1,500,000 shares of common stock at a price, after the underwriting discount of $     per warrant, from us to cover over-allotments. The underwriter may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional shares of common stock and/or warrants to purchase common stock.

Commissions

We have agreed to pay the underwriter a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised in this offering and issue to the underwriter warrants to purchase that number of shares of our common stock equal to an aggregate of eight percent (8%) of the shares of common stock sold in the offering (or 120,000 shares, assuming the over-allotment option is fully exercised). Such underwriter’s warrant shall have an exercise price equal to $      per share, which is 115% of the public offering price, terminate five years after the effectiveness of the registration statement of which this prospectus forms a part, and otherwise have the same terms as the warrants sold in this offering except that they will provide for unlimited “piggyback” registration rights with respect to the underlying shares during the two year period commencing six months after the effective date of this offering. Such underwriter’s warrant will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise permitted by FINRA rules, for a period of 180 days following the effectiveness of the registration statement, of which this prospectus forms a part, the underwriter’s warrants shall not be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person.

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The underwriter proposes to offer the shares and warrants directly to the public at the public offering price set forth on the cover page of this prospectus. In addition, the underwriter may offer some of the shares and warrants to other securities dealers at such price less a concession of up to $      per share. After the offering to the public, the offering price and other selling terms may be changed by the underwriter without changing our proceeds from the underwriter’s purchase of the shares and warrants.

The following table summarizes the public offering price, underwriting commissions and proceeds, before expenses, to us assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares and warrants. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriter pays us for the shares and warrants.

Total
	Per Share and Warrant(1)	Without Over- Allotment	With Over- Allotment
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

(1)	The fees shown do not include the warrant to purchase shares of common stock issuable to the underwriter at closing.

The total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are payable by us. In addition, we will reimburse the underwriter for expenses it incurs in connection with this offering, including but not limited to reasonable legal fees, up to an aggregate amount of $100,000. Any travel or lodging expenses in excess of $2,500 shall be subject to our prior approval. We will reimburse the underwriter for all such expenses regardless of whether the offering is consummated.

Lock-Up Agreements

We and each of our officers, directors, and existing stockholders who own at least 2% of our outstanding shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of six (6) months after the effective date of the registration statement (of which this prospectus is a part) without the prior written consent of Maxim Group LLC.

Maxim Group LLC may, in its sole discretion and at any time without notice, release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, Maxim Group LLC will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have agreed to grant Maxim Group LLC, for the 12-month period following the closing of this offering, a right of first refusal to act as manager or co-manager for any public underwriting or private placement of debt or equity securities, except for offerings involving equity compensation to our employees, equity issued in connection with a strategic acquisition or joint venture or any commercial bank financing.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may over-allot in connection with this offering by selling more shares and warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock or warrants over-allotted by the underwriter is not greater than the number of shares of common stock or warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock or warrants involved is greater than the number of shares common stock or warrants in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

68

The underwriter may also impose a penalty bid. This occurs when an underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock and warrants at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Other Terms

The underwriter and its affiliates may in the future provide various investment banking and other financial services for us, for which they may receive customary fees.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriter may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the underwriter. The underwriter may agree to allocate a number of shares and warrants to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriter or selling group members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

69

The underwriter has informed us that it does not expect to confirm sales of shares and warrants offered by this prospectus to accounts over which it exercises discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement (of which this prospectus forms a part), has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Foreign Regulatory Restrictions on Purchase of Securities Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), no offer of any shares may be made to the public in that Relevant Member State other than under the following exemptions to the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, our representatives and affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter has authorized, nor does it authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP will pass upon the validity of the securities offered hereby. Certain legal matters in connection with this offering will be passed upon for the underwriter by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2014 and 2013 included in this prospectus and have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, appearing elsewhere in the prospectus, given on the authority of said firm as experts in accounting and auditing.

On April 20, 2015, we dismissed MaloneBailey, LLP as our independent registered public accounting firm. During the fiscal years ended December 31, 2014 and 2013, MaloneBailey’s audit reports on our financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph in such audit reports regarding our ability to continue as a going concern. During the fiscal years ended December 31, 2014 and 2013 and through the subsequent interim period preceding MaloneBailey’s dismissal, there were (i) no disagreements between us and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to MaloneBailey’s satisfaction, would have caused MaloneBailey to make reference in connection with MaloneBailey’s opinion to the subject matter of the disagreement; and (ii) no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

On April 21, 2015, we engaged RBSM LLP as our independent registered public accounting firm.

The (i) financial statements of HT Skills Ltd. as of and for the years ended December 31, 2013 and 2012, (ii) consolidated financial statements of Member Digital Ltd. as of and for the year ended December 31, 2013 and (iii) consolidated financial statements of Group Card BV as of and for the years ended December 31, 2013 and 2012 have been audited by RBSM LLP, our independent registered public accounting firm, appearing elsewhere in the prospectus, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of ELEQT Ltd. as of and for the year ended December 31, 2013 have been audited by Beckstead & Company, an independent registered public accounting firm, appearing elsewhere in the prospectus, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of ELEQT Ltd. as of and for the year ended December 31, 2012 have been audited by KPMG Accountants B.V., an independent registered public accounting firm, appearing elsewhere in the prospectus, given on the authority of said firm as experts in accounting and auditing.

70

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to this offering of our securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.efactorgroup.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

71

EFACTOR GROUP CORP.

Unaudited Pro Forma Condensed Consolidated Financial Statements
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2013	F-129
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2014	F-130
Pro Forma Condensed Consolidated Statement of Operations for the Twelve Months Ended December 31, 2013	F-131
Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2014	F-132
Notes to Condensed Consolidated Pro Forma Financial Statements	F-133

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors

EFactor Group Corp.

New York, New York

We have audited the accompanying consolidated balance sheets of EFactor Group Corp. and its subsidiaries (collectively, the “Company”) as of December 31, 2014 and 2013 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EFactor Group Corp and its subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 13, 2015

F-2

EFACTOR GROUP CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$111,878	$43,377
Accounts receivable, net of allowance for doubtful accounts of $64,812 and $6,318 at December 31, 2014 and 2013, respectively	419,664	75,071
Unbilled revenue	329,315	—
Other current assets	59,215	8,878
Total current assets	920,072	127,326

Property, website and equipment, net of accumulated depreciation of $1,419,215 and $1,102,939 at December 31, 2014 and 2013, respectively	856,030	461,499
Goodwill	25,544,581	3,646,994
Deferred financing costs	101,897	347,764
TOTAL ASSETS	$27,422,580	$4,583,583

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$2,229,944	$1,085,122
Accounts payable – related party	748,120	657,806
Contingent consideration	943,746	—
Accrued expenses and other current liabilities	2,050,070	1,517,763
Operating line of credit	475,000	475,000
Bank loans	148,006	—
Deferred revenue	55,382	71,836
Deferred rent	368,509	—
Current portion of note payable, net of discount	261,267	318,711
Current portion of convertible note payable, net of discount	1,042,904	650,762
Current portion of note payable – related parties, net of discount	281,644	285,860
Total current liabilities	8,604,592	5,062,860

Other long-term obligations	101,256	155,895
Contingent consideration	310,937	—
Non-current portion of note payable, net of discount	8,177	13,598
Total Non-Current Liabilities	420,370	169,493
TOTAL LIABILITIES	9,024,962	5,232,353

Commitments and contingencies	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 20,000,000 shares authorized, 41,666 issued and outstanding as of December 31, 2014 and December 31, 2013 respectively.	$41	$41
Common stock, $0.001 par value, 175,000,000 shares authorized, 2,230,670 and 992,885 issued and outstanding at December 31, 2014 and December 31, 2013 respectively.	2,229	992
Subscription receivable	(168,000)	—
Accumulated other comprehensive loss	(1,441,630)	(5,244)
Additional paid-in capital	65,953,504	17,039,401
Accumulated deficit	(45,948,526)	(17,683,960)
Total stockholders’ equity (deficit)	18,397,618	(648,770)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$27,422,580	$4,583,583

The accompanying notes are an integral part of these audited consolidated financial statements.

F-3

EFACTOR GROUP CORP. AND SUBSIDIARIES

Consolidated Statements of Operations and Other Comprehensive Loss

	For the Years Ended December 31,
	2014	2013
Net revenues	$1,634,602	$741,785

Operating expenses
Cost of revenue	472,941	219,931
Sales and marketing	400,137	422,138
General and administrative	9,496,653	3,946,635
Gain on forgiveness of liabilities	(303,114)	—
Impairment loss	17,698,000	—
Depreciation and amortization	257,213	246,603
Total operating expenses	28,021,830	4,835,307

Loss from operations	(26,387,228)	(4,093,522)

Other income (expense):
Interest expense	(2,438,172)	(911,527)
Loss on conversion of debt	(585,961)	(1,026,859)
Derivative gain	1,188,041	—
Other income (expense)	(41,246)	84,829
Total other income (expense), net	(1,877,338)	(1,853,557)

Net loss	$(28,264,566)	$(5,947,079)

Other comprehensive (loss):
Foreign currency translation adjustment	(1,436,386)	(5,244)

Comprehensive (loss)	$(29,700,952)	$(5,952,323)

Basic and diluted net loss per common share	$(20.49)	$(8.90)

Weighted average shares used in completing basic and diluted net loss per common share	1,379,109	668,351

The accompanying notes are an integral part of these audited consolidated financial statements.

F-4

EFACTOR GROUP CORP.

Consolidated Statement of Stockholders’ Equity (Deficit)
Period Ended December 31, 2014 and December 31, 2013

	Common Stock		Preferred Stock		Subscription	Comprehensive	Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Loss	Paid in Capital	Deficit	Deficit
Balance, December 31, 2012	17,563	$18	83,333	$83	$—	$—	$11,985,380	$(11,736,881)	$248,600
Issuance of common stock for cash	173	—	—	—	—	—	167,002	—	167,002
Issuance of common stock for debt	10,215	10	—	—	—	—	532,554	—	532,564
Shares issued for debt discount	1,257	1	—	—	—	—	1,050,452	—	1,050,453
Shares issued for extinguishment of debt	50	—	—	—	—	—	1,014,059	—	1,014,059
Stock option expense	—	—	—	—	—	—	78,200	—	78,200
Foreign currency translation	—	—	—	—	—	(5,244)	—	—	(5,244)
Shares exchanged in merger Standard Drilling	891,101	891	(41,667)	(42)	—	—	(317,297)	—	(316,448)
Stock issued for acquisition of MCC	61,442	61	—	—	—	—	1,333,274	—	1,333,335
Issuance of common stock for services	11,084	11	—	—	—	—	1,195,777	—	1,195,788
Net loss	—	—	—	—	—	—	—	(5,947,079)	(5,947,079)
Balance, December 31, 2013	992,885	$992	41,666	$41	$—	$(5,244)	$17,039,401	$(17,683,960)	$(648,770)
Issuance of common stock for cash	24,642	25	—	—	(168,000)	—	831,705	—	663,730
Issuance of common stock for debt	150,316	150	—	—	—	—	2,302,932	—	2,303,082
Shares issued for debt discount and interest	12,794	13	—	—	—	—	620,233	—	620,246
BCF for debt discount	—	—	—	—	—	—	860,967	—	860,967
Derivative liability recognized due to “tainting”	—	—	—	—	—	—	(2,274,454)	—	(2,274,454)
Termination of derivative liability	—	—	—	—	—	—	1,360,638	—	1,360,638
Shares issued for extinguishment of debt	42,453	42	—	—	—	—	471,986	—	472,028
Stock issued for acquisitions	831,360	831	—	—	—	—	39,824,449	—	39,825,280
Stock option expense	—	—	—	—	—	—	135,738	—	135,738
Warrants issued with debt	—	—	—	—	—	—	36,425	—	36,425
Foreign currency translation	—	—	—	—	—	(1,436,386)	—	—	(1,436,386)
Issuance of common stock for services	176,218	176	—	—	—	—	4,743,484	—	4,743,660
Net loss	—	—	—	—	—	—	—	(28,264,566)	(28,264,566)
Balance, December 31, 2014	2,230,668	$2,229	41,666	$41	$(168,000)	$(1,441,630)	$65,953,504	$(45,948,526)	$18,397,618

The accompanying notes are an integral part of these audited consolidated financial statements.

F-5

EFACTOR GROUP CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,264,566)	$(5,947,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	257,284	246,603
Stock option expense	135,738	78,200
Amortization of debt discount and deferred financing fees	2,105,860	703,293
Shares issued for services	4,743,660	1,195,788
Impairment loss	17,698,000	-
(Gain) loss on forgiveness/settlement of liabilities	(270,336)	(84,829)
Loss on conversion of debt	553,182	1,026,859
Derivative gain	(1,188,041)	-
Provision for bad debts	64,800	4,221
Changes in operating assets and liabilities:
Accounts receivable	83,362	(9,110)
Unbilled revenue	(229,115)	-
Prepaid expenses and other current assets	164,523	8,503
Accounts payable	595,370	463,925
Accounts payable - related party	131,053	640,771
Accrued expenses and other current liabilities	957,133	248,995
Deferred revenue	(16,455)	(162,708)
Deferred rent	68,684	-
NET CASH USED IN OPERATING ACTIVITIES:	$(2,409,864)	$(1,586,568)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of property, website and equipment	(65,704)	(354,825)
Cash acquired in reverse merger with acquisitions	-	851
Cash paid in advance of acquisitions, net of cash acquired	(51,339)	23,593
Net cash used in investing activities	$(117,043)	$(330,381)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	1,926,950	1,712,300
Proceeds from borrowings - related parties	-	42,111
Proceeds from issuance of shares	831,730	167,002
Repayment of borrowings	(96,274)	(2,713)
Net cash provided by financing activities	$2,662,406	$1,918,700

Effect of foreign currency exchange rate on cash	(66,998)	(5,244)
Net increase (decrease) in cash	68,501	(3,493)
Cash at beginning of period	43,377	46,870
Cash at the end of the period	$111,878	$43,377

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$51,936	$144,053
Cash paid for income taxes	$-	$-
Non-cash Investing and Financing Activities:
Debt discount due to beneficial conversion feature	$860,967	$581,887
Debt discount due to shares and warrants issued with debt	$656,671	$361,816
Debt discount due to derivative liability	$274,225	$-
Deferred financing costs	$-	$475,000
Reclass of accounts payable - related party to debt	$40,739	$21,513
Derivative liability recognized due to “tainting”	$2,274,454	$-
Termination of derivative liability	$1,360,638	$-
Subscription receivable	$168,000	$-
Shares issued for conversion of debt and accrued interest	$1,749,901	$532,564
Shares issued for settlement of accounts payable	$439,250	$-
Shares issued for acquisitions	$39,825,280	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

F-6

EFACTOR GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Basis of Presentation

The accompanying consolidated audited financial statements of EFactor Group Corp. (the “Company”, “we”, “our”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries The E- Factor Corporation, MCC International, HT Skills, Member Digital, GroupCard, ELEQT, and Robson Dowry, all inter-company accounts have been eliminated in consolidation.

On July 14, 2015, the Company filed a Certificate of Amendment (the “Amendment”) with the Secretary of State of the State of Nevada to effect a reverse stock split of its outstanding shares of common stock and preferred stock at a ratio of 1 for 60 (the “Stock Split”), which Amendment became effective on July 17, 2015. Unless otherwise noted, all references herein to the number of common shares, price per common share or weighted average number of common shares outstanding have been adjusted to reflect this reverse stock split on a retroactive basis.

Description of Business

We were originally formed as a Nevada corporation on July 27, 2001, under the name Online Holdings, Inc.  Subsequently, on September 1, 2006, pursuant to an Agreement and Plan of Merger dated July 24, 2006 by and among our company, Standard Drilling Acquisition Co., a Delaware corporation (“Standard Drilling Acquisition”), and Standard Drilling, Inc., a Delaware corporation (“Standard Drilling Delaware”), Standard Drilling Acquisition was merged with and into Standard Drilling Delaware, and Standard Drilling Delaware became our wholly-owned subsidiary.  As a result of the merger, our company, which previously had no material operations, acquired the business of Standard Drilling Delaware.  In conjunction with the merger, we changed our name to Standard Drilling, Inc.

On February 1, 2013, we entered into an Acquisition and Share Exchange Agreement (which we refer to herein as the Exchange Agreement) with The E-Factor Corp., a Delaware corporation (which we refer to herein as EFactor), and certain shareholders of EFactor (such transaction, the “Share Exchange”), pursuant to which significantly all of the common stock sellers of EFactor agreed to transfer to us 109,671 shares of common stock of EFactor in exchange for the issuance of: (a) 833,333 shares of our common stock; (b) 83,333 shares of Series A Convertible Preferred Stock; and (c) an additional 370,519 shares of our common stock were issued in October 2013. The Share Exchange closed on February 11, 2013.

As a result of the Share Exchange, EFactor became our majority-owned subsidiary.  We are now a holding company with all of our operations conducted through EFactor Group Corp., which is the owner of a portfolio of entrepreneur-focused product and service companies which exist around and complement EFactor.com, a targeted social network providing content and resources for entrepreneurs worldwide. The EFactor network is designed to support our members as their business grow, along each step of the process.

EFactor was incorporated in the state of Delaware on October 30, 2007, and provides a full-featured social network for entrepreneurs. EFactor provides a platform that enables access to a network of contacts, registration for networking events, advisory consulting, various business tools and a broad range of services and information.

On October 31, 2012, EFactor merged with EQmentor, an online professional development company organized in 2007 that provides working professionals 24/7 access to a custom-matched mentor, a global cross-industry peer community, and repositories of knowledge to empower high performance in the workplace.

F-7

On February 14, 2013, EFactor acquired MCC International (“MCC”), a public relations and communications agency. MCC was founded in 1988. The agency is based in the United Kingdom and promotes through enhancement of company’s reputation utilizing print and social media news outlets, focusing on upper tier emerging technology and science companies, as well as professional service organizations, from entrepreneur start-ups and spin-offs to global consumer brands.

On July 1, 2014, the Company acquired HT Skills, based in London, which is a fully-accredited provider of apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. HT Skills has successfully delivered Government-funded contracts for Skills Funding Agencies (SFA), Department of Work and Pensions (DWP), and European Social Funds (ESF) and has secured sustainable employment for young people since 2006.

On July 1, 2014, the Company acquired Member Digital, a company that offers entrepreneurial solutions for niche interests — inspiring action, and increasing income. From subscription websites, to digital advocacy and simple CRM, Member Digital has many diverse solutions for entrepreneur’s.

On July 7, 2014, the Company acquired GroupCard BV, a full service organization helping local organizations (i.e. sport clubs, charities, student associations, family caregivers) create extra value for their members, sponsors and partners. Based on a combination of services, technology, partnerships and business models, GroupCard is a revenue-generating partner to create extra value while keeping clients focused on their core business.

On October 1, 2014, the Company acquired ELEQT, an exclusive social discovery network for trendsetters in style and business. ELEQT offers a trusted social network, via www.eleqt.com, where members can engage with fascinating people to meet, discover things to do, places to go and trends to follow. ELEQT also organizes hundreds of exclusive member-only events around the world.

On November 15, 2014, the Company acquired Robson Dowry, an independent branding and design group with a track record of over 30 years. Robson Dowry provides its clients with graphic design, marketing and corporate positioning to help improve their clients’ visual identity and packaging.

The Company currently maintains its corporate office in New York, New York.

Note 2. Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has no history and relatively few sales, no certainty of continuation can be stated. The accompanying consolidated financial statements for the twelve months ended December 31, 2014 and 2013 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern.

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue.

F-8

There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.

Note 3. Summary of Significant Accounting Policies

Principles of consolidation – The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as of December 31, 2014. Significant intercompany balances and transactions have been eliminated.

Stock-Based Compensation – The Company accounts for share-based awards issued to employees in accordance with FASB ASC 718. Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period.  Additionally, share-based awards to non-employees are expensed over the period in which the related services are rendered at their fair value. The Company applies ASC 505-50, “Equity Based Payments to Non-Employees”, with respect to options and warrants issued to non-employees.

Fair Value of Financial Instruments – The carrying amounts reported in the consolidated balance sheets for the accounts receivable accounts payable and short-term notes are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, Financial Accounting Standards Board (“FASB”) ASC Topic 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The following table presents the derivative financial instruments, the Company’s only financial liabilities measured and recorded at fair value on the Company’s consolidated balance sheets on a recurring basis, and their level within the fair value hierarchy as of December 31, 2014:

	Amount	Level 1	Level 2	Level 3
Contingent consideration	$1,254,683	$-	$-	$1,254,683
Total	$1,254,683	$-	$-	$1,254,683

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of the derivative financial instruments, measured at fair value on a recurring basis using significant unobservable inputs:

Balance at December 31, 2013	$-
Fair value of derivative liabilities at issuance charged to debt discount	274,225
Fair value of derivative liabilities at issuance charged to additional paid in capital	2,274,454
Termination of derivative liability	(1,360,638)
Unrealized derivative gains included in other expense	(1,188,041)
Contingent consideration recognized	1,254,683
Balance at December 31, 2014	$1,254,683

Cash and Cash Equivalents – For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents. The Company had no cash equivalents at December 31, 2014 or 2013.

Concentration of Credit Risk – Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash and trade receivables.  Concentrations of credit risk with respect to trade receivables are limited due to the clients that comprise our customer base and their dispersion across different business and geographic areas.  We estimate and maintain an allowance for potentially uncollectible accounts and such estimates have historically been within management’s expectations.

F-9

Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000.  The risk is managed by maintaining all deposits in high quality financial institutions. The Company had no deposits in excess of federally insured limits at December 31, 2014 and 2013.

Accounts Receivable — The Company’s accounts receivable arise primarily from the sale of advertising, public relations services and promotional placements on its website and from advisory services. For the twelve months ended December 31, 2014 and 2013, we had six and five major customers respectively making up the full receivable balance. On a periodic basis, the Company evaluates each customer account and based on the days outstanding of the receivable, history of past write-offs, collections, and current credit conditions, writes off accounts it considers uncollectible. Invoices are typically due in 30 days. The Company does not accrue interest on past due accounts and the Company does not require collateral. Accounts become past due on an account-by-account basis. Determination that an account is uncollectible is made after all reasonable collection efforts have been exhausted.

Property and Equipment – Property and equipment are stated at cost less accumulated depreciation and amortization.  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized.

Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of depreciable assets, which are generally three to five years.

Website and Software Development Costs – Internal use software development costs are accounted for in accordance with ASC Topic No. 350 which requires the capitalization of certain external and internal computer software costs incurred during the application development stage. The application development stage is characterized by software design and configuration activities, coding, testing and installation. Training costs and maintenance are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality.   Such costs are amortized on a straight-line basis over the estimated useful life of the related asset of three years.

The Company capitalized website and internal-use software costs of $109,969 and $383,670 for the years ended December 31, 2014 and 2013, respectively. In addition, during 2014, the Company added $403,059 of website development costs in conjunction with its acquisition of ELEQT. The Company’s capitalized website and internal-use software amortization is included in depreciation and amortization in the Company’s statements of operations, and totaled $217,560 and $262,100 for the years ended December 31, 2014 and 2013, respectively.

Goodwill – In financial reporting goodwill is not amortized, but is tested for impairment annually in the fourth quarter of the fiscal year or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Events that result in an impairment review include significant changes in the business climate, declines in our operating results, or an expectation that the carrying amount may not be recoverable. We assess potential impairment by considering present economic conditions as well as future expectations.

We review goodwill for impairment by performing a two-step goodwill impairment test. The first step of the two-step goodwill impairment test is to compare the fair value of the reporting unit to its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, the second step of the two-step goodwill impairment test is required to measure the goodwill impairment loss.

F-10

The second step includes valuing all the tangible and intangible assets of the reporting unit as if the reporting unit had been acquired in a business combination. Then, the implied fair value of the reporting unit’s goodwill is compared to the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill, we recognize an impairment loss in an amount equal to the excess, not to exceed the carrying amount.

Calculating the fair value of a reporting unit and the implied fair value of reporting unit goodwill requires significant judgment. The use of different assumptions, estimates or judgments in either step of the goodwill impairment testing process, such as the estimated future cash flows of reporting units, the discount rate used to discount such cash flows, or the estimated fair value of the reporting units’ tangible and intangible assets and liabilities, could significantly increase or decrease the estimated fair value of a reporting unit or its net assets.

The Company recorded an impairment of its investment of $17,698,000 for the twelve months ended December 31, 2014 compared to $0 for the twelve months ended December 31, 2013. In the twelve months ended December 31, 2014, the Company evaluated the holding value of this investment based upon guidelines outlined in ASC 320 and concluded the fair value of the asset had declined by $17,698,000 from its value at acquisition.

Derivatives – All derivatives held by us are recognized in the consolidated balance sheets at fair value with changes in fair value reflected in other income (expense) in the consolidated statements of operations and comprehensive loss. We issued warrants on our own common stock in conjunction with the term loan discussed in Note 5 of our consolidated financial statements. These warrants meet the definition of a derivative and are reflected as a warrant liability at fair value in the consolidated balance sheets. Likewise, embedded conversion options in our convertible notes which qualify for derivative accounting are bifurcated and their corresponding fair values are recorded as derivative liabilities.

Embedded Conversion Features – The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

Foreign currency and foreign currency transactions – The functional currency of MCC International, HT Skills, Member Digital, and Robson Dowry is the pound sterling (GBP) while the functional currency of GroupCard BV is the Euro. Balance sheet accounts of these entities are translated from their functional currencies into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average exchange rates during the period. Translation gains or losses related to net assets are recorded as unrealized foreign currency translation adjustments within accumulated other comprehensive income (loss) in stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s functional currency) are included in other income and expense in the consolidated statements of operations and other comprehensive loss.

Revenue Recognition – Revenues are presented net of discounts. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on the Company’s policy for each respective element.

F-11

The Company applies judgment with respect to whether it can establish a selling price based on third party evidence. The Company does not have any product offerings that would be considered multiple deliverables; therefore the pricing model is determined based on competitor prices for similar product offerings. When it is unable to establish selling price using this method, the Company determines its best estimate for deliverables by considering multiple factors including, but not limited to, its pricing practices, profit margin, prices it charges for similar offerings, sales volume, geographies, market conditions, and the competitive landscape.

The Company generates revenue primarily from sales of the following services:

•	Member Fees – We have a VIP package which offers members access to premium services such as all our events, airport lounges, VIP lounges and VIP content on the site. We also hold a variety of networking and informational events for our members to which members can gain a subscription and provide varying other membership packages to our members that allow them access to premium services via our website. Revenue from member services is recognized ratably over the contractual period, generally from one to 12 months.

•	Sponsorships – The Company generates revenues from Sponsors in a variety of ways. Sponsors can gain exposure to the Company’s members, either through placement or short write-ups in newsletters, on event invitations or by participating as a sponsor at one of the Company’s Events where a Sponsor may provide access to its products or service (booth/stall) or by being a speaker or panelist at an event that fits in their industry. This revenue is recognized over the specific event timeline, which varies from a single day event or a longer-term promotional event over a series of weeks.

•	Public Relations – We provide market and brand awareness consulting services, targeting high and emerging technology and science companies, as well as professional service organizations that help get recognition within the practiced community and provide an explicit company identity. This revenue is recognized when the services are complete.

•	Advertising – Visitor demographics and time spent on a website are the primary drivers behind advertising-based revenue models for internet properties. When a user clicks an advertisement (CPC basis), views an advertisement impression (CPM basis), registers for an external website via an advertisement clicked on through the Company’s application (CPA basis). Proceeds from such contracts are recognized over the period in which the advertisements are displayed on the websites.

•	Advisory Services – The Company promotes and makes available advisory and consulting services to members for the purpose of support, introduction guidance and general mentoring of members in their pursuit of their entrepreneurial objectives, for which fees are charged. These revenues are recorded when services for the transactions are determined to be concluded, generally as set forth under the terms of the engagement or when the sundry milestones have been completed after the defined services are performed. Transaction-related expenses, primarily consisting of costs directly associated with the transaction, are deferred and recognized in the same period as the transaction revenue.

Amounts billed or collected in excess of revenue recognized are recorded as deferred revenue.

Unbilled revenue represents revenues recognized in excess of the amounts billed for completed services.

F-12

Impairment of Long-lived Assets – The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, “Accounting for the Impairment of Long-Lived Assets”. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset.  During 2014 and 2013, there have been no impairment losses.

Comprehensive Loss – There are components of comprehensive loss other than net loss that the Company has incurred as it relates to foreign currency, and accordingly the Company now presents a comprehensive income and loss for the periods presented.

Net Loss per Common Share – Basic net loss per share of common stock excludes dilution and is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period. Diluted net loss per share of common stock reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock were exercised or converted into shares of common stock. For all periods presented, potentially dilutive securities are excluded because their effect is anti-dilutive.

Advertising Costs – Advertising costs are expensed when incurred and are included in sales and marketing expense in the accompanying statements of operations. The Company incurred advertising costs of $400,137 and $422,139 for the years ended December 31, 2014 and 2013, respectively.

Nonmonetary transactions — Based on guidance provided in accordance with ASC No. 845 Nonmonetary Transactions (“ASC 845”), barter transactions with commercial substance are recorded at the estimated fair value of the products exchanged, unless the products received have a more readily determinable estimated fair value. The fair value of the product and services received during the twelve months ended December 31, 2014 was $68,685.

Reclassifications – Certain comparative amounts from prior periods have been reclassified to conform to the current year’s presentation. These changes did not affect previously reported net loss.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes – The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

F-13

Recent Accounting Pronouncements – The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4. Property and Equipment

Property and equipment, net consisted of the following:

	2014	2013
Computer equipment	$139,363	$29,843
Furniture and fixtures	92,367	14,369
Automobiles	48,336	38,075
Capitalized website and internal use software	1,995,179	1,482,151
Total property, web site and computer equipment	2,275,245	1,564,438
Less: accumulated depreciation and amortization	(1,419,215)	(1,102,939)
Total property, web site and computer equipment, net	$856,030	$461,499

Depreciation and amortization expense on property and equipment was $257,284 and $246,603 for the years ended December 31, 2014 and 2013, respectively.

Note 5. Notes Payable and Line of Credit

Notes payable

During the years ended December 31, 2014 and 2013 the Company issued unsecured convertible notes payable to individuals totaling $1,916,950 and $1,004,410, respectively. These notes bear annual interest of 0%-12%, mature within a period ranging from six (6) months to one (1) year from issuance and are convertible into common shares at prices ranging from $12.00 to $180.00 per common share. The Company also issued five unsecured short-term notes payable to individuals totaling $223,488 in 2013. These notes bear annual interest of 12% and mature within a period of six (6) months from issuance.

The Company issued a total of 12,794 common shares and 1,667 warrants in 2014 and 1,257 common shares in 2013, with the notes and the relative fair value of the shares and warrants amounting to $656,671 in 2014 and $361,816 in 2013 were recognized as debt discounts and amortized over the term of the notes. The warrants issued with the 2014 convertible notes have a term of 36 months and an exercise price of Euro 27.00 per share. The Company evaluated the embedded conversion features within the convertible debt under ASC 815 “Derivatives and Hedging” and determined that the embedded conversion feature of certain notes issued in 2014 qualified for derivative accounting. See Note 7. Additionally, the instruments were evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features. The Company determined the beneficial conversion feature for all convertible notes to be $860,697 and $581,887 in 2014 and 2013, respectively, which was recognized as a debt discount and amortized over the term of the notes.

During the years ended December 31, 2014 and 2013, the Company made principal repayments totaling $61,537 and $1,876, respectively. Likewise, 150,316 and 10,215 common shares were issued to convert $1,749,901 and $532,564 of convertible debt and accrued interest in 2014 and 2013, respectively. A loss on conversion of debt amounting to $553,182 was recognized for the twelve months ended December 31, 2014.

F-14

On September 19, 2013, the Company amended a convertible note dated January 14, 2013 to extend the maturity date to December 31, 2013 and to remove the convertible feature of the note. The Company issued 50 common shares as consideration for the amendment, the noteholder has subsequently converted his note in January of 2014. The modification of the convertible note was considered substantial under ASC 470-50 and the rules on debt extinguishment were applied. Consequently, a loss on extinguishment of debt was recorded for the twelve months ended December 31, 2013 amounting to $50,109 in connection with this amendment.

During the years ended December 31, 2014 and 2013, the Company recognized $1,855,290 and $841,362, respectively, of interest expense due to the amortization of debt discounts on all convertible and unsecured short-term notes.

A summary of activity for notes payable during the years ended December 31, 2014 and 2013 is set forth below:

	Years Ended December 31,
	2014	2013
Balance, beginning	$983,071	397,285
Proceeds from convertible notes	1,916,950	1,004,410
Proceeds from notes payable	-	223,488
Payable converted to notes	40,739	7,171
Repayments of notes payable	(61,537)	(1,876)
Conversion of convertible notes to equity	(1,630,302)	(532,559)
Debt discount on new convertible notes and shares issued with debt	(1,791,863)	(626,904)
Amortization of debt discount	1,855,290	512,056
Balance, end	$1,312,348	$983,071
Less:
Convertible notes payable	(1,042,904)	(650,762)
Current portion of notes payable – third parties	(261,267)	(318,711)
Non-current portion of notes payable – third parties	$8,177	$13,598

Odom Line of Credit

On June 7, 2013, the Company entered into a Revolving Line of Credit Agreement (the “Odom Agreement”) with Charles Odom, the lender, in the amount of $750,000.   Pursuant to the Agreement, the lender shall make loans to the Company from time to time commencing on the date of the Agreement and shall continue for a period of twenty four (24) months thereafter ending June 7, 2015.

As of December 31, 2014, the Company has drawn $475,000 from the line leaving a current available balance of $275,000. As required by the Odom Agreement, the Company also issued 1,979 shares to the lender, proportionate to amounts drawn, which was recognized as deferred financing fees of $475,000 and amortized over the term of the line of credit. For the twelve months ended December 31, 2014, $245,867 has been amortized into interest expense. All amounts drawn from the line of credit are subject to annual interest of 15% and will mature within a period of 12 months or within 14 days after the Company has a capital raise with proceeds of $10 million, whichever is earlier. The line of credit is secured by all of the assets of the Company. As of March 31, 2015, we had received advances under the line of credit totaling $475,000 and have completed a first repayment of $75,000. We have been advised by the lender that, due to extenuating circumstances, it is not currently able, nor is it likely to provide us with additional advances under the line of credit in the future.

F-15

Bank loans

Through the acquisition of the HT Skills entity on July 1, 2014 the Company also assumed three separate banking activities where the former principal owner of HT Skills has continued to guarantee the amount of the funds provided whether in an overdraft or outstanding balance position. As of December 31, 2014, HT Skills has an outstanding balance on their overdraft facility of $63,030 (GBP39,981) which is included in accounts payable in the consolidated balance sheets. As of December 31, 2014, HT Skills has outstanding balances for two term loans totaling to $148,006 (GBP86,500). These loans mature on May 31, 2015, are subject to annual interest at a rate of 8% over the prevailing Bank of England Base Rate (the Bank of England base rate is currently 0.5% a year, but may change from time to time) and are secured by the assets of HT Skills.

Note 6. Other Liabilities

Justice Obligation

As part of the acquisition of EQmentor, Inc., the Company entered into an employment agreement with the former majority shareholder of EQmentor, Inc. where the latter is entitled to receive a quarterly bonus in an amount equivalent to $103,333 (net of payment of all payroll taxes and other withholdings), in cash or common stock. The purpose of the obligation was to allow the former majority shareholder to repay certain debts that he had personally secured during the course of his ownership of EQmentor, Inc. As of December 31, 2014 and 2013, this obligation has an outstanding balance of $661,333 which is included in accrued liabilities and other current liabilities in the consolidated balance sheets. The obligation accrues interest of 3.5% per annum. The Company is anticipating payments to begin on a quarterly basis during the second quarter in 2015.

MCC Obligation

As a component of the MCC acquisition the Company acquired a long-term liability related to a previous recapitalization of MCC. Specifically, MCC entered into an arrangement with its creditors during 2010, in what is referred as a “Company Voluntary Arrangement” (“CVA”), in order to protect MCC from any unreceptive creditor action.  In connection with the arrangement, the Company is required to make monthly fixed payments to a trustee of $2,275 (£1,500 GBP). These payments are scheduled to end in February 2019. This obligation is reported as other long-term obligations in the consolidated balance sheets.

Note 7. Derivative Instruments

Two notes issued during the twelve months ended December 31, 2014 included reset provisions on the conversion price if certain events occur. Specifically, the terms of the notes provided that the conversion price of $60.00 will reset to $30.00 if the Company’s securities offering falls below $60.00 per share or if the securities offering is not completed by February 28, 2014. This resulted in a derivative liability being recognized at the issuance date amounting to $525,632 with a corresponding charge to debt discount for the full amount of the notes amounting to $267,417 and the balance of $258,215 to derivative loss. On February 28, 2014, the reset provisions in these notes were triggered and the conversion price reset to $30.00 per share. Consequently, the derivative liability was marked to market on such date and an additional derivative loss of $301,677 was recognized. The fair value of the derivative liability at the re-measurement date amounting to $827,309 was credited to additional paid in capital.

Two notes issued during the twelve months ended December 31, 2014 included reset provisions on the conversion price if certain events occur. Specifically, the terms of the notes provided that the conversion price of $60.00 will reset to $30.00 if the Company’s securities offering falls below $60.00 per share or if the securities offering is not completed by May 31, 2014. This resulted in a derivative liability being recognized at the issuance date amounting to $6,808 with a corresponding charge to debt discount. On May 30, 2014, the reset provisions in these notes were triggered and the conversion price reset to $30.00 per share. Consequently, the derivative liability was marked to market and a derivative loss of $16,251 was recognized. The fair value of the derivative liability at the re-measurement date amounting to $23,059 was credited to additional paid-in capital.

F-16

A convertible note issued in October 2014 amounting to $63,102 contained a variable conversion rate which qualified for derivative accounting. This tainted other outstanding convertible notes which resulted to the conversion option on these notes to be bifurcated and accounted for as derivative liabilities. A derivative liability of $2,274,454 was recognized and debited to additional paid in capital. The convertible note with the variable conversion rate was converted in November 2014. Consequently, the derivative liability was marked to market as of the conversion date and a derivative gain of $1,764,184 was recognized. The fair value of the derivative liability at the re-measurement date amounting to $510,270 was credited to additional paid-in capital.

The derivative liabilities were valued using the Black-Scholes model using the following assumptions:

	At issuance date	At termination date
Market value of stock on measurement date	$4.80 – 135.00	$4.80 – 114.00
Risk-free interest rate	0.01% – 0.04%	0.01– 0.15%
Dividend yield	0%	0%
Volatility factor	146% – 1,731%	171 – 319%
Term	0.07 – 1.01 years	0.09 – 0.25 years

Note 8. Related Parties and Related Party Transactions

Accounts Payable – Related Party

As of December 31, 2014, two of our executive officers, Adriaan Reinders and Marion Freijsen had unreimbursed expenses and unpaid management fees of $309,063 and $249,901, respectively. The remaining balance of $189,156 represents amounts due to our board of directors for board meeting fees, out of pocket expenses and consulting fees.

Notes Payable – Related Parties

A summary of activity for notes payable – related parties for the years months ended December 31, 2014 and 2013 are set forth below:

	Years Ended December 31,
	2014	2013
Balance, beginning	$285,860	$163,675
Related party notes assumed from the reverse merger	-	2,000
Related party payables converted to notes	-	21,513
Borrowings from related parties	10,000	42,110
Amortization of debt discount	4,703	64,001
Repayment of related party notes	(18,919)	(837)
Debt discount on shares issued with note	-	(6,602)
Balance, end	$281,644	$285,860

F-17

The notes payable-related parties include a $200,000 short-term note obtained from Linge Beleggingen in 2012 including the issuance of 150 shares of the Company’s common stock. The discount on this note was fully amortized as of September 30, 2013. On July 9, 2013 the note agreement was amended modifying certain terms and conditions for which an additional 4,017 shares of common stock were agreed to be issued. The modification of the note was considered substantial under ASC 470-50 and the rules on debt extinguishment were applied. Consequently, a loss on extinguishment of debt was recorded for the twelve months ended December 31, 2013 amounting to $976,750 in connection with this amendment. As of December 31, 2014, the balance on this note was $181,081.

In 2014, the Company issued a $10,000 unsecured note to a director with annual interest of 12% and a maturity date of January 5, 2015.

During the twelve months ended December 31, 2013 the Company issued notes to two related parties totaling $42,110 which are subject to annual interest of 12% and have a term of 1 year. The Company issued 8 common shares in connection with these notes and the related fair value of the shares amounting to $6,602 was recorded as a debt discount and amortized over the term of the notes.

The remaining balance as of December 31, 2014 includes $42,490 of notes payable, $800 and $4,000 advance due to related parties associated with Marion Freijsen and Adriaan Reinders, respectively, plus an outstanding advance due to David Rector, the former chief executive officer and sole board member of Standard Drilling, Inc. of $1,162.

Note 9. Commitments and Contingencies

In the normal course of business, we may, from time to time, be subject to pending and threatened legal actions and proceedings. While the results of any litigation or other legal proceedings are uncertain, management does not believe the ultimate resolution of any pending legal matters is likely to have a material adverse effective on our financial position, results of operations or cash flows. We accrue for loss contingencies when it is both probable that we will incur the loss and when the amount of the loss can be reasonably estimated. As of December 31, 2014, there were no material pending or threatened legal actions or proceedings against us.

Note 10. Stockholders’ Equity

The Company’s Amended and Restated Articles of Incorporation were amended on September 20, 2013 to increase the authorized $0.001 par value common stock from 100,000,000 to 175,000,000 shares.

The Company also on September 20, 2013 amended its Articles of Incorporation to increase the authorized $0.001 par value Preferred Stock from 10,000,000 to 20,000,000 shares, there currently are 41,666 outstanding. The preferred stock has certain preferences over the common stock holders including the right to vote 25 votes per preferred share.

Common Stock

During the years ended December 31, 2014:

•	the Company issued 24,642 shares of common stock for cash proceeds of $663,730.

•	the Company issued 150,316 shares of common stock to convert $2,303,082 of convertible debt and accrued interest.

F-18

•	the Company issued 12,794 shares of common stock as an enticement to enter into a transaction to lend money to the Company, resulting in a debt discount and interest of $620,246.

•	the Company issued 42,453 shares of common stock in connection with the extinguishment of debt totaling $472,028.

•	the Company issued 831,360 shares of common stock for related acquisitions.

•	The Company issued 176,218 shares of common stock for services with a fair value of $4,743,660.

•	The Company has outstanding subscription receivables of $168,000 resulting from the acquisition of ELEQT.

During the year ended December 31, 2013:

•	the Company issued 173 shares of common stock for cash proceeds of $167,002.

•	the Company issued 10,215 shares of common stock to convert 532,564 of convertible debt.

•	the Company issued 1,257 shares of common stock as an enticement to enter into a transaction to lend money to the Company, resulting in a debt discount of $1,050,453.

•	the Company issued 50 shares of common stock in connection with the loss on extinguishment of debt totaling $1,014,059.

•	the Company exchanged 891,101 shares of common stock in the merger of Standard Drilling.

•	the Company issued 61,442 shares of common stock for the acquisition of MCC International.

•	The Company issued 11,084 shares of common stock for services with a fair value of $1,195,788.

Employee Stock Options

In September 2011, the Company adopted the 2010 Stock Option Plan pursuant to which stock options to acquire 170,481 shares of the Company’s common stock were available for issuance. The Company subsequently reduced the plan by 106,688 on November 12, 2012 to 63,792 of common stock available for issuance. Under the Plan, non-statutory stock options and stock purchase rights may be granted to employees and consultants. Incentive stock options may be granted only to employees.

The Company also issued 63,792 options to purchase common shares to employees. These options had terms of 4 to 5 years; exercise prices of $31.80-$35.40, and had vesting dates from immediately to October 1, 2011. The options were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation include the following:

Expected term: 3.25-3.75 years

Expected volatility: 173.31% - 173.49%

Risk free interest rate: 0.85% - 4.16%

Expected dividend yield: 0%

F-19

The grant date fair value of the options was determined to be $2,574,788. During the twelve months ended December 31, 2014 and 2013, stock option expense related to the options totaled $135,738 and $78,200, respectively.

	Options	Weighted Average Exercise Price	Weighted Average Remaining Life
Outstanding as of December 31, 2012	89,504	$33.6	3.7
Granted	—	—	—
Exercised	—	—	—
Expired/Cancelled	(25,712)	31.80	—
Outstanding as of December 31, 2013	63,792	$34.20	2.7
Granted	—	—	—
Exercised	—	—	—
Expired/Cancelled	—	—	—
Outstanding as of December 31, 2014	63,792	$34.20	1.7

During the years ended December 31, 2014 and 2013, the Company recognized a net benefit of $0 and $145,455, respectively due to the forfeiture of options of terminated employees and an expense of $135,738 and $41,165, respectively, for stock option expense related to options granted in prior periods.

Note 11. Income Taxes

The Company’s income tax expense for the periods presented in the statements of operations represents minimum California franchise taxes. The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	December 31,	December 31,
	2014	2013
U.S. income taxes at statutory federal rate	35.0%	34%
State and local income taxes, net of federal tax benefit	6.0	6
Earnings of foreign subsidiaries	2.2	-
Goodwill impairment	(21.8)	-
Non-deductible items	(1.0)	(1)
Valuation allowance	(20.4)	(39)
Effective income tax rate	0.0%	0.0%

The Company may not be able to utilize the net operating loss carry forwards for its U.S. income taxes in future periods should it experience a change in ownership as defined in Section 382 of the Internal Revenue Code (“IRC”).  Under section 382, should the Company experience a more than 50% change in its ownership over a 3-year period, the Company would be limited based on a formula as defined in the IRC to the amount per year it could utilize in that year of the net operating loss carry forwards. Section 382 of the Internal Revenue Code (“IRC”) imposes limitations on the use of NOL’s and credits following changes in ownership as defined in the IRC. The limitation could reduce the amount of benefits that would be available to offset future taxable income each year, starting with the year of an ownership change. The Company has not completed the complex analysis required by the IRC to determine if an ownership change has occurred.

F-20

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31,	December 31,
	2014	2013
Deferred tax assets	$5,994,532	$4,186,483
Valuation allowance	(5,994,532)	(4,186,483)
Total deferred tax assets, net	$-	$-

At December 31, 2014 and 2013, the Company had net operating loss carry forwards available to offset future taxable income of approximately $17,130,000 and $12,390,000, respectively. These carry forwards will begin to expire in the year ending December 31, 2032. Utilization of the net operating loss carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The Company has not performed a change in ownership analysis since its inception in 2007 and, accordingly, some or all of its net operating loss carry forwards may not be available to offset future taxable income. Even if the loss carry forwards are available, they may be subject to substantial annual limitations resulting from past ownership changes, and ownership changes occurring after December 31, 2014, that could result in the expiration of the loss carry forwards before they are utilized.

The nature of the components of the deferred tax assets are attributable to the Net operating loss carry-forwards incurred by the Company and temporary differences that maybe used in future years to offset future tax liabilities.  We believe that it is more likely than not that the benefit from these deferred tax assets will not be realized. In recognition of this risk, we have provided a valuation allowance of $5,994,532 on the deferred tax assets relating to these NOL carryforwards.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carry-forward periods available to the Company for tax reporting purposes, and other relevant factors. At December 31, 2014 and 2013, deferred tax assets have been fully offset by a valuation allowance.

The Company files income tax returns in the U.S. federal jurisdiction, which encompasses the foreign owned entities filing requirements, along with the State of California. The Company is subject to U.S. federal and state income tax examinations by tax authorities for tax years 2007 through 2014 due to net operating losses that are being carried forward for tax purposes. The Company does not have any uncertain tax positions or unrecognized tax benefits at December 31, 2014 or 2013. The Company’s policy is to recognize interest and penalties related to income taxes as components of interest expense and other expense, respectively.

F-21

Note 12. Acquisitions

Acquisition of HT Skills Ltd

On July 1, 2014, the Company entered into an Exchange Agreement by and among the Company, HT Skills Ltd., an entity organized under the laws of England and Wales (“HT Skills”), and Five5Five PTE Ltd., the sole shareholder of HT Skills (“HT Seller”). On the same date, the parties consummated the transaction, pursuant to which the HT Seller sold, and the Company purchased, all of HT Skills’ outstanding capital stock, in exchange for 221,985 unregistered shares of the Company’s common stock.

The following table summarizes the preliminary allocation of the acquisition purchase price based on the estimated fair value of the acquired assets and assumed liabilities:

Assets Acquired:
Accounts receivable	$310,464
Unbilled revenue	100,200
Property, plant and equipment	167,728
Goodwill	10,782,378
Assets acquired	$11,360,770

Liabilities Assumed:
Accounts payable	$409,602
Short term debt	148,006
Other long term liabilities	147,882
Liabilities assumed	$705,490

Net assets acquired	$10,655,280
Fair value of consideration given	$10,655,280

While the Company uses its best estimates and assumptions as part of the purchase price allocation process to value the assets acquired and liabilities assumed as of July 1, 2014, the purchase price allocation will be solidified for any change in existing, assets and liabilities during the measurement period.

The following is the unaudited pro forma information for the years ended December 31, 2014 and 2013 assuming the acquisition of HT Skills occurred on January 1, 2013:

	2014	2013
Sales	$2,050,906	$2,116,637
Operating expenses	28,480,532	6,114,519
Operating loss	(26,429,626)	(3,997,882)
Non-operating expense	1,888,404	1,945,323
Net loss	$(28,318,030)	$(5,943,205)
Basic and diluted net income per common share	$(20.40)	$(6.60)

F-22

Acquisition of Member Digital

On July 1, 2014, the Company entered into an Exchange Agreement by and among the Company, Member Digital Ltd., an entity organized under the laws of England and Wales (“Member Digital”), and the shareholders of Member Digital (the “MD Sellers”). On the same date, the parties consummated the transaction, pursuant to which the MD Sellers sold, and the Company purchased, all of Member Digital’s outstanding capital stock, in exchange for 20,833 unregistered shares of the Company’s common stock.

The following table summarizes the preliminary allocation of the acquisition purchase price based on the estimated fair value of the acquired assets and assumed liabilities:

Assets Acquired:
Cash	$8,305
Accounts receivable	5,884
Goodwill	1,002,063
Assets acquired	$1,016,252

Liabilities Assumed:
Accounts payable	$16,252
Liabilities assumed	$16,252

Net assets acquired	$1,000,000
Fair value of consideration given	$1,000,000

While the Company uses its best estimates and assumptions as part of the purchase price allocation process to value the assets acquired and liabilities assumed as of July 1, 2014, the purchase price allocation will be solidified for any change in existing, assets and liabilities during the measurement period.

The following is the unaudited pro forma information for the twelve months ended December 31, 2014 and 2013 assuming the acquisition of Member Digital occurred on January 1, 2013:

	2014	2013
Sales	$1,747,738	$903,459
Operating expenses	28,224,312	4,951,812
Operating loss	(26,476,574)	(4,048,353)
Non-operating expense	1,877,338	1,853,557
Net loss	$(28,353,912)	$(5,901,910)
Basic and diluted net income per common share	$(20.40)	$(9.60)

F-23

Acquisition of GroupCard

On July 7, 2014, the Company entered into an Exchange Agreement by and among the Company, GroupCard BV, an entity organized under the laws of the Netherlands (“GroupCard”), and the shareholders of GroupCard (the “GC Sellers”). On the same date, the parties consummated the transaction, pursuant to which the GC Sellers sold, and the Company purchased, all of GroupCard’s outstanding capital stock, in exchange for 46,875 unregistered shares of the Company’s common stock. In addition, the Company agreed to pay the GC Sellers four semi-annual earn-out payments of shares of Common Stock (“Earn-Out Shares”), commencing on January 1, 2015.

In the event 20,000 or more members are added by GroupCard during a semi-annual period (each, an “Earn-Out Period”), the Company shall issue to the GC Sellers the number of Earn-Out Shares equal to (i) $25.00 per member added by GroupCard during such Earn-Out Period, divided by (ii). In the event less than 20,000 members are added during an Earn-Out Period, the Company will not issue any Earn-Out Shares to the Sellers for such period; however, any members added during such Earn-Out Period will be counted towards the subsequent Earn-Out Period. The Company has evaluated the potential contingencies associated with this Exchange Agreement and determined that as of December 31, 2014 there was a liability for contingent consideration of approximately $875,000 which will be settled in common stock.

The following table summarizes the preliminary allocation of the acquisition purchase price based on the estimated fair value of the acquired assets and assumed liabilities:

Assets Acquired:
Cash	$4,460
Accounts receivable	19,177
Prepaid expenses	12,275
Goodwill	3,155,326
Assets acquired	$3,191,238

Liabilities Assumed:
Accounts payable	$43,212
Other current liabilities	23,026
Liabilities assumed	$66,238

Net assets acquired	$3,125,000
Fair value of consideration given:
Acquisition date	$2,250,000
Contingent consideration	875,000
Total fair value of consideration given	$3,125,000

While the Company uses its best estimates and assumptions as part of the purchase price allocation process to value the assets acquired and liabilities assumed as of July 7, 2014, the purchase price allocation will be solidified for any change in existing, assets and liabilities during the measurement period.

F-24

The following is the unaudited pro forma information for the years ended December 31, 2014 and 2013 assuming the acquisition of GroupCard occurred on January 1, 2013:

	2014	2013
Sales	$1,905,715	$834,287
Operating expenses	10,883,177	4,990,728
Operating loss	(8,977,462)	(4,156,441)
Non-operating expense	3,102,396	1,853,381
Net loss	$(12,079,858)	$(6,009,822)
Basic and diluted net income per common share	$(9.00)	$(9.00)

Acquisition of ELEQT Ltd

On October 1, 2014, the Company entered into an Exchange Agreement by and among the Company, ELEQT Ltd., an entity organized under laws of the England and Wales (“ELEQT”), and the shareholders of ELEQT. On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and the Company purchased, all of ELEQT’s outstanding capital stock, in exchange for 516,667 unregistered shares of the Company’s common stock.

The Company also agreed to pay the Sellers an earn-out payment of shares of Common, commencing on October 1, 2015. The amount of shares to be distributed is based on ELEQT’s subsidiary achievement of various financial and operating metrics including revenue growth, gross profit margin improvement, membership growth amount and member spend growth. In the event ELEQT achieves all or a portion of these targets for the twelve months ended October 1, 2015, the Company will issue to the Sellers up to a maximum of 60,556 Earn-Out Shares. As of December 31, 2014, the Company has recognized a contingent consideration of approximately $380,000 related to the Earn-Out Shares.

F-25

The following table summarizes the preliminary allocation of the acquisition purchase price based on the estimated fair value of the acquired assets and assumed liabilities:

Assets Acquired:
Cash	$85,896
Accounts receivable	61,624
Other receivables	339,268
Property, plant and equipment	6,838
Intangible assets	403,058
Goodwill	25,677,277
Assets acquired	$26,573,961

Liabilities Assumed:
Accounts payable	$77,999
Other current liabilities	541,279
Liabilities assumed	$619,278

Net assets acquired	$25,954,683
Fair value of consideration given:
Acquisition date	$25,575,000
Contingent consideration	379,683
Total fair value of consideration given	$25,954,683

While the Company uses its best estimates and assumptions as part of the purchase price allocation process to value the assets acquired and liabilities assumed as of October 1, 2014, the purchase price allocation will be solidified for any change in existing, assets and liabilities during the measurement period.

The following is the unaudited pro forma information for the years ended December 31, 2014 and 2013 assuming the acquisition of ELEQT occurred on January 1, 2013:

	2014	2013
Sales	$2,209,801	$2,031,533
Operating expenses	28,920,179	6,473,865
Operating loss	(26,710,378)	(4,442,332)
Non-operating expense	1,877,338	1,855,906
Net loss	$(28,587,716)	$(6,298,238)
Basic and diluted net income per common share	$(21.00)	$(5.40)

F-26

Acquisition of Robson Dowry

On November 15, 2014, the Company entered into an Exchange Agreement by and among the Company, Robson Dowry Associates Ltd., an entity organized under the laws of the England and Wales (“Robson Dowry”), and the shareholders of Robson Dowry Associates Ltd. On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and the Company purchased, all of Robson Dowry’s outstanding capital stock, in exchange for 25,000 unregistered shares of the Company’s common.

The following table summarizes the preliminary allocation of the acquisition purchase price based on the estimated fair value of the acquired assets and assumed liabilities:

Assets Acquired:
Accounts receivable	$95,605
Prepaid expenses	31,318
Property, plant and equipment	8,485
Goodwill	347,934
Assets acquired	$483,342

Liabilities Assumed:
Accounts payable	$96,704
Other current liabilities	41,638
Liabilities assumed	$138,342

Net assets acquired	$345,000
Fair value of consideration given	$345,000

While the Company uses its best estimates and assumptions as part of the purchase price allocation process to value the assets acquired and liabilities assumed as of November 15, 2014, the purchase price allocation will be solidified for any change in existing, assets and liabilities during the measurement period.

The following is the unaudited pro forma information for the years ended December 31, 2014 and 2013 assuming the acquisition of Robson Dowry occurred on January 1, 2013:

	2014	2013
Sales	$2,209,371	$1,641,655
Operating expenses	28,538,270	5,654,285
Operating loss	(26,328,899)	(4,012,630)
Non-operating expense	1,877,338	1,853,557
Net loss	$(28,206,237)	$(5,866,187)
Basic and diluted net income per common share	$(20.40)	$(8.40)

F-27

Note 13. Business Segment information

The Company’s reportable segments are defined by their service or revenue sources. The Company’s reportable segments are Social Networks, Education and Mentoring, and Business Services. EFactor, GroupCard, Member Digital, and ELEQT are included in the Social Networks segment. EQMentor and HT Skills are included in the Education and Mentoring segment. Robson Dowry and MCC are included in the Business Services segment.

The Company measures the performance of its segments based on their operating income excluding administrative and general expenses. The accounting policies of the operating segments are the same as those described in Note 3 Summary of Significant Accounting Policies. Other income, interest expense, and income taxes are not allocated to individual operating segments, and assets not identifiable to an individual segment are included as corporate assets. Segment information is reported consistent with the Company’s management reporting structure.

F-28

Business segment information is as follows:

	For the years ended December 31,
	2014	2013
SOCIAL NETWORKS
Sales	$744,245	$68,994
Operating income	(17,933,074)	(2,386,594)
Assets	14,331,565	472,689
Capital expenditures	155,481	354,825
Depreciation and amortization	221,782	242,625
EDUCATION AND MENTORING
Sales	$490,310	$315,989
Operating income	(1,896,329)	(194,464)
Assets	10,853,975	2,189,592
Capital expenditures	-	-
Depreciation and amortization	34,939	525
BUSINESS SERVICES
Sales	$400,047	$356,802
Operating income	(31,689)	20,952
Assets	1,974,518	1,614,306
Capital expenditures	-	-
Depreciation and amortization	563	3,453
REPORTABLE SEGMENTS TOTAL
Sales	$1,634,602	$741,785
Operating income	(19,861,092)	(2,560,106)
Assets	27,160,058	4,276,587
Capital expenditures	155,481	354,825
Depreciation and amortization	257,284	246,603
CORPORATE & OTHER
Operating (loss) from administrative expenses	$(6,526,136)	$(1,533,416)
Assets	262,522	306,996
Capital expenditures	-	-
Depreciation and amortization	-	-
TOTAL COMPANY
Sales	$1,634,602	$741,785
Operating income	(26,387,228)	(4,093,522)
Assets	27,422,580	4,583,583
Capital expenditures	155,481	354,825
Depreciation and amortization	257,284	246,603

F-29

The table below sets forth the amount and geographic location of revenues we have recognized for the years ended December 31, 2014 and 2013:

	Years Ended December 31,
	2014	2013
United States	$167,732	$384,983
Europe	500,268	-
United Kingdom	966,602	356,802
	$1,634,602	$741,785

Revenues generated in the United States consist of EFactor and EQMentor, the Company’s European revenue consists of GroupCard and ELEQT, and the Company’s United Kingdom revenue consists of MCC, Member Digital, HT Skills, and Robson Dowry.

Note 14. Subsequent Events

On January 6th 2015, the Company issued 43,503 common shares to convert $417,736 of convertible debt and accrued interest.

In January 2015, the Company sold 833 common shares for cash for a total consideration of $7,500.

In January 2015, the outstanding 1,667 warrants were exercised for $15,000 and 1,667 common shares were issued to the holder.

In January 2015, the Company issued a convertible note amounting to $78,750. The note is subject to annual interest of 8%, has a term of one (1) year and is convertible to common stock at a price equal to 58% of the lowest closing bid prices for the last 15 trading days prior to conversion.

In January and February 2015, the Company convertible notes to an investor group up to an amount of $250,000. The proceeds from the notes will be advanced in three tranches, as follows: $125,000 by January 6, 2015, $75,000 by February 15, 2015 and $50,000 by April 15, 2015. The Company only received proceeds of $150,000 to date.

The notes have a maturity of one (1) year and interest rate of 10% per annum and are convertible at a price of 50% of the average closing bid prices on the primary trading market on which the Company’s Common Stock is then listed. In conjunction with the notes the Company may issue up to 50,000 warrants to the investors with a strike price of $6.00 per share. The warrants are cashless and exercisable for a period of five (5) years from closing. The Company also issued a banking advisory fee of 11,667 shares of common stock of the Company to the investors.

F-30

During February and March 2015, pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) between the Company and Magna Equities II, LLC (“Magna Equities II”), the Company issued to Magna Equities II a convertible promissory note (the “Magna Equities II Note”) in the aggregate principal amount of $175,000. $100,000 was funded on February 27, 2015 and $75,000 was funded on March 2, 2015. The principal due under the Magna Equities II Note accrues interest at a rate of 12% per annum. All principal and accrued interest under the Magna Equities II Note must be repaid one year from the funding set forth above. All principal and accrued interest under the Magna Equities II Note is convertible into shares of Common Stock at a conversion price equal to the lesser of (i) a 40% discount from the lowest daily trading price in the five (5) trading days prior to conversion, or (ii) a fixed price of $15.00.

On March 16, 2015 the Company issued a convertible promissory note (the “Magna Equities II Note”) in the aggregate principal amount of $44,500 under the same terms as the previous note.

On March 2, 2015 (the “Issue Date”), pursuant to a Securities Exchange Agreement (the “Securities Exchange Agreement”) between the Company and Magna Equities I, LLC (“Magna Equities I”), the Company issued to Magna Equities I a convertible promissory note (the “Magna Equities I Note”) in the aggregate principal amount of $200,000, in exchange for $200,000 of existing debt of the Company that Magna Equities I purchased from third parties. The Magna Equities I Note accrues interest at a rate of ten percent per annum. All principal and accrued interest under the Magna Equities I Note is due on March 2, 2016. All principal and accrued interest under the Magna Equities I Note is convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a conversion price equal to a 40% discount from the lowest daily trading price in five (5) trading days prior to conversion. At any time during the period beginning on the Issue Date and ending on the date which is ninety (90) days thereafter, the Company may prepay any portion of the principal amount and accrued interest at 135% of such amount upon three (3) days’ written notice to Magna Equities I. In addition, beginning on the date which is thirty (30) calendar days after the Issue Date, Magna Equities I shall be obligated to purchase an additional $200,000 of Magna Equities I Notes every thirty (30) calendar days, up to a total of $1 million in additional purchases.

In April 2015, the Company sold to an accredited investor 13,333 common shares and 3,333 warrants for cash for a total consideration of $100,000. That warrants have a strike price of $15.00 per share and a cashless exercise provision for a period of three (3) years from closing. In the event Company shall reach a minimum total market capitalization of $100,000,000 on a major U.S. stock exchange, and maintain such minimum for five (5) consecutive trading days, then the investor shall also receive a grant of 1,667 additional common shares.

F-31

EFACTOR GROUP CORP. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$262,424	$111,878
Accounts receivable, net of allowance for doubtful accounts of $64,812 and $64,812 at June 30, 2015 and December 31, 2014, respectively	640,250	419,664
Unbilled revenue	644,581	329,315
Other current assets	65,965	59,215
Total current assets	1,613,220	920,072
Property, website and equipment, net of accumulated depreciation of $1,446,929 and $1,419,215 at June 30, 2015 and December 31, 2014, respectively	956,387	856,030
Goodwill	27,737,616	25,544,581
Deferred financing costs	—	101,897
TOTAL ASSETS	$30,307,223	$27,422,580

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,741,175	$2,229,944
Accounts payable - related party	280,875	748,120
Contingent consideration	68,746	943,746
Accrued expenses and other current liabilities	1,834,165	2,050,070
Funds held in trust	167,361	—
Operating line of credit	360,000	475,000
Bank loans	264,885	148,006
Deferred revenue	129,490	55,382
Deferred rent	376,873	368,509
Derivative liability	4,241,206	—
Current portion of note payable, net of discount	7,046	261,267
Current portion of convertible note payable, net of discount	1,168,352	1,042,904
Current portion of note payable - related parties, net of discount	231,081	281,644
Total current liabilities	11,871,255	8,604,592

Other long-term obligations	76,757	101,256
Contingent consideration	310,937	310,937
Non-current portion of note payable, net of discount	5,701	8,177
Total Non-Current Liabilities	393,395	420,370
TOTAL LIABILITIES	12,264,650	9,024,962

Commitments and contingencies	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 20,000,000 shares authorized, 41,666 issued and outstanding as of June 30, 2015 and and December 31, 2014 respectively.	41	41
Common stock, $0.001 par value, 300,000,000 shares authorized, 3,193,833 and 2,230,670 issued and outstanding at June 30, 2015 and December 31, 2014 respectively.	3,194	2,229
Subscription receivable	(168,000)	(168,000)
Accumulated other comprehensive loss	(1,234,945)	(1,441,630)
Additional paid-in capital	73,221,836	65,953,504
Accumulated deficit	(53,779,554)	(45,948,526)
Total stockholders’ equity	18,042,573	18,397,618
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,307,223	$27,422,580

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

EFACTOR GROUP CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net revenues	$1,065,757	$148,586	$2,069,398	$265,131

Operating expenses
Cost of revenue	262,423	46,549	424,836	77,755
Sales and marketing	168,847	64,081	363,541	119,407
General and administrative	2,751,701	882,988	4,877,108	3,169,520
Depreciation and amortization	97,493	59,228	196,029	114,866
Loss on forgiveness of liabilities	—	32,778	—	32,778
Total operating expenses	3,280,464	1,085,624	5,861,514	3,514,326

Loss from operations	(2,214,707)	(937,038)	(3,792,116)	(3,249,195)

Other income (expense):
Interest expense	(466,919)	(475,215)	(705,271)	(1,463,149)
Loss on conversion of debt	—	—	—	(49,926)
Derivative loss	(326,237)	(16,250)	(445,815)	(576,143)
Loss on change in FV of derivative liability	(2,299,967)	—	(2,609,141)	—
Amortization of warrants	(274,346)	—	(289,069)	—
Other income (expense)	—	—	10,384	—
Total other income (expense), net	(3,367,469)	(491,465)	(4,038,912)	(2,089,218)

Net loss	$(5,582,176)	$(1,428,503)	$(7,831,028)	$(5,338,413)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(9,286)	(4,720)	206,685	(24,699)

Comprehensive loss	$(5,591,462)	$(1,433,223)	$(7,624,343)	$(5,363,112)

Basic and diluted net loss per common share	$(2.08)	$(1.20)	$(2.61)	$(4.80)

Weighted average shares used in completing basic and diluted net loss per common share	2,683,786	1,055,582	3,004,152	1,047,553

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

EFACTOR GROUP CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,831,028)	$(5,338,413)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	196,029	114,866
Stock option expense	7,946	67,869
Amortization of debt discount	420,674	1,331,004
Amortization of deferred finance costs	101,897	—
Stock compensation expense	1,370,492	1,355,598
Loss on change in fair value of derivative liability	2,609,141	32,778
Derivative related to interest expense	445,815	—
Loss on conversion of debt	—	49,926
Derivative loss	—	576,143
Warrant expense	289,069	—
Changes in operating assets and liabilities:
Accounts receivable	(208,573)	(5,263)
Unbilled revenue	(315,266)	—
Bank loans	116,879	—
Other current assets	(6,107)	(150,358)
Accounts payable	700,703	416,378
Accounts payable - related party	306,864	118,642
Accrued expenses	(223,925)	77,939
Deferred revenue	74,108	—
Funds held in trust	(11,729)	—
Deferred rent	8,364	(3,106)
Net cash used in operating activities	(1,948,647)	(1,355,997)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of property, website and equipment	(142,017)	(128,184)
Cash acquired from acquisitions	169,588	—
Net cash provided by (used) in investing activities	27,571	(128,184)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	874,014	1,143,452
Proceeds from issuance of shares	983,075	478,520
Proceeds from exercise of warrants	14,060	—
Repayment of notes payable	(6,212)	(30,143)
Net cash provided by financing activities	1,864,937	1,591,829

Effect of foreign currency exchange rate on cash	206,685	(24,699)
Net increase in cash	150,546	82,949

Cash at beginning of period	111,878	43,377
Cash at the end of the period	$262,424	$126,326

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$22,701	$7,298
Cash paid for income taxes	$—	$1,600
Non-cash Investing and Financing Activities:
Debt discount due to beneficial conversion feature	$1,186,250	$826,032
Shares issued for settlement of contingent liability	$875,000	$—
Shares issued for conversion of debt - related party	$703,167	$—
Shares issued for conversion of payables	$547,778	$—
Debt discount due to shares and warrants issued with debt	$—	$311,245
Default penalty incurred	$50,000	$—
Reclass of accounts payable - related party to debt	$—	$40,739
Shares issued for conversion of debt and accrued interest	$666,100	$737,368
Shares issued for settlement of accounts payable	$—	$20,000
Shares issued for acquisitions	$1,714,286	$—
Convertible debt purchased with acquistion	$255,000	$—
Asignment of debt to third party	$548,796	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

EFACTOR GROUP CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Organization and Basis of Presentation

The accompanying unaudited condensed consolidated interim financial statements of EFactor Group Corp. (the “Company,” “we” or “our”) have been prepared by the Company’s management in conformity with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited consolidated financial statements and notes thereto of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (“Form 10-K”), which was filed on April 14, 2015.The condensed consolidated financial statements are prepared in accordance with the requirements for unaudited interim periods, and consequently, do not include all disclosures required to be made in conformity with accounting principles generally accepted in the United States of America.

On April 28, 2015, the Company amended its Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 175,000,000 to 300,000,000.

On July 14, 2015, the Company filed a Certificate of Amendment (the “Amendment”) with the Secretary of State of the State of Nevada to effect a reverse stock split of its outstanding shares of common stock and preferred stock at a ratio of 1 for 60 (the “Stock Split”), which Amendment became effective on July 17, 2015. Unless otherwise noted, all references herein to the number of common shares, price per common share or weighted average number of common shares outstanding have been adjusted to reflect this reverse stock split on a retroactive basis.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the fiscal year ended December 31, 2014 as reported in the Form 10-K have been omitted.

Our mission is to assist entrepreneurs in building and growing their businesses. We believe we are the only global company that combines a comprehensive online and in-person social network with business services and funding focused exclusively on the entrepreneurial community. Operating through our wholly-owned subsidiaries, we provide our more than 1.7 million members with social networking opportunities, business services including education and mentoring, and funding including educational tools and opportunities such as donation-based crowdfunding. Coupled with members in every country of the world (196 countries) participating in 240 industry groups, we have created a global, resource-rich ecosystem for entrepreneurs and small businesses that serves as a source of inspiration and ideas and provides essential services to foster business growth.

Our operations consist of the following three divisions:

•	Social Networks — Our social networks division is at the core of our company, offering numerous social networking tools to members, hosting live networking events, connecting business owners, providing direct member benefits and aggregating customer loyalty programs. We utilize our EScore™ benchmarking tool as part of our social networks division. EScore™ is based on our proprietary algorithm which allows individual entrepreneurs to benchmark themselves against a large pool of entrepreneur metrics and helps them find the resources they need for their own operations through a variety of innovative tools accompanied by available guidance and education to make qualified decisions.

•	Business Services — Our business services division offers critical services to entrepreneurs to build their businesses including brand marketing, staffing, graphic design, public relations and other third-party business resources.

•	Funding — Our funding division enables entrepreneurs and small businesses to raise money from donations and pre-orders by the general public through our recently-acquired subsidiary, RocketHub, a donation-based crowdfunding platform. We also provide interactive materials concerning financing needs and opportunities for our entrepreneur members.

F-35

The Company currently maintains its corporate office in New York, New York.

Principles of consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as of June 30, 2015. Significant intercompany balances and transactions have been eliminated.

Note 2 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the Company is new, has limited history and relatively few sales, no certainty of continuation can be stated. The accompanying condensed consolidated financial statements for the six month period ended June 30, 2015 and 2014 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations. The Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.

Note 3 – Notes Payable and Line of Credit

Notes payable

On January 9, 2015 the Company issued $125,000 in convertible notes to an investor group and an additional $25,000 in February 2015. The notes have a maturity of one (1) year and interest rate of 10% per annum and are convertible at a price of 50% of the average closing bid prices on the primary trading market on which the Company’s Common Stock is then listed for the five (5) trading days immediately prior to conversion. In conjunction with the notes the Company issued 33,333 Warrants to the Investors with a strike price of $6.00 per share. The warrants are cashless and exercisable for a period of five (5) years from closing. The Company also issued a banking advisory fee of 11,667 shares of common stock of the Company to the investors valued at $50,090.

On January 26, 2015, the Company issued a convertible note amounting to $78,750. The note is subject to annual interest of 8%, has a term of one (1) year and is convertible to common stock at a price equal to 58% of the lowest closing bid prices for the last 15 trading days prior to conversion. The note may be prepaid, but carries a penalty in association with the remittance amount, as there is an accretion component to satisfy the note with cash. Also on January 26, 2015, the Company issued a second convertible note amounting to $78,750 referenced as a backend note in which the proceeds are only available at the option of the Company and then only if the initial note for $78,750 has been satisfied. This note is subject to annual interest of 8%, has a term of one (1) year and is convertible to common stock at a price equal to 58% of the lowest closing bid prices for the last 15 trading days prior to conversion.

During February and March 2015, pursuant to a Securities Purchase Agreement between the Company and Magna Equities II, LLC (“Magna Equities II”), the Company issued to Magna Equities II a convertible promissory note (the “Magna Equities II Note”) in the aggregate principal amount of $175,000. $100,000 was funded on February 27, 2015 and $75,000 was funded on March 2, 2015. The principal due under the Magna Equities II Note accrues interest at a rate of 12% per annum. All principal and accrued interest under the Magna Equities II Note must be repaid one year from the funding set forth above. All principal and accrued interest under the Magna Equities II Note is convertible into shares of Common Stock at a conversion price equal to the lesser of (i) a 40% discount from the lowest daily trading price in the five (5) trading days prior to conversion, or (ii) a fixed price of $0.25.

On March 2, 2015, pursuant to a Securities Exchange Agreement between the Company and Magna Equities I, LLC (“Magna Equities I”), the Company issued to Magna Equities I a convertible promissory note (the “Magna Equities I Note”) in the aggregate principal amount of $200,000, in exchange for $200,000 of existing debt of the Company that Magna Equities I purchased from third parties. The Magna Equities I Note accrues interest at a rate of ten percent per annum. All principal and accrued interest under the Magna Equities I Note is due on March 2, 2016. All principal and accrued interest under the Magna Equities I Note is convertible into shares of common stock of the Company, par value $0.001 per share, at a conversion price equal to a 40% discount from the lowest daily trading price in five (5) trading days prior to conversion. At any time during the period beginning on the Issue Date and ending on the date which is ninety (90) days thereafter, the Company may prepay any portion of the principal amount and accrued interest at 135% of such amount upon three (3) days’ written notice to Magna Equities I. In addition, beginning on the date which is thirty (30) calendar days after the Issue Date, Magna Equities I shall be obligated to purchase an additional $200,000 of Magna Equities I Notes every thirty (30) calendar days, up to a total of $1 million in additional purchases.

F-36

On March 15th and on March 27th, 2015 the Company issued a convertible promissory note in the aggregate principal amount of $15,000 and $29,500 respectively under the same terms as the Magna Equities II Note.

On April 8, 2015, pursuant to a Securities Exchange Agreement between the Company and Magna Equities I, LLC, the Company issued to Magna Equities I a convertible promissory note in the aggregate principal amount of $200,000, in exchange for $200,000 of existing debt of the Company that Magna Equities I purchased from third parties. The Magna Equities I Note accrues interest at a rate of ten percent per annum. All principal and accrued interest under the Magna Equities I Note is due on March 2, 2016. All principal and accrued interest under the Magna Equities I Note is convertible into shares of common stock of the Company, par value $0.001 per share, at a conversion price equal to a 40% discount from the lowest daily trading price in five (5) trading days prior to conversion.

On April 15, 2015, in connection with the acquisition of RocketHub, the Company assumed as part of the transaction seven convertible notes with an aggregate face value of $255,000 bearing an interest rate of 0.25%. While these notes are due during the third quarter of 2015, the Company is currently attempting to extend the maturity date of these convertible notes. In connection with the Merger Agreement, certain significant Sellers entered into non-competition and non-solicitation agreements in favor of the Company and RocketHub. In connection with the Merger Agreement, RocketHub also entered into employment agreements with certain of its existing key employees. Additionally, certain outstanding convertible promissory notes of RocketHub for an aggregate principal amount of $255,000 (the “Convertible Notes”) remain outstanding after the Merger, but will be convertible into shares of Common Stock.  Convertible Notes with an aggregate principal amount of $95,000 mature on April 27, 2015 and have a conversion price of $1.1751 per share (subject to customary adjustments). However, in connection with the Merger, the holders of Convertible Notes with an aggregate principal amount of $160,000 agreed to extend the maturity of their Convertible Notes for a period of approximately 4 months (with $150,000 in principal amount extended until August 31, 2015 and $10,000 in principal amount extended until May 31, 2016) in exchange for a reduced conversion price of $0.70 per share (subject to customary adjustments).

On May 1, 2015 the Company issued to Magna Equities I, LLC a convertible promissory note in the aggregate principal amount of $53,000 under the same terms as the.

On May 20, 2015 the Company issued to Magna Equities I, LLC a convertible promissory note in the aggregate principal amount of $200,000 under the same terms as the previous note.

On May 27, 2015 the Company issued a convertible promissory note in the aggregate principal amount of $85,000 under the same terms as the Magna Equities II Note.

During the six months ended June 30, 2015, the Company issued approximately $110,000 shares to convert approximately $700,000 of convertible debt and accrued interest.

During the six months ended June 30, 2015 the Company recognized $420,674 of interest expense due to the amortization of debt discounts on all convertible and unsecured short term notes.

F-37

The fair value of the derivative liability at the re-measurement date amounting to $967,002 was credited to additional paid in capital. The derivative liability was valued using the Black-Scholes model using the following assumptions:

	At issuance date	At termination date
Market value of stock on measurement date	$4.80 -135.00	$4.80 - 114.00
Risk-free interest rate	0.01% - 0.04%	0.05%
Dividend yield	0%	0%
Volatility factor	269% - 655%	319%
Term	0.07 - 0.16 years	0.25 years

A summary of activity for Convertible notes payable during the six months ended June 30, 2015 is set forth below:

Balance at December 31, 2014	$1,312,348
Proceeds from convertible notes	874,014
Payments	(6,212)
Assumption of debt in acquisition	255,000
Assignment of debt from line of credit	$115,000
Conversion of convertible notes to equity	(616,222)
Debt discount on new convertible notes and shares issued with debt	(1,186,250)
Amortization of debt discount	420,674
Balance at June 30, 2015	1,168,352

Odom - Line of Credit

On June 7, 2013, the Company entered into a Revolving Line of Credit Agreement (the “Odom Agreement”) with Charles Odom, the lender, in the amount of $750,000. Pursuant to the Agreement, the lender agreed to make loans to the Company from time to time commencing on the date of the Agreement for a period of twenty four (24) months thereafter ending June 7, 2015.

As of June 30, 2015, the Company has drawn $475,000 from the line and has made a payment of $75,000 during the first quarter of 2015 with another payment of $40,000 in the second quarter of 2015, leaving a current outstanding balance of $360,000 as of June 30, 2015. As required by the Odom Agreement, the Company also issued 1,979 shares to the lender, proportionate to amounts that had been drawn, which was recognized as deferred financing fees of $475,000 and amortized over the term of the line of credit. For the six months ended June 30, 2015, $58,227 has been amortized into interest expense. All amounts drawn from the line of credit are subject to annual interest of 15% and will mature within a period of 12 months or within 14 days after the Company has a capital raise with proceeds of $10 million, whichever is earlier. The line of credit is secured by all of the assets of the Company. We have been advised by the lender that, due to extenuating circumstances, he is not currently able to provide us with additional advances under the line of credit.

Bank loans

Through the acquisition of the HT Skills entity on July 1, 2014 the Company also assumed three separate banking activities where the former principal owner of HT Skills has continued to guarantee the amount of the funds provided whether in an overdraft or outstanding balance position. As of June 30, 2015, HT Skills has an outstanding balance on their overdraft facility of $60,908 (£40,331) which is included in accounts payable in the consolidated balance sheets. As of June 30, 2015, HT Skills has outstanding balances for two term loans totaling to $141,759 (£93,833). These loans mature on May 31, 2015, are subject to annual interest at a rate of 8% over the prevailing Bank of England Base Rate (the Bank of England base rate is currently 0.5% a year, but may change from time to time) and are secured by the assets of HT Skills. These Bank Loans per the Company’s Purchase Agreement with the Shareholders of HTSkills, are the obligation of the former owner of HT Skills and will be reimbursed to the Company.

In March 2015, Robson Dowry entered into a receivables factoring agreement with Lloyds Bank PLC whereby Robson Dowry will be able to finance up to 80% of their receivables up to $100,000 (£65,000). This factoring agreement has a funding period of four months for the receivables presented and carries an interest rate of 4.98% above the base rate or 6% (whichever is higher). As of June 30, 2015, the outstanding balance on this agreement was $57,465.

Note 4 – Other Liabilities

Justice Obligation

As part of the acquisition of EQmentor, Inc., the Company entered into an employment agreement with the former majority shareholder of EQmentor, Inc. where the latter is entitled to receive a quarterly bonus in an amount equivalent to $103,333 (net of payment of all payroll taxes and other withholdings), in cash or common stock. The purpose of the obligation was to allow the former majority shareholder to repay certain debts that he had personally secured during the course of his ownership of EQmentor, Inc. As of June 30, 2015, this obligation has an outstanding balance of $633,022 which is included in accrued liabilities and other current liabilities in the consolidated balance sheets. The obligation accrues interest of 3.5% per annum. The Company is anticipating payments to begin on a quarterly basis during the second half of 2015.

F-38

MCC Obligation

As a component of the MCC acquisition the Company acquired a long-term liability related to a previous recapitalization of MCC. Specifically, MCC entered into an arrangement with its creditors during 2010, in what is referred as a “Company Voluntary Arrangement”, in order to protect MCC from any unreceptive creditor action.  In connection with the arrangement, the Company is required to make monthly fixed payments to a trustee of $2,265 (£1,500 GBP). These payments are scheduled to end in February 2019. This obligation is reported as other long-term obligations in the consolidated balance sheets.

Note 5 – Derivative Instruments

During the six months ended June 30, 2015, the Company recognized a derivative liability associated with the convertible notes discussed in Note 3. The resulting derivative liability being recognized at the issuance date amounting to $1,510,187 with a corresponding charge to debt discount for the full amount of the notes amounting of $1,186,250 and the balance of $445,815 to derivative expense.

On June 30, 2015, the derivative instruments were revalued to $4,241,206 resulting in a loss on the change in value of $2,609,141 and a corresponding increase in derivative liability. Also on June 30, 2015, the Company amortized $324,175 in debt discount resulting in a net discount balance of $862,075 for these derivative instruments.

The derivative liabilities were valued using the Black-Scholes model using the following assumptions:

	At issuance date	At termination date
Market value of stock on measurement date	$4.80 - 135.00	$4.80 - 114.00
Risk-free interest rate	0.01% - 0.04%	0.01 - 0.15%
Dividend yield	0%	0%
Volatility factor	146% - 1,731%	171 -319%
Term	0.07 – 1.01 years	0.09 - 0.25 years

Note 6 – Acquisitions

Description of the Transactions

HT Skills Ltd.

On July 1, 2014, the Company entered into an Exchange Agreement by and among the Company, HT Skills Ltd., an entity organized under the laws of England and Wales (“HT Skills”), and Five5Five PTE Ltd., the sole shareholder of HT Skills (“HT Seller”). On the same date, the parties consummated the transaction, pursuant to which the HT Seller sold, and the Company purchased, all of HT Skills’ outstanding capital stock, in exchange for 221,985 unregistered shares of the Company’s common stock.

F-39

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Assets Acquired:
Accounts receivable	$310,464
Unbilled revenue	100,200
Property, plant and equipment	167,728
Goodwill	10,782,378
Assets acquired	$11,360,770

Liabilities Assumed:
Accounts payable	$409,602
Short term debt	148,006
Other long term liabilities	147,882
Liabilities assumed	$705,490

Net assets acquired	$10,655,280
Fair value of consideration given	$10,655,280

Member Digital Ltd.

On July 1, 2014, the Company entered into an Exchange Agreement by and among the Company, Member Digital Ltd., an entity organized under the laws of England and Wales (“Member Digital”), and the shareholders of Member Digital (the “MDSellers”). On the same date, the parties consummated the transaction, pursuant to which the MD Sellers sold, and the Company purchased, all of Member Digital’s outstanding capital stock, in exchange for 20,833 unregistered shares of the Company’s common stock.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Assets Acquired:
Cash	$8,305
Accounts receivable	5,884
Goodwill	1,002,063
Assets acquired	$1,016,252

Liabilities Assumed:
Accounts payable	$16,252
Liabilities assumed	$16,252

Net assets acquired	$1,000,000
Fair value of consideration given	$1,000,000

GroupCard BV

On July 7, 2014, the Company entered into an Exchange Agreement by and among the Company, GroupCard BV, an entity organized under the laws of the Netherlands (“GroupCard”), and the shareholders of GroupCard (the “GC Sellers”). On the same date, the parties consummated the transaction, pursuant to which the GC Sellers sold, and the Company purchased, all of GroupCard’s outstanding capital stock, in exchange for 46,875 unregistered shares of the Company’s common stock. In connection with the transaction, the Company agreed to loan GroupCard, within 120 days of the closing of the transaction, $400,000 at six percent interest per annum for working capital purposes. In addition, the Company agreed to pay the GC Sellers four semi-annual earn-out payments of shares of Common Stock (“Earn-Out Shares”), commencing on January 1, 2015. In the event 20,000 or more members are added by GroupCard during a semi-annual period (each, an “Earn-Out Period”), the Company shall issue to the GC Sellers the number of Earn-Out Shares equal to (i) $25.00 per member added by GroupCard during such Earn-Out Period, divided by (ii) $0.80. In the event less than 20,000 members are added during an Earn-Out Period, the Company will not issue any Earn-Out Shares to the Sellers for such period; however, any members added during such Earn-Out Period will be counted towards the subsequent Earn-Out Period. The Company recorded a contingent liability of $875,000 during 2014, this amount was relieved through the issuance of 18,229 shares of the Company’s common stock during the June 2015 quarter as outlined in the Exchange Agreement.  Furthermore, the Company has evaluated the potential contingencies associated with this Exchange Agreement and determined that there is no additional contingent liability required as of June 30, 2015.

F-40

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Assets Acquired:
Cash	$4,460
Accounts receivable	19,177
Prepaid expenses	12,275
Goodwill	3,155,326
Assets acquired	$3,191,238

Liabilities Assumed:
Accounts payable	$43,212
Other current liabilities	23,026
Liabilities assumed	$66,238

Net assets acquired	$3,125,000
Fair value of consideration given:
Acquisition date	$2,250,000
Contingent	875,000
Total fair value of consideration given	$3,125,000

ELEQT Ltd.

On October 1, 2014, the Company entered into an Exchange Agreement by and among the Company, ELEQT Ltd., an entity organized under laws of the England and Wales (“ELEQT”), and the shareholders of ELEQT (the “ELEQT Sellers”). On the same date, the parties consummated the transaction, pursuant to which the ELEQT Sellers sold, and the Company purchased, all of ELEQT’s outstanding capital stock, in exchange for 516,667 unregistered shares of the Company’s common stock.

F-41

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Assets Acquired:
Cash	$85,896
Accounts receivable	61,624
Other receivables	339,268
Property, plant and equipment	6,838
Intangible assets	403,058
Goodwill	25,677,277
Assets acquired	$26,573,961

Liabilities Assumed:
Accounts payable	$77,999
Other current liabilities	541,279
Liabilities assumed	$619,278

Net assets acquired	$25,954,683
Fair value of consideration given:
Acquisition date	$25,575,000
Contingent	379,683
Total fair value of consideration given	$25,954,683

Robson Dowry Ltd.

On November 15, 2014, the Company entered into an Exchange Agreement by and among the Company, Robson Dowry Associates Ltd., an entity organized under the laws of the England and Wales (“Robson Dowry”), and the shareholders of Robson Dowry Associates Ltd. (the “Robson Dowry Sellers”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and the Company purchased, all of Robson Dowry’s outstanding capital stock, in exchange for 25,000 unregistered shares of the Company’s common stock.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Assets Acquired:
Accounts receivable	$95,605
Prepaid expenses	31,318
Property, plant and equipment	8,485
Goodwill	347,934
Assets acquired	$483,342

Liabilities Assumed:
Accounts payable	$96,704
Other current liabilities	41,638
Liabilities assumed	$138,342

Net assets acquired	$345,000
Fair value of consideration given	$345,000

F-42

RocketHub

On April 15, 2015, the Company entered into an Agreement and Plan of Merger with EFactor Merger Sub Inc., a New York corporation and wholly owned subsidiary of the Company (“Merger Sub”), RocketHub Inc., a New York corporation (“RocketHub”), the shareholders of RocketHub (the “ RocketHub Sellers”) and a representative of the RocketHub Sellers. Pursuant and subject to the terms and conditions of the merger agreement, Merger Sub was merged with and into RocketHub, with RocketHub surviving as a wholly owned subsidiary of the Company. As consideration for the merger, the RocketHub Sellers received 357,143 shares of common stock, par value $0.001, of the Company.

Assets Acquired:
Cash	$169,588
Accounts receivable	$12,013
Property, plant and equipment	155,128
Other assets	643
Goodwill	1,821,200
Assets acquired	$2,158,572

Liabilities Assumed:
Accounts payable	$10,196
Funds held in trust	179,090
Other current liabilities	255,000
Other long term liabilities	—
Liabilities assumed	$444,286

Net assets acquired	$1,714,286
Fair value of consideration given	$1,714,286

Basis of Presentation

These acquisitions have been accounted for using the purchase method of accounting. Under the purchase method of accounting, the total purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date, including identifiable intangible assets which either arise from a contractual or legal right or are separable from goodwill. The excess of purchase price over the estimated fair value assigned to the net tangible and identifiable intangible assets acquired and liabilities assumed is considered goodwill. The Company’s results of operations included the activities of Member Digital, HT Skills, GroupCard, ELEQT, Robson Dowry, and RocketHub from their respective dates of acquisition. The Company recorded the purchase based on the quoted market price of the stock for the purchase.

Purchase Price Allocation

In accordance with ASC 805, Business Combinations, the Company recorded the assets acquired and liabilities assumed at their respective estimated fair values as of their respective acquisition dates. The total estimated purchase prices were allocated to the assets acquired and liabilities assumed based on their estimated fair values. The fair value allocation is preliminary and is subject to change based on evaluations of the assets currently being performed by the Company.

Note 7 – Business Division Information and Geographical Segments

The Company’s reportable segments are defined by their service or revenue sources. The Company’s reportable divisions are Social Networks, Business Services, and Funding. Social Networks comprises EFactor, GroupCard, Member Digital, and ELEQT. The Business Services division is made up of EQMentor, HT Skills, Robson Dowry, and MCC. The Funding division is specific to the Company’s recent acquisition of RocketHub.

F-43

The Company measures the performance of its divisions based on their operating income excluding administrative and general expenses. The accounting policies of the operating segments are the same as those described in Note 3 Summary of Significant Accounting Policies. Other income, interest expense, and income taxes are not allocated to individual operating segments, and assets not identifiable to an individual segment are included as corporate assets. Segment information is reported consistent with the Company’s management reporting structure.

The table below sets forth our revenue based on our business segments for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Social Networks	$576,205	$40,894	$1,061,362	$63,903
Business Services	458,565	107,692	977,049	201,228
Funding	30,987	—	30,987	—
	$1,065,757	$148,586	$2,069,398	$265,131

For the three and six months ended June 30, 2015 and 2014, the Company generated revenues in the United States, Europe (excluding the U.K.) and the United Kingdom as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
United States	$42,037	$42,331	$53,527	$66,777
Europe	536,618	—	963,236	—
United Kingdom	487,102	106,255	1,052,635	198,354
	$1,065,757	$148,586	$2,069,398	$265,131

As of June 30, 2015 and December 31, 2014, the Company has assets in the U.S., Europe and the U.K.:

	June 30,	December 31,
	2015	2014
	(Unaudited)
Total assets in the U.S.	$3,952,040	$2,129,289
Total assets in Europe	13,396,104	13,033,559
Total assets in the U.K.	12,959,079	12,259,732
Total assets	$30,307,223	$27,422,580

As of June 30, 2015 and December 31, 2014, the Company has liabilities in the U.S., Europe and the U.K.:

	June 30,	December 31,
	2015	2014
	(Unaudited)
Total liabilities in the U.S.	$5,955,043	$5,764,898
Total liabilities in Europe	3,464,364	2,204,411
Total liabilities in the U.K.	2,845,243	1,055,653
Total liabilities	$12,264,650	$9,024,962

F-44

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of HT Skills Ltd, Member Digital Ltd., GroupCard BV, ELEQT Ltd and Robson Dowry Ltd occurred on January 2014:

June 30, 2014
Net Revenues	$677,882
Net (loss) from continuing operations	(4,036,059)
Net (loss) income per share from continuing operations	(3.89)
Weighted average number of shares – Basic and diluted	1,038,779

Note 8 – Related Parties and Related Party Transactions

Accounts Payable – Related Party

As of June 30, 2015, two of our executive officers, Adriaan Reinders, and Marion Freijsen had unreimbursed expenses, unpaid board fees and salaries of $ 135,999 and $ 85,608, respectively. The remaining balance of the Accounts Payable Related Party of $59,268 represents amounts primarily due to our board of directors for board meeting fees, out of pocket expenses and consulting fees.

Notes Payable – Related Parties

A summary of activity for notes payable – related parties for the six months ended June 30, 2015 are set forth below:

During the six months ended June 30, 2015, the Company assigned related party debt to an unrelated third party amounting to $32,458 and converted $7,300. In addition the Company incurred an additional $50,000 related to a default provision which resulted in the balance of $231,081 as of June 30, 2015.

Note 9 – Stockholders’ Equity

On July 14, 2015, the Company filed a Certificate of Amendment (the “Amendment”) with the Secretary of State of the State of Nevada to effect a reverse stock split of its outstanding shares of common stock and preferred stock at a ratio of 1 for 60 (the “Stock Split”), which Amendment became effective on July 17, 2015. Unless otherwise noted, all references herein to the number of common shares, price per common share or weighted average number of common shares outstanding have been adjusted to reflect this reverse stock split on a retroactive basis.

Common Stock

During the six months ended June 30, 2015, we had the following issuances of common stock:

In April 2015, the Company sold to an accredited investor 13,333 common shares and 3,333 warrants for cash for a total consideration of $100,000. That warrants have a strike price of $15.00 per share and a cashless exercise provision for a period of three (3) years from closing. In the event Company shall reach a minimum total market capitalization of $100,000,000 on a major U.S. stock exchange, and maintain such minimum for five (5) consecutive trading days, then the investor shall also receive a grant of 1,667 additional common shares.

In April 2015, the Company sold 100,000 shares of its common stock to 5 accredited investors for an aggregate of $750,000. In addition to the common stock the investors received 40,000 three year warrants with a strike price of $15.00.

On May 6, 2015, the Company issued 53,333 and 40,422 shares of the Company’s common stock to Adriaan Reinders and Marion Freijsen respectively to convert certain indebtedness aggregating to $703,167 of the Company related party liabilities. In addition to the common stock the investors received 23,439 three year warrants with a strike price of $15.00.

In addition, the Company had the following transactions related to common stock:

-	the Company issued 16,052 shares of common stock for cash proceeds of $133,075.

-	the Company issued 109,850 shares of common stock to convert $666,100 of convertible debt.

-	the Company issued 71,850 shares of common stock to convert payables valued at $547,778.

F-45

-	the Company issued 20,033 shares of common stock to convert liabilities valued at $973,325.

-	the Company issued 184,491 shares of common stock for services with a fair value of $1,370,492.

-	the Company issued 357,143 shares of common stock related to the acquisition of RocketHub valued at $1,714,286.

-	the Company issued 1,667 shares of common stock for cash proceeds of $14,060 from the exercise of warrants.

-	the Company issued 93,756 shares of common stock to convert related party payables valued of $703,167.

Stock Options

During the six months ended June 30, 2015, the Company recognized $7,946 of stock option expense related to options granted in prior periods. As of June 30, 2015, there are 63,792 options outstanding with a weighted average exercise price of $34.20 and an expected life of one (1) year.

Warrants

During the six months ended June 30, 2015, the Company issued 127,147 warrants. As of June 30, 2015 there were 127,147 warrants outstanding with an aggregate exercise price of $1,607,203.

Note 10 – Subsequent Events

On July 25, 2015, the Company entered into a bridge financing arrangement with a related party for a convertible note of $120,000. This note is unsecured and carries a twelve percent interest rate due December 31, 2015 and may be converted into shares of the Company’s common stock at a conversion price of $4.80. The Company also issued 150,000 common stock warrants at a strike price of $4.80 per share in connection with this financing.

On July 31, 2015, the Company entered into a bridge financing arrangement with Increasive Ventures BV for an original discount convertible note of $1,250,000. This note is unsecured and carries a twelve percent interest rate due December 31, 2015 and may be converted into shares of the Company’s Stock at a conversion price of $4.80. The Company also issued 1,500,000 common stock warrants at a strike price of $4.80 per share in connection with this financing.

F-46

Report of Independent Registered Public Accounting Firm

805 Third Avenue New York, NY 10022 212.838-5100 212.838.2676/ Fax www.rbsmllp.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of HT SKILLS LTD

We have audited the accompanying financial statements of HT SKILLS LTD (a United Kingdom company), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of HT SKILLS LTD as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY 10022

August 24, 2015

F-47

HT SKILLS LTD
Balance Sheets

	December 31,	December 31,
ASSETS	2013	2012

CURRENT ASSETS:
Cash	$—	$—
Accounts receivable	229,154	167,267
Receivable - other	32,095	149,020
Unbilled receivables	12,624	221,618
Other current assets	—	30,544
Total current assets	273,873	568,449

Property, website and equipment, net of accumulated depreciation	99,733	131,280
TOTAL ASSETS	$373,606	$699,729

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Bank overdraft	$66,554	$64,731
Accounts payable	273,274	202,114
Accounts payable - related party	—	53,969
Accounts payable - other	11,250	76,997
Accrued expenses	5,153	5,048
Loan - related party	—	43,148
Bank loans	334,357	371,177
Total current liabilities	690,587	817,184
TOTAL LIABILITIES	690,587	817,184

STOCKHOLDERS’ DEFICIT
Common stock (Share capital, 100,000 shares at 1.00 Pound, issued and outstanding 100,000 shares)	161,530	161,530
Accumulated other comprehensive loss	(22,919)	(10,864)
Accumulated deficit	(455,592)	(268,120)
Total stockholders’ deficit	(316,981)	(117,454)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$373,606	$699,729

The accompanying notes are an integral part of these audited financial statements.

F-48

HT SKILLS LTD
Statements of Operations

	Year Ended
	December 31,
	2013	2012

Net revenues	$918,038	$1,672,870

Operating expenses
Cost of revenue	354,748	1,143,977
General and administrative	671,475	944,702
Total operating expenses	1,026,223	2,088,679

Income from operations	(108,185)	(415,808)

Other income (expense):
Interest expense	(79,286)	(86,622)
Total other income (expense), net	(79,286)	(86,622)
Net loss	$(187,472)	$(502,431)

Other comprehensive loss:
Foreign currency translation adjustment	(12,055)	(10,864)
Comprehensive loss	$(199,526)	$(513,294)

The accompanying notes are an integral part of these audited financial statements.

F-49

HT SKILLS LTD
Statements of Cash Flows

	For the Year Ended December 31,	For the Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(187,472)	$(502,431)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,547	117,303
Changes in operating assets and liabilities:
Accounts receivable	87,133	(310,472)
Bank overdraft	1,823	64,731
Unbilled receivables	208,994	(219,944)
Other current assets	(1,551)	(28,062)
Accounts payable and accrued expenses	71,265	198,804
Accounts payable - related party	(119,716)	53,969
Net cash provided by (used in) operating activities	92,023	(626,102)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	—	371,177
Proceeds from borrowings - related	—	43,148
Proceeds from capital contribution	—	159,985
Repayment of borrowings - related	(43,148)	—
Repayment of debt	(36,820)	—
Net cash provided by (used in) financing activities	(79,968)	574,310

Effect of foreign currency exchange rate on cash	(12,055)	(10,864)
Net increase (decrease) in cash	—	(62,656)

Cash at beginning of year	—	62,656
Cash at the end of the year	$—	$—

The accompanying notes are an integral part of these audited financial statements.

F-50

HT SKILLS LTD

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business

HT Skills, Ltd (the “Company”) is an entity organized under the laws of England and Wales incorporated on April 13, 2006. HT Skills, based in London, is a fully-accredited provider of high-quality apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. With experience and creativity, and a business model that is inherently flexible and highly scalable, HT Skills can respond rapidly to the evolving requirements of funders, employers and individual clients.

2.	Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to United Kingdom Tax and a provision is made for any liability due in the accounts, if applicable.

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-51

The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

HT Skills, based in London, is a fully-accredited provider of high-quality apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. With experience and creativity, and a business model that is inherently flexible and highly scalable, HT Skills can respond rapidly to the evolving requirements of funders, employers and individual clients. HT Skills has successfully delivered Government-funded contracts for Skills Funding Agencies, Department of Work and Pensions, and European Social Funds and has secured sustainable employment for thousands of young people since 2006.

HT Skills learning programs include:

•	Business Administration

•	Customer Service

•	Leadership and Management

•	Childcare and Nursery Assistant

•	Health and Social Care

•	Hair and Beauty

Foreign currency and foreign currency transactions

The functional currency of HT Skills, Ltd is the British Pound. Balance sheet accounts of these entities are translated from their functional currencies into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average exchange rates during the period. Translation gains or losses related to net assets are recorded as unrealized foreign currency translation adjustments within accumulated other comprehensive income (loss) in stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s functional currency) are included in other income and expense in the consolidated statements of operations and other comprehensive loss.

3.	Property, Website and Equipment

As of December 31, 2013 and 2012 the Company had property, website, and equipment, net of depreciation, valued at $99,733 and $131,280, respectively.

4.	Income Taxes

The statutory income tax rates in the United Kingdom are 20%. Since the Company has (compensated) losses, the effective tax rate for these years is nil.

F-52

5.	Customer Concentration

The Company provides apprenticeships and work-based vocational learning programs to the governments Skills Funding Agency through various learning initiative programs. As a result, 95% of the revenue of the Company is derived through these various government agencies.

6.	Bank Loans

As of December 31, 2013 and 2012, the Company had loans in the amount of $334,357 and $371,177, respectively. These loans mature on May 31, 2015, are subject to annual interest at a rate of 8% over the prevailing Bank of England Base Rate (the Bank of England base rate is currently 0.5% a year, but may change from time to time) and are secured by the assets of HT Skills.

7.	Related Parties and Related Party Transactions

Accounts Payable – Related Party

As of December 31, 2013 and 2012, the manager of the Company had outstanding compensation in the amount of $0 and $53,969, respectively.

Loan – Related Parties

During the year ended December 31, 2012, the manager of the Company had loaned the Company $43,148. As of December 31, 2013, this loan had been paid back.

8.	Subsequent Events

On July 1, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and EFactor purchased all of HT Skills’ outstanding capital stock, in exchange for 221,985 unregistered shares of the EFactor’s common stock.

F-53

HT SKILLS LTD
Balance Sheets

	June 30,	December 31,
ASSETS	2014	2013
	(Unaudited)
CURRENT ASSETS:
Cash	$—	$—
Accounts receivable	99,662	229,154
Receivable - other	29,419	32,095
Unbilled receivables	275,901	12,624
Total current assets	404,981	273,873

Property, website and equipment, net of accumulated depreciation	14,878	99,733
TOTAL ASSETS	$419,859	$373,606

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Bank overdraft	$51,833	$66,554
Accounts payable	203,045	273,273
Accounts payable - related party	3,951	—
Accounts payable - other	23,234	11,250
Accrued expenses	—	5,153
Bank loans	494,862	334,357
Total current liabilities	776,925	690,587
TOTAL LIABILITIES	776,925	690,587

STOCKHOLDERS’ DEFICIT
Common stock (Share capital, 100,000 shares at 1.00 Pound, issued and outstanding 100,000 shares)	161,530	161,530
Accumulated other comprehensive loss	(14,574)	(22,919)
Accumulated deficit	(504,022)	(455,592)
Total stockholders’ deficit	(357,066)	(316,981)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$419,859	$373,606

The accompanying notes are an integral part of these unaudited financial statements.

F-54

HT SKILLS LTD
Statements of Operations (unaudited)

	Six Months Ended
	June 30,
	2014	2013

Net revenues	$398,770	$390,841

Operating expenses
Cost of revenue	141,659	125,319
General and administrative	296,628	307,555
Total operating expenses	438,287	471,133

Loss from operations	(39,517)	(42,033)

Other income (expense):
Interest expense	(8,913)	(40,906)
Total other income (expense), net	(8,913)	(40,906)
Net loss	$(48,430)	$(82,939)

Other comprehensive loss:
Foreign currency translation adjustment	8,345	(8,179)
Comprehensive loss	$(40,085)	$(91,118)

The accompanying notes are an integral part of these unaudited financial statements.

F-55

HT SKILLS LTD
Statements of Cash Flows (unaudited)

	For the Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,430)	$(82,939)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	84,855	15,749
Changes in operating assets and liabilities:
Accounts receivable	129,492	12,708
Accounts receivable - other	2,677	98,860
Bank overdraft	(14,721)	(3,655)
Unbilled receivable	(263,277)	(138,924)
Other current assets	—	(108,863)
Accounts payable and accrued expenses	(63,397)	78,418
Accounts payable - related party	3,951	(18,606)
Net cash provided by (used in) operating activities:	168,850	(147,251)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	160,505	172,877
Repayment of borrowings - related	—	(17,446)
Repayment of loans	—	—
Net cash (used in) provided by financing activities	160,505	155,431

Effect of foreign currency exchange rate on cash	8,345	(8,179)
Net increase (decrease) in cash	—	—
Cash at beginning of period	—	—
Cash at the end of the period	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-56

HT SKILLS LTD

NOTES TO FINANCIAL STATEMENTS

1.            Description of Business

HT Skills, Ltd (the “Company”) is an entity organized under the laws of England and Wales incorporated on April 13, 2006. HT Skills, based in London, is a fully-accredited provider of high-quality apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. With experience and creativity, and a business model that is inherently flexible and highly scalable, HT Skills can respond rapidly to the evolving requirements of funders, employers and individual clients.

2.            Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to United Kingdom Tax and a provision is made for any liability due in the accounts, if applicable.

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-57

The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

HT Skills, based in London, is a fully-accredited provider of high-quality apprenticeships and work-based vocational learning, and is also an experienced welfare-to-work job-broker. With experience and creativity, and a business model that is inherently flexible and highly scalable, HT Skills can respond rapidly to the evolving requirements of funders, employers and individual clients. HT Skills has successfully delivered Government-funded contracts for Skills Funding Agencies, Department of Work and Pensions, and European Social Funds and has secured sustainable employment for thousands of young people since 2006.

HT Skills learning programs include:

•         Business Administration

•         Customer Service

•         Leadership and Management

•         Childcare and Nursery Assistant

•         Health and Social Care

•         Hair and Beauty

Foreign currency and foreign currency transactions

The functional currency of HT Skills, Ltd is the British Pound. Balance sheet accounts of these entities are translated from their functional currencies into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average exchange rates during the period. Translation gains or losses related to net assets are recorded as unrealized foreign currency translation adjustments within accumulated other comprehensive income (loss) in stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s functional currency) are included in other income and expense in the consolidated statements of operations and other comprehensive loss.

3.            Property, Website and Equipment

As of June 30, 2014 and December 31, 2013, the Company had property, website, and equipment, net of depreciation, valued at $14,878 and $99,733, respectively.

4.            Income Taxes

The statutory income tax rates in the United Kingdom are 20%. Since the Company has (compensated) losses, the effective tax rate for these years is nil.

F-58

5.            Customer Concentration

The Company provides apprenticeships and work-based vocational learning programs to the governments Skills Funding Agency through various learning initiative programs. As a result, 95% of the revenue of the Company is derived through these various government agencies.

6.            Bank Loans

As of June 30, 2014 and December 31, 2013, the Company had loans in the amount of $494,862 and $334,357, respectively. These loans mature on May 31, 2015, are subject to annual interest at a rate of 8% over the prevailing Bank of England Base Rate (the Bank of England base rate is currently 0.5% a year, but may change from time to time) and are secured by the assets of HT Skills.

7.            Related Parties and Related Party Transactions

Accounts Payable – Related Party

As of June 30, 2014 and December 31, 2013, the manager of the Company had outstanding compensation in the amount of $3,951 and $0, respectively.

8.            Subsequent Events

On July 1, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and EFactor purchased all of HT Skills’ outstanding capital stock, in exchange for 221,985 unregistered shares of the EFactor’s common stock.

F-59

Report of Independent Registered Public Accounting Firm

805 Third Avenue New York, NY 10022 212.838-5100 212.838.2676/ Fax www.rbsmllp.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of Member Digital Ltd

We have audited the accompanying financial statements of Member Digital Ltd (a UK registered private limited company), which comprise the balance sheet as of December 31, 2013, and the related statement of operations and cash flows for the period then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Member Digital Ltd as of December 31, 2013, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY 10022

July 6, 2015

New York, NY Washington DC Mumbai, India San Francisco, CA Beijing, China Athens, Greece Las Vegas, NV Kansas City, KS

Member: ANTEA International with affiliated offices worldwide

F-60

MEMBER DIGITAL LTD

Balance Sheet

December 31,
2013
ASSETS

CURRENT ASSETS:
Cash	$50,376
Accounts receivable	19,130
Other current assets	2,449
Total current assets	71,955

TOTAL ASSETS	$71,955

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$15,866
Accrued expenses	5,640
Total current liabilities	21,506
TOTAL LIABILITIES	21,506

Commitments and contingencies	-

STOCKHOLDERS’ EQUITY
Common stock (Share capital, authorized 1,000 shares at 1.00 British Pounds, issued and outstanding 316 shares)	523
Retained earnings	49,926
Total stockholders’ equity	50,449

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$71,955

The accompanying notes are an integral part of these audited financial statements.

F-61

MEMBER DIGITAL LTD

Statement of Operations

Year Ended
December 31, 2013

Net revenues	$161,674

Operating expenses
Cost of revenue	6,204
Sales and marketing	1,201
General and administrative	109,100
Total operating expenses	116,505

Income from operations	45,169

Other income:
Interest income	1
Total other income	1

Net income	45,170

Other comprehensive income:
Foreign currency translation adjustment	4,756

Comprehensive income	$49,926

The accompanying notes are an integral part of these audited financial statements.

F-62

MEMBER DIGITAL, LTD

Consolidated Statement of Cash Flows

For the Year Ended December 31,
2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,170
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(19,130)
Other current assets	(2,449)
Accounts payable	21,506
NET CASH USED IN OPERATING ACTIVITIES:	45,097

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares	523
Net cash provided by financing activities	523

Effect of foreign currency exchange rate on cash	4,756
Net increase in cash	50,376

Cash at beginning of year	-
Cash at the end of the year	$50,376

The accompanying notes are an integral part of these audited financial statements.

F-63

MEMBER DIGITAL LTD

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business

Member Digital, Ltd is a UK registered private limited company incorporated on 13 April 2006. The company is involved in the provision of training services to the public and private sectors. The company operates from its office in London and its customers are predominately located in the Greater London area.

2.	Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to UK Corporation Tax and a provision is made for any liability due in the accounts.

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

F-64

A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

The Company generates its revenue from the provision of courses which run over a number of months. Revenue is recognized over the period that the course is contracted to run. Any revenue receivable on ongoing courses not received at the yearend are provided for within the accounts less an estimate of potential course leavers.

Recent Accounting Pronouncements

The Company has assessed all newly issued accounting pronouncements released during the year ended December 31, 2013, and have found none of them to have a material impact on the Company’s financial statements.

3.	Income Taxes

A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

2013
Statutory U.K. corporation tax rate	20.00%
Permanent differences	54.09%
Timing differences	0.00%
Valuation allowance	0.00%
Provision for income tax expense (benefit)	74.09%

4.	Subsequent Events

On July 1, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “MD Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant to which the MD Sellers sold, and the EFactor purchased, all of Member Digital’s outstanding capital stock, in exchange for 20,833 unregistered shares of the EFactor’s common stock.

F-65

MEMBER DIGITAL LTD

Balance Sheets

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash	$8,305	$50,376
Accounts receivable	4,465	19,130
Other current assets	88,025	2,449
Total current assets	100,795	71,955

TOTAL ASSETS	$100,795	$71,955

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,316	$15,866
Accrued expenses	46	5,640
Total current liabilities	18,362	21,506
TOTAL LIABILITIES	18,362	21,506

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Investmest by EFactor Group Corp.	-	-
Common stock (Share capital, authorized 1,000 shares at 1.00 British Pounds, issued and outstanding 375 and 316 shares on June 30, 2014 and December 31, 2013, respectively)	642	523
Accumulated other comprehensive loss	282	-
Additional paid-in capital	14,510	-
Retained earnings	66,999	49,926
Total stockholders’ equity	82,433	50,449

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,795	$71,995

The accompanying notes are an integral part of these unaudited financial statements.

F-66

MEMBER DIGITAL, LTD

Statements of Operations

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013

Net revenues	$114,416	$-

Operating expenses
Cost of revenue	144	-
Sales and marketing	2,279	-
General and administrative	98,488	1,435
Total operating expenses	100,911	1,435

Income (loss) from operations	13,505	(1,435)

Other income (expense):
Interest expense	1	-
Total other income (expense), net	1	-

Net income (loss)	$13,506	$(1,435)

Other comprehensive gain:
Foreign currency translation adjustment	1,585	-

Comprehensive gain (loss)	$15,091	$(1,435)

The accompanying notes are an integral part of these unaudited financial statements.

F-67

MEMBER DIGITAL LTD

Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30, 2014	For the Six Months Ended June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13,506	$(1,435)
Adjustments to reconcile net income loss to net cash
used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	14,665	-
Other current assets	(4,018)	-
Accounts payable	(3,144)	1,435
Accrued expenses	(81,558)	-
NET CASH USED IN OPERATING ACTIVITIES:	(60,549)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares	14,608	-
Net cash provided by financing activities	14,608	-

Effect of foreign currency exchange rate on cash	3,870	-
Net decrease in cash	(42,071)	-

Cash at beginning of period	50,376	-
Cash at the end of the period	$8,305	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-68

MEMBER DIGITAL LTD

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.	Description of Business and Basis of Presentation

Member Digital, Ltd is a UK registered private limited company incorporated on 18 October 2012. The company is involved in the provision of training services to the public and private sectors. The company operates from its office in Bath, England and its customers are predominately located in the UK area.

The accompanying unaudited condensed interim financial statements of Member Digital (the “Company”) have been prepared by the Company’s management in conformity with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed on July 7, 2015 in Form 8-K/A, exhibit 99.2. The condensed consolidated financial statements are prepared in accordance with the requirements for unaudited interim periods, and consequently, do not include all disclosures required to be made in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the fiscal year ended December 31, 2013 have been omitted.

2.	Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to UK Corporation Tax and a provision is made for any liability due in the accounts.

Deferred income taxes are reported for timing differences between items of incomeor expense reported in the financial statements and those reported for income taxpurposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes.Deferred income taxes and tax benefits are recognized for the future taxconsequences attributable to differences between the financial statement carryingamounts of existing assets and liabilities and their respective tax bases, and for taxloss and credit carry-forwards. Deferred tax assets and liabilities are measured usingenacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Companyprovides for deferred taxes for the estimated future tax effects attributable totemporary differences and carry-forwards when realization is more likely than not.

F-69

A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

The Company generates its revenue from providing subscription and membership website solutions and providing database and CRM database. Revenue is recognized over the period that the services are provided.

Recent Accounting Pronouncements

The Company has assessed all newly issued accounting pronouncements released during the yearended June 30, 2014 and 2013, and have found none of them to have a material impact on the Company’s financial statements.

3.	Income Taxes

A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

2013
Statutory U.K. corporation tax rate	20.00%
Permanent differences	54.09%
Timing differences	0.00%
Valuation allowance	0.00%
Provision for income tax expense (benefit)	74.09%

4.	Subsequent Events

On July 1, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “MD Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant to which the MD Sellers sold, and the EFactor purchased, all of Member Digital’s outstanding capital stock, in exchange for 20,833 unregistered shares of the EFactor’s common stock.

F-70

Report of Independent Registered Public Accounting Firm

805 Third Avenue New York, NY 10022 212.838-5100 212.838.2676/ Fax www.rbsmllp.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of GroupCard BV

We have audited the accompanying financial statements of GroupCard BV (a Netherlands company), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of GroupCard BV as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY 10022

July 15, 2015

New York, NY   Washington DC   Mumbai, India   San Francisco, CA   Beijing, China   Athens, Greece   Las Vegas, NV   Kansas City, KS

Member: ANTEA International with affiliated offices worldwide

F-71

GroupCard BV

Balance Sheets

	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash	$5,235	$2,175
Accounts receivable	41,585	22,982
Receivable - other	1,157	-
Other current assets	4,222	11,233
Total current assets	52,199	36,391

Property, website and equipment, net of accumulated	5,670	6,561
TOTAL ASSETS	$57,869	$42,952

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$262,317	$211,414
Accounts payable - related party	327,867	287,358
Accrued expenses	32,312	14,663
Total current liabilities	622,496	513,435

TOTAL LIABILITIES	622,496	513,435

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Common stock (Share capital, 25,000 shares at 1.00 Euro, issued and outstanding 25,000 shares)	32,962	32,962
Accumulated deficit	(597,589)	(503,444)
Total stockholders’ deficit	(564,627)	(470,483)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$57,869	$42,952

The accompanying notes are an integral part of these audited financial statements.

F-72

GroupCard BV

Statements of Operations

	Year Ended
	December 31,
	2013	2012

Net revenues	$92,360	$28,956

Operating expenses
Cost of revenue	32,024	20,562
Sales and marketing	54,759	25,553
General and administrative	82,330	175,876
Total operating expenses	169,113	221,991

Loss from operations	(76,753)	(193,035)

Net loss	(76,753)	(193,035)

Other comprehensive loss:
Foreign currency translation adjustment	(18,870)	(5,508)
Comprehensive loss	$(95,623)	$(198,543)

The accompanying notes are an integral part of these audited financial statements.

F-73

GroupCard BV

Statements of Cash Flows

	For the Year Ended December 31,	For the Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(76,753)	$(193,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,341	51
Changes in operating assets and liabilities:
Accounts receivable	(12,095)	(7,269)
Other receivable - related party	-	155,578
Accounts receivable - other	1,157	-
Other current assets	6,818	377
Accounts payable and accrued expenses	50,040	47,537
Accounts payable - related party	30,923	-
NET CASH PROVIDED BY OPERATING ACTIVITIES:	1,431	3,239

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of property, website and equipment	-	(6,612)
Proceeds from disposal of equipment	647	-
Net cash (used in) provided by investing activities	647	(6,612)

Effect of foreign currency exchange rate on cash	981	5,503
Net increase in cash	3,059	2,130

Cash at beginning of year	2,176	45
Cash at the end of the year	$5,235	$2,175

The accompanying notes are an integral part of these audited financial statements.

F-74

GROUPCARD BV

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business

GroupCard BV (the “Company”) is an entity organized under the laws of the Netherlands incorporated on December 27, 2010. The Company is a Netherlands based customer loyalty program firm. This full service organization assists local organizations (i.e. sport clubs, charities, student associations, family caregivers) create extra value for their members, sponsors and partners, using a combination of services, technology, partnerships and business models. The Company operates from its office in Aalsmeer, the Netherlands and its customers are predominately located in the Netherlands.

2.	Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to Netherlands Corporation Tax and a provision is made for any liability due in the accounts, if applicable.

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-75

The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

The Company generates its revenue from providing services to organization and groups by creating value to their members, sponsors, and partners. The Company provides a combination of services, technology, partnerships, and business models.

Services include:

•	Nationwide and online network of partners

•	Loyalty, coupon and gift card platform

•	On and offline communication facilities

•	Fan Funding

•	Card Management

•	Marketing Services

Foreign currency and foreign currency transactions

The functional currency of GroupCard BV is the Euro. Balance sheet accounts of these entities are translated from their functional currencies into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average exchange rates during the period. Translation gains or losses related to net assets are recorded as unrealized foreign currency translation adjustments within accumulated other comprehensive income (loss) in stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s functional currency) are included in other income and expense in the consolidated statements of operations and other comprehensive loss.

3.	Related Party Transactions

Accounts Payable – Related Party

As of December 31, 2013 and 2012 the Company had accounts payable related to the former managing director and certain former shareholders in the amount of $327,867 and $287,358, respectively. These amounts represent prior funding to the Company for general operations.

F-76

4.	Property, Website and Equipment

As of December 31, 2013 and 2012 the Company had property, website, and equipment, net of depreciation, valued at $5,670 and $6,561, respectively. As of December 31, 2013 and December 31, 2012, the Company has accumulated depreciation of $1,341 and $51, respectively.

5.	Income Taxes

The statutory income tax rates in the Netherlands are 20%. Since the Company has (compensated) losses, the effective tax rate for these years is nil.

6.	Subsequent Events

On July 7, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant towhich the Sellers sold, and EFactor purchased all of GroupCard’s outstanding capital stock, in exchange for 46,875 unregistered shares of the EFactor’s common stock.

F-77

GroupCard BV

Balance Sheets

	June 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash	$4,587	$5,235
Accounts receivable	43,878	41,585
Receivable – other	-	1,157
Other current assets	10,466	4,222
Total current assets	58,931	52,199

Property, website and equipment, net of accumulated	7,115	5,670
TOTAL ASSETS	$66,046	$57,869

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$210,522	$262,317
Accounts payable - related party	461,707	327,867
Accrued expenses	-	32,312
Total current liabilities	672,229	622,496

TOTAL LIABILITIES	672,229	622,496

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Common stock (Share capital, 25,000 shares at 1.00 Euro, issued and outstanding 25,000 shares)	32,962	32,962
Accumulated deficit	(639,145)	(597,589)
Total stockholders’ deficit	(606,183)	(564,627)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$66,046	$57,869

The accompanying notes are an integral part of these unaudited financial statements.

F-78

GroupCard BV

Unaudited Statements of Operations

	Six Months Ended
	June 30,
	2014	2013

Net revenues	$61,629	$32,196

Operating expenses
Cost of revenue	29,054	10,423
Sales and marketing	15,570	22,822
General and administrative	63,573	19,009
Total operating expenses	108,197	52,254

Loss from operations	(46,568)	(20,058)

Other income (expense):
Interest expense	(180)	(121)
Total other income (expense), net	(180)	(121)

Net loss	$(46,748)	$(20,179)

Other comprehensive loss:
Foreign currency translation adjustment	5,192	4,869

Comprehensive loss	$(41,556)	$(15,310)

The accompanying notes are an integral part of these unaudited financial statements.

F-79

GroupCard BV

Unaudited Statements of Cash Flows

	For the Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46,748)	$(20,179)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	758	659
Changes in operating assets and liabilities:
Accounts receivable	411	1,791
Deposits	(924)	-
Other current assets	(5,511)	725
Accounts payable and accrued expenses	(84,108)	(10,892)
Accounts payable - related party	133,840	19,484
NET CASH USED IN OPERATING ACTIVITIES:	(2,282)	(8,412)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of property, website and equipment	(1,931)	-
Net cash used in investing activities	(1,931)	-

Effect of foreign currency exchange rate on cash	3,565	9,533
Net increase (decrease) in cash	(648)	1,121

Cash at beginning of period	5,235	2,175
Cash at the end of the period	$4,587	$3,296

The accompanying notes are an integral part of these unaudited financial statements.

F-80

GROUPCARD BV

UNAUDITED NOTES TO FINANCIAL STATEMENTS

1.	Description of Business

GroupCard BV (the “Company”) is an entity organized under the laws of the Netherlands incorporated on December 27, 2010. The Company is a Netherlands based marketing and communications firm. The company operates from its office in Aalsmeer, the Netherlands and its customers are predominately located in the Netherlands.

The accompanying unaudited condensed interim financial statements of GroupCard (the “Company”) have been prepared by the Company’s management in conformity with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto of the Company contained in the Company’s Annual Report for the year ended December 31, 2013 and 2012, which was filed on July 15, 2015 in Form 8-K/A, exhibit 99.2. The condensed consolidated financial statements are prepared in accordance with the requirements for unaudited interim periods, and consequently, do not include all disclosures required to be made in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the fiscal years ended December 31, 2013 and 2012 have been omitted.

2.	Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to Netherlands Corporation Tax and a provision is made for any liability due in the accounts, if applicable.

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

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A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

The Company generates its revenue from providing services to organization and groups by creating value to their members, sponsors, and partners. The Company provides a combination of services, technology, partnerships, and business models.

Services include:

•	Nationwide and online network of partners

•	Loyalty, coupon and gift card platform

•	On and offline communication facilities

•	Fan Funding

•	Card Management

•	Marketing Services

Foreign currency and foreign currency transactions

The functional currency of GroupCard BV is the Euro. Balance sheet accounts of these entities are translated from their functional currencies into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average exchange rates during the period. Translation gains or losses related to net assets are recorded as unrealized foreign currency translation adjustments within accumulated other comprehensive income (loss) in stockholders’ equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s functional currency) are included in other income and expense in the consolidated statements of operations and other comprehensive loss.

3.	Related Party Transactions

Accounts Payable – Related Party

As of June 30, 2014 and December 31, 2013 the Company had accounts payable related to the former managing director and certain former shareholders in the amount of $461,707 and $327,867, respectively. These amounts represent prior funding to the Company for general operations.

4.	Property, Website and Equipment

As of June 30, 2014 and December 31, 2013 the Company had property, website, and equipment, net of depreciation, valued at $5,513 and $11,265, respectively. As of June 30, 2014 and December 31, 2013, the Company has accumulated depreciation of $2,000 and $1,341, respectively.

5.	Income Taxes

The statutory income tax rates in the Netherlands are 20%. Since the Company has (compensated) losses, the effective tax rate for these years is nil.

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6.	Subsequent Events

On July 7, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant towhich the Sellers sold, and EFactor purchased all of GroupCard’s outstanding capital stock, in exchange for 46,875 unregistered shares of the EFactor’s common stock.

F-83

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders ELEQT Ltd

We have audited the accompanying consolidated balance sheet of ELEQT LTD. as of December 31, 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ELEQT LTD. as of December 31, 2013, and the results of its operations, stockholders’ equity, and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for 2013 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is dependent on raising capital to fund operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BECKSTEAD & COMPANY

Henderson, NV

February 7, 2014

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ELEQT LTD.

CONSOLIDATED BALANCE SHEET

As of December 31, 2013

2013

ASSETS
Current assets
Cash and cash equivalents	$146,468
Other current assets (note 6)	$214,404
Total current assets	360,872
Non-Current assets
Tangible fixed assets (note 4)	$9,076
Intangible fixed assets (note 5)	$454,408
Total non-current assets	463,483

Total assets	$824,355

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,945
Accrued expenses and other liabilities (note 7)	$483,518
Total current liabilities	563,463

Commitments and contingencies	-

Stockholders’ equity (note 8)

Common stock, $0.017 (GBP 0.01) par value, 11,468 shares issued and outstanding at December 31, 2013	$186
Additional paid in capital	$1,552,568
Accumulated deficit	$(1,291,862)
Total stockholders’ equity	$260,892

Total liabilities and stockholders’ equity	$824,355

The accompanying notes are an integral part of these financial statements.

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ELEQT LTD..

CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2013

For the
year
ended
31-Dec-13

Revenues (note 9)	$1,289,748

Expenses
Professional expenses (note 10)	$619,550
General expenses	$340,135
Marketing & sales expenses	$508,992
Rent expenses (note 11)	$165,084
Depreciation (note 4)	$4,797

Total operating expenses	$1,638,558

Operating loss before income taxes	$(348,810)
Currency exchange differences	$2,349

Net loss	$(351,159)

Basic and diluted net loss per common share (note 12)	$(30.62)

The accompanying notes are an integral part of these financial statements.

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ELEQT LTD..

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 2013

For the Year
ended
December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(351,159)
Adjustments for Depreciation	$4,797

Changes in components of working capital:
Decrease (increase) in other assets	$(33,534)
(Decrease) increase in accounts payable	$(18,966)
(Decrease) increase in accrued expenses/liabilities	$148,678
Net cash (used in) operating activities	$(250,184)

Cash flows from investing activities	$(242,533)
Investments in intangible assets
Cash flows (used in) from investing activities	$(242,533)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issue of common stock	$542,000
Net cash provided by financing activities:	$542,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	$49,282
Cash and cash equivalents, beginning of period	$97,185
Cash and cash equivalents, end of period	$146,467

The accompanying notes are an integral part of these financial statements.

F-87

ELEQT LTD.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the period January 1, 2013 to December 31, 2013

	Common Stock Shares	Amount	Additional paid-in capital Amount	Accumulated deficit Amount	Shareholders’ Equity Amount

Balance, December 31, 2012	10,726	174	1,010,580	(940,703)	70,051

Issue of shares	742	12	541,988		542,000

Net Loss				(351,159)	(351,159)

Balance, December 31, 2013	11,468	186	1,552,568	(1,291,862)	260,892

The accompanying notes are an integral part of these financial statements.

F-88

ELEQT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business	• Eleqt Ltd. (the “Company”) was incorporated on the 29th of November 2011.

• The business of the Company is a social media platform company targeting high net worth individuals. The ELEQT social network opens a window into a new realm of luxury networking, offering connected and discerning HNW individuals the opportunity to access the best possible business opportunities, to engage with international peers, get involved in mutually beneficial corporate deals, and have access to even greater luxury lifestyle benefits. By encouraging individuality, creating introductions to top luxury brands and offering access to the world’s hottest events and locations.

• Revenues are derived from multiple revenue streams including off line events and promotions, committed advertising, banner advertising, license fees and others.

• These financial statements cover the period January 1, 2013 to December 31, 2013. The financial statements of the Company as of and for the period ended December 31, 2013 comprise the Company and its subsidiaries together referred to as the “Group”.

• The Company currently maintains its corporate office in 29 Portland Place, London, United Kingdom.

• The company has three active subsidiaries, as follows:

o The company owns 100% of the shares in Elysiants NV, a Curacao registered company, which serves as the main operational company and shared services center for the rest of the world and which in turn owns 100% of the shares in:

o Elysiants International BV, a Netherlands registered (holding) company owning certain territorial operating licenses and 70% of the shares in:

o Elysiants Hong Kong Ltd., a Hong Kong registered company, operating the ELEQT network in Hong Kong.

2.	Summary of Significant Accounting Policies	• Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

	Use of Estimates	• The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

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Cash and Cash Equivalents	• The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Fair Value of Financial Instruments	• Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Property, Website and Equipment; Depreciation and Amortization	• Property and computer equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to income as incurred. Additions, improvements and major replacements that extend the life of the asset are capitalized. The initial cost of the website has been capitalized. Once the site is considered operating, future costs to maintain the site will be expensed as incurred. The cost and accumulated depreciation and amortization related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal.

• The Company accounts for web site costs in accordance with FASB Topic 350 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and FASB Topic 350 “Accounting for Web Site Development Costs”. As a result, costs associated with the web site application and infrastructure development stage are capitalized. Amortization of costs commenced once the web site was ready for its intended use.

• For financial reporting purposes, depreciation and amortization is provided on the straight-line method over the estimated useful lives of depreciable assets. Financial reporting provisions for depreciation and amortization are generally based on the following annual rates and estimated useful lives:

Type of Asset	Rates	Years

Computer and equipment	20% - 33%	3 - 5 years
Website Development Costs	20%	5 years
Leasehold improvements
(or life of lease where applicable)	20% - 33%	3 - 5 years

Income Taxes	• The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

Revenue Recognition	• Revenues are derived from multiple revenue streams including online advertisements, member benefits and events.

• All sources of revenue are recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

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Concentration of Credit Risk	• Financial instruments that potentially subject the Company to concentrations of Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal. At December 31, 2013 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets	• The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2013 the Company did not recognize an impairment charge.

Recent Accounting Pronouncements	• The Company has assessed all newly issued accounting pronouncements released during the year ended December 31, 2013, and have found none of them to have a material impact on the Company’s financial statements.

Foreign Currencies	• Functional and presentation currency: The individual financial statements of each entity in the consolidated group are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in United States Dollar (USD), which is also the Company’s functional currency.

• Foreign currency transactions: In preparing the financial statements of the individual entities, transactions in currencies other than the entity’s functional currency (foreign currencies) are recorded in the functional currencies using the exchange rates prevailing at the dates of the transactions. At each balance sheet date, monetary items denominated in foreign currencies are translated at the rates prevailing on the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not translated. Exchange differences arising on the settlement of monetary items, and on the translation of monetary items, are included in profit or loss for the period except for exchange differences arising on monetary items that form part of the consolidated group’s net investment in foreign operation. Exchange differences arising on monetary items that form part of the consolidated group’s net investment in foreign operation, where that monetary item is denominated in either the functional currency of the reporting entity or the foreign operation, are initially taken directly to the foreign currency translation reserve within equity until the disposal of the foreign operations, at which time they are recognised in profit or loss. Exchange differences arising on monetary items that form part of the Group’s net investment in foreign operation, where that monetary item is denominated in a currency other than the functional currency of either the reporting entity or the foreign operation, are recognised in profit or loss for the period. Exchange differences arising on monetary items that form part of the Company’s net investment in foreign operation, regardless of the currency of the monetary item, are recognised in profit or loss in the Company’s financial statements or the individual financial statements of the foreign operation, as appropriate. Exchange differences arising on the translation of non-monetary items carried at fair value are included in profit or loss for the period except for the differences arising on the translation of non-monetary items in respect of which gains and losses are recognised directly in equity. Exchange differences arising from such non-monetary items are also recognised directly in equity.

F-91

• Foreign operations: The results and financial position of foreign operations that have a functional currency different from the presentation currency (USD) of the consolidated financial statements are translated into USD as follows:

- Assets and liabilities for each balance sheet presented are translated at the closing rate prevailing at the balance sheet date;
- Income and expenses for each income statement are translated at average exchange rates for the year, which approximates the exchange rates at the dates of the transactions; and
- All resulting exchange differences are taken to the foreign currency translation reserve within equity.

3.	Going Concern	• The Company’s financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.

• As laid out in the company’s strategy, the company is investing heavily in technology, organization, international roll-out and market share growth in order to become the world’s leading exclusive social network. The company is in the early stages of its development and as a result, historically, the company has had operating losses, and negative cash flows from operations. The company and its subsidiaries have seen significant growth in revenue in every year of its existence and a steady improvement in net result. However, the company will seek to raise additional capital in order to further accelerate its growth. The successful completion of this may be adversely impacted by uncertain market conditions, changes in the competitive landscape and failure to reach certain milestones.

To address its financing requirements, the company will seek financing through debt and/or equity financings, asset sales, and rights offerings to new and existing shareholders. The outcome of these matters cannot be predicted at this time. Management expects that it will be able to acquire sufficient capital, both from its operating cash flow and from financing activities, to remain fully operational in the foreseeable future.

F-92

4.	Tangible assets	• Tangible assets consist of the following at December 31, 2013.

Movements during the period

	Automated Equipment	Office Equipment	Total

Cost
Balance as per January 1, 2013	$14,431	$3,764	$18,195
Investments	$-	$-	$-
Balance December 31, 2013	$14,431	$3,764	$18,195

Accumulated depreciation
Balance as per January 1, 2013	$(2,379)	$(1,940)	$(4,319)
Depreciation for the period	$(2,974)	$(1,824)	$(4,798)
Accum. depreciation December 31, 2013	$(5,353)	$(3,764)	$(9,117)

Bookvalue
Balance January 1, 2013	$12,052	$1,824	$13,876
Investments	$-	$-	$-
Depreciation	$(2,974)	$(1,824)	$(4,798)
Carrying amount per Dec. 31, 2013	$9,078	$-	$9,078

5.	Intangible assets	• Intangible assets consists of the following at December 31, 2013.

Website Development costs

Movements during the period

Cost
Balance as per January 1, 2013	$211,875
Investments	$242,533
Balance December 31, 2013	$454,408
Website development costs	$454,408
Accumuated amortization	$-
Carrying amount per December 31, 2013	$454,408

As per December 31, 2013 the website was not available for use, therefore the development costs are not amortized.

F-93

6.	Other current assets	• Other current assets consist of the following at December 31, 2013.

31-12-2013
Trade receivables	$188.653
Other receivables	$25,751
Total	$214,404

Trade receivables
Trade receivables	$292,823
Allowance for bad debt	$(104,170)
Total	$188,653
Other receivables
Guarantee deposits	$25,751
Other receivables	$-
Total	$25,751

7.	Accrued expenses and other liabilities	• Accrued expenses and other liabilities consist of the following at December 31, 2013.

31-12-2013

Tax and social security premiums	$321,870
Personnel expenses payable	$72,290
Other payables	$89,358
$483,518

8.	Capital Stock Activity	Movements in shareholder’s equity s are as follows

Balance as per January 1, 2013	$70,051
Issue of ordinary shares	$542,000
Result for the period	$(351,159)
Balance as per December 31, 2013	$260,892

During fiscal 2013, the company issued 742 shares of its GBP $0.01 par value common stock to investors for cash totaling $542,000.

The Company has issued a total of 11,468 shares as per December 31, 2013 of its GBP 0.01 par value common stock.

F-94

9.	Revenue	• Revenue consists of the following for the period January 1 through December 31, 2013.

2013
Brand Profile	$644,341
Hotspot	$155,679
Events	$276,330
Other income	$213,398
Total	$1,289,748

10.	Professional expenses	• Professional expenses consist of the following for the period January 1 through December 31, 2013.

2013
Salaries (including social security costs)	$401,307
Management Fees	$138,211
Contractors	$80,031
Total	$619,550

11.	Rent expenses	• Housing expenses consists of the following for the period January 1 through December 31, 2013.

2013
Rent	$133,948
Utilities	$20,891
Maintenance	$10,245
Total	$165,084

F-95

12.	Net Loss per Share of Common Stock	• The Company has adopted FASB Topic 260, “Earnings per Share,” which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the number of shares of common stock outstanding by the end of the year. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share). There were no anti-dilutive instruments

13.	Fair Value of Financial Instruments	Cash and Equivalents, Receivables, Other Current Assets, Accounts Payable, Accrued and Other Current Liabilities

The carrying amounts of these items approximated fair value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, Financial Accounting Standards Board (“FASB”) ASC Topic 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

F-96

The application of the three levels of the fair value hierarchy under Topic 820-10-35 to our assets and liabilities are described below:

	Fiscal 2013 Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Short and long-term debt	$422,750	$-	$-	$422,750
Total	$422,750	$-	$-	$422,750

14.	Subsequent events	• Management of the Company has assessed all significant subsequent events through the date upon which the financial statements first became available for public release and have concluded that there have not been any material events or transactions that have occurred during this period.

F-97

Eleqt Ltd., United Kingdom

DIRECTORS’ REPORT

Management of the Company hereby presents its financial statements for the financial year ended on December 31, 2012.

General information

On January 27, 2012 the Company acquired Elysiants NV and Qubers Limited by means of transfer of the entire issued share capital of Elysiants NV by the shareholders of Elysiants NV and transfer of the entire issued share capital of Qubers limited by Quintessentially Publishing Limited.

2012, in every aspect of the business, has been a transition year for the Company as it brought both networks together under one new brand, ELEQT, and introduced the network to several new markets around the world.

The ELEQT social network opens a window into a new realm of luxury networking, offering connected and discerning HNW individuals the opportunity to access the best possible business opportunities, to engage with international peers, get involved in mutually beneficial corporate deals, and have access to even greater luxury lifestyle benefits. By encouraging individuality, creating introductions to top luxury brands and offering access to the world’s hottest events and locations.

Revenues are derived from multiple revenue streams including off line events and promotions, committed advertising, banner advertising, license fees and others.

As a result of the above-mentioned acquisitions the Company induced significantly higher than expected advisory, rebranding and development costs. Also, the board of the Company decided, in order to give a realistic view of the Company, to take a significant provision for historic doubtful debt, accumulated over the past 5 years within Elysiants NV, as a one-time charge in this year’s accounts.

Towards the end of the year the Company started investing considerably in the development of a completely new online network and enabling technology with an expected completion in H3 2013.

Amidst all this the Company managed to achieve significant growth on all key metrics, including revenue and membership growth.

As laid out in the Company’s strategy, the Company is investing constantly in technology, organization, international roll-out and market share growth in order to become the world’s leading exclusive social network. The Company is in the early stages of its development and as a result, historically, the Company has had operating losses, and negative cash flows from operations.

The Company and its subsidiaries have seen significant growth in revenue in every year of its existence and a steady improvement in net result. However, the Company will seek to raise additional capital in order to further accelerate its growth. The successful completion of this may be adversely impacted by uncertain market conditions, changes in the competitive landscape and failure to reach certain milestones. To address its financing requirements, the Company will seek financing through debt and/or equity financings, asset sales, and rights offerings to new and existing shareholders. The outcome of these matters cannot be predicted at this time.

F-98

Eleqt Ltd., United Kingdom

Management expects that it will be able to acquire sufficient capital, both from its operating cash flow and from financing activities, to remain fully operational in the foreseeable future.

In 2013 the Company successfully attracted new financing from both existing and new shareholders.

On behalf of the board of ELEQT Ltd.,

Ruud Smeets

CEO

F-99

KPMG Accountants B.V.	Telephone	+599-9 732 5100
Emancipatie Boulevard 18	Telefax	+599-9 737 5588
P.O. Box 3082	Internet	www.kpmg.com/dutchcaribbean
Willemstad
Curaçao
Our ref 13/07-028

The Board of Directors and Shareholders

Eleqt Ltd.

REVIEW REPORT

Introduction

We have reviewed the accompanying consolidated financial statements of Eleqt Ltd. for the period November 29, 2011 until December 31, 2012. Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards. Our responsibility is to issue a review report on these financial statements.

Scope

We conducted our review in accordance with the International Standard on Review Engagements 2400. This Standard requires that we plan and perform the review to obtain moderate assurance as to whether the financial statements are free of material misstatement. A review is limited primarily to inquiries of company personnel and analytical procedures applied to financial data and thus provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the accompanying financial statements do not give a true and fair view of the financial position of Eleqt Ltd. as at December 31, 2012, and of its results for the period November 29, 2011 until December 31, 2012 in accordance with International Financial Reporting Standards.

Emphasis of Matter

We draw attention to note 1 regarding “going concern basis for accounting” in the consolidated financial statements which indicates the reasons for operating losses and negative cash-flows. Eleqt Ltd. will raise additional capital to remain fully operational in the foreseeable future. However this may be adversely impacted by uncertain market conditions, changes in the competitive landscape and failure to reach certain milestones. These conditions, along with other matters as set forth in note 1, indicates the existence of a material uncertainty which may cast significant doubt about the Company’s ability to continue as a going concern.

Curaçao,

October 18, 2013

KPMG Accountants B.V.

/s/ M.L.M. Kesselaer RA

M.L.M. Kesselaer RA

KPMG Accountants B.V. a Curaçao limited liability company with branches elsewhere and member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity	Trade register Curaçao no 75187 (O)

F-100

Eleqt Ltd., United Kingdom

Consolidated statement of financial position as at December 31, 2012

Assets		31-12-2012
(in US dollars)

Non-current assets
Tangible fixed assets (note 2)	13,872
Intangible fixed assets (note 3)	211,875
		225,747

Current assets
Trade and other receivables (note 4)	180,870
Cash and cash equivalents (note 5)	97,185
		278,055

Total assets		503,802

Liabilities and equity		31-12-2012
(in US dollars)

Equity
Share capital	174
Share premium	1,053,000
Retained earnings	-
Result for the period	(856,183)
Equity attributable to owners of the Company		196,991
Non-controlling interest		(126,940)
Total equity		70,051

Current liabilities
Debt to shareholders (note 7)	30,235
Trade payables (note 7)	98,911
Other payables (note 7)	304,605
		433,751

Total liabilities and equity		503,802

The notes on page F-106 to F-115 are an integral part of these consolidated financial statements

F-101

Eleqt Ltd., United Kingdom

Consolidated statement of comprehensive income for the period from November 29, 2011 until December 31, 2012

	29-11-2011 - 31-12-2012
(in US dollars)

Income
Revenues (note 12)		1,012,496

Expenses
Personnel expenses (note 13)	706,843
General expenses (note 14)	345,735
Impairment loss on trade receivables (prior years)	421,793
Marketing expenses	329,151
Housing expenses	133,534
Depreciation	4,319
		1,941,375

Results from operating activities		(928,879)

Interest expense	10,544
Currency exchange differences	1,280
		11,824
Net loss before profit tax		(940,703)

Profit tax		-

Net loss for the period		(940,703)

Other comprehensive income		-

Comprehensive income for the period		(940,703)

Net loss attributable to:
Owners of the Company		(856,183)
Non-controlling interest		(84,520)

Net loss for the period		(940,703)

The notes on page F-106 to F-115 are an integral part of these consolidated financial statements

F-102

Eleqt Ltd., United Kingdom

Consolidated statement of changes in shareholder’s equity for the period from November 29, 2011 until December 31, 2012

	Share capital	Share premium	Retained earnings	Total	Non- controlling interest	Total equity
(in US dollars)

Movements:

Paid up share capital	4	-	-	4	-	4
Issue of shares related to business combination	159	327,730	-	327,889	(42,420)	285,469
Issue of ordinary shares	5	364,995	-	365,000	-	365,000
Issue of ordinary shares related to converted notes	6	360,275	-	360,281	-	360,281
Loss for the period	-	-	(856,183)	(856,183)	(84,520)	(940,703)

Balance at December 31, 2012	174	1,053,000	(856,183)	196,991	(126,940)	70,051

The issued capital consists of the following ordinary shares, with a par value of GBP0.01 each. As per December 31, 2012 in total 10.726 shares are issued and fully paid.

The notes on page F-106 to F-115 are an integral part of these consolidated financial statements

F-103

Eleqt Ltd., United Kingdom

Consolidated statement of cash flows for the period from November 29, 2011 until December 31, 2012

29-11-2011 - 31-12-2012
(in thousands of US dollars)

Cash flows from operating activities:
Net loss	(940,703)
Adjustments for:
Depreciation	4,319
Changes in working capital:
Decrease (increase) in trade receivables	(180,870)
(Decrease) increase in trade and other payables	403,516
226,965

Cash flows from operating activities	(713,738)

Cash flows from investing activities:
Investment in intangible assets	(211,875)
Investment in tangible fixed assets	(18,191)

Cash flows (used in) from investing activities	(230,066)

Cash flows from financing activities:
Proceeds from issue of share capital	1,010,754
Proceeds from borrowing	30,235

Cash flows from financing activities	1,040,989

Net (decrease) increase in cash and cash equivalents	97,185

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	97,185

The notes on page F-106 to F-115 are an integral part of these consolidated financial statements

F-104

Eleqt Ltd., United Kingdom

Notes to consolidated financial statements for the period ended December 31, 2012

(1)	General

Eleqt Ltd. (the “Company”) was incorporated on the 29th of November 2011. The business of the Company is a social media platform company targeting high net worth individuals. These financial statements cover the period from date of incorporation to December 31, 2012.

The consolidated financial statements of the Company as of and for the period ended December 31, 2012 comprise the Company and its subsidiaries together referred to as the “Group”.

Basis of preparation

Statement of compliance

The accompanying consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The significant accounting policies are summarized below.

The consolidated financial statements were authorized for issue by the Board of Directors on October 18, 2013.

Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis unless otherwise stated.

Functional and presentation currency

These consolidated financial statements are presented in US dollars, which is the Company’s functional currency.

Use of estimates

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Going concern basis of accounting

As laid out in the Company’s strategy, the Company is investing heavily in technology, organization, international roll-out and market share growth in order to become the world’s leading exclusive social network. The Company is in the early stages of its development and as a result, historically, the Company has had operating losses, and negative cash flows from operations.

The Company and its subsidiaries have seen significant growth in revenue in every year of its existence and a steady improvement in net result. However, the Company will seek to raise additional capital in order to further accelerate its growth. The successful completion of this may be adversely impacted by uncertain market conditions, changes in the Competitive landscape and failure to reach certain milestones. To address its financing requirements, the company will seek financing through debt and/or equity financings, asset sales, and rights offerings to new and existing shareholders. The outcome of these matters cannot be predicted at this time.

F-105

Eleqt Ltd., United Kingdom

Management expects that it will be able to acquire sufficient capital, both from its operating cash flow and from financing activities, to remain fully operational in the foreseeable future.

New standards and amendments to standards effective January 1, 2012

A number of new standards, amendments to standards and interpretations are effective for annual periods beginning on January 1, 2012 and have been applied in preparing these financial statements. None of these standards have significant effect on the measurement of the amounts recognized in the financial statements of the Company. The standards, interpretations and amendments issued but not yet effective are expected to have a limited impact on the financial statements.

Business combinations

On January 27, 2012 the Company acquired Elysiants N.V. and Qubers Limited by means of transfer of the entire issued share capital of Elysiants N.V. by the shareholders of Elysiants N.V. and transfer of the entire issued share capital of Qubers Limited by Quintessentially Publishing Limited. In return the former shareholders of Elysiants N.V. and Quintessentially Publishing Limited received issued shares in the Company.

The identifiable assets acquired and liabilities assumed are recognized as per acquisition date.

Summary of significant accounting policies

Basis of consolidation

The consolidated financial statements include the financial data of the Company and its group companies and other companies controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. Group companies are participating interests in which the Company has a direct and indirect controlling interest.

Subsidiaries are entities controlled by the Group. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Intra-group balances, and any other unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements. Non-controlling interest are measured at their proportionate share of identifiable net assets (which are generally at fair value). Adjustments to non-controlling interests are based on proportionate amount of the net assets of the subsidiary.

Foreign currency transactions

Monetary assets and liabilities denominated in foreign currencies are translated to US dollars at the foreign currency closing exchange rate at the reporting date. Transactions in foreign currencies are translated at the foreign currency exchange rate at the date of the transactions. Foreign currency exchange differences arising on translation are recognized in the profit and loss account.

Financial instruments

Non-derivative financial assets

The Group initially recognizes receivables on the date that they are originated. The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legal right to offset the amounts and intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

F-106

Eleqt Ltd., United Kingdom

The Group classifies non-derivative financial assets into the category: loans and receivables.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequently to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

Loans and receivables comprise cash and cash equivalents, and trade and other receivables. Cash and cash equivalents comprise cash balances.

Non-derivative financial liabilities

All financial liabilities are recognized initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument. The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire. The Group classifies non-derivative financial liabilities into the other financial liabilities category. Such financial liabilities are recognized initially at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method. Financial liabilities comprise loan and borrowings and trade and other payables.

The Group does not hold any derivative financial instruments.

Tangible fixed assets

The valuation of tangible fixed assets is based on the purchase price of an asset less accumulated depreciation. Depreciation is recognized on a straight-line basis over the estimated useful lives of each item of the tangible fixed assets, taking into consideration residual value if any. The estimated useful lives are 3 years for automated equipment and 5 years for office equipment.

Intangible fixed assets

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Group intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalized includes the cost of direct labour and overhead costs that are directly attributable to preparing the asset for its intended use. Other development expenditure is recognized in profit or loss as incurred. Intangible fixed assets are amortized on straight-line basis in profit and loss over their estimated useful lives, from the date that they are available for use.

Impairment of non-derivative financial assets

A financial asset not classified as at fair value through profit or loss, is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset, and that loss event(s) had an impact on the estimated future cash flows of that asset that can be estimated reliably.

Objective evidence that financial assets are impaired includes default or delinquency by a debtor, restructuring of an amount due to the Group on terms that the Group would not consider otherwise and indications that a debtor or issuer will enter bankruptcy adverse changes in the payment status of borrowers or issuers.

F-107

Eleqt Ltd., United Kingdom

Financial assets measured at amortized cost

The Group considers evidence of impairment for financial assets (receivables) measured at amortized cost at both specific asset and collective level. All individually significant assets are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Assets that are not individually significant are collectively assessed for impairment by grouping together assets with similar risk characteristics.

In assessing collective impairment, the Group uses historical trend of the probability of default, the timing of recoveries and the amount of loss incurred, adjusted for management’s judgment as to whether current economic and credit conditions are such that the actual losses are like to be greater or lesser than suggested by historical trends.

An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount and the expected recoverable amount. Losses are recognized in profit or loss and reflected in an allowance accounts against receivables. When an event occurring after the impairment was recognized causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through profit or loss.

Non-financial assets

The carrying amounts of the Group’s non-financial assets are reviewed at each reporting date to determine whether there is any indication of impairment. If any indication exists, then the asset’s recoverable amount is estimated. An impairment loss is recognized if the carrying amount of an asset or cash-generating unit exceeds its recoverable amount. The recoverable amount of an asset is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Employee benefits

Share-based payment transactions

The grant-date fair value of share-based payment awards granted to employees is recognized as an employee expense, with a corresponding increase in equity, over the period that the employees become unconditionally entitled to the awards. The amount recognized as an expense is adjusted to reflect the number of awards for which the related service conditions are expected to be met, such that the amount ultimately recognized as an expense is based on the number of awards that meet the related service conditions at the vesting date.

Results

The results are determined by recognizing revenues and expenses in the period to which they are related, unless mentioned otherwise.

Finance cost

Finance costs comprise interest expense on borrowings that are recognized in profit or loss using the effective interest method. Foreign currency gains and losses on financial assets and financial liabilities are reported on a net basis as either finance income or finance cost depending on whether foreign currency movements are in a net gain or net loss position.

Tax

Tax expense comprises current tax. Current tax is the expected tax payable or receivable on the taxable income or loss for the period, using tax rated enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Current tax is recognized in profit or loss.

F-108

Eleqt Ltd., United Kingdom

(2)	Tangible fixed assets

Movements in tangible fixed assets are as follows:

	Automated equipment	Office equipment	Total
(in US dollars)

Movements during the period
Acquisitions (at book value)	8,362	2,920	11,282
Investments	6,069	844	6,913
Depreciation	(2,379)	(1,940)	(4,319)
Balance at December 31, 2012	12,048	1,824	13,872

Cost	14,431	3,764	18,195
Accumulated depreciation	(2,379)	(1,940)	(4,319)

Carrying amount	12,048	1,824	13,872

(3)	Intangible fixed assets

Movements in tangible fixed assets are as follows:

Website Development costs
(in US dollars)

Movements during the period
Internally developed website development costs	211,875
Amortization for the period	-
Balance at December 31, 2012	211,875

Internally developed website development costs	211,875
Accumulated amortization	-

Carrying amount	211,785

As per December 31, 2012 the website was not available for use. Therefore the development costs are not amortized.

(4)	Trade and other receivables

31-12-2012
(in US dollars)

Trade receivables	150,606
Other receivables	30,264

180,870

F-109

Eleqt Ltd., United Kingdom

Trade receivables
31-12-2012
(in US dollars)

Trade receivables	225,334
Impairment loss recognized	(74,728)

150,606
Other receivables
31-12-2012
(in US dollars)

Guarantee deposits	25,751
Other receivables	4,513

30,264

(5)	Cash and cash equivalents

31-12-2012
(in US dollars)

MCB Bank (ANG)	1,750
MeesPierson (USD)	57,553
MeesPierson (EUR)	2,086
HSCB	2,120
Banco di Caribe	30,250
Cash	1,930
Suspense accounts cash	7,200

97,185

(6)	Non-current liabilities

31-12-2012
(in US dollars)

Proceeds from issue of convertible notes during the period	350,000
Interest expense during the period	10,281
Notes converted to equity during the period	(360,281)

Balance at December 31, 2012	-

F-110

Eleqt Ltd., United Kingdom

(7)	Current liabilities

31-12-2012
(in US dollars)

Debt to shareholders	30,235
Trade payables	98,911
Other payables	304,605

433,751

Debt to shareholders
31-12-2012
(in US dollars)

Debt to shareholders	30,235

The debt to shareholders is not an interest-bearing debt. There is no repayment schedules agreed.

Trade payables

31-12-2012
(in US dollars)

Trade payables	98,911

Other payables

31-12-2012
(in US dollars)

Tax and social security premiums	107,117
Debts to employees	15,654
Personnel expenses payable	7,301
Other payables	174,533

304,605

The term of current liabilities is less than one year. The other payables include unearned revenues.

(8)	Financial Risk Management

The Group has exposure to the following risks from its use of financial instruments:

- Credit risk

- Liquidity risk

- Market risk

This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital. Further quantitative disclosures are included throughout these consolidated financial statements.

F-111

Eleqt Ltd., United Kingdom

Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s receivables from customers and bank balances. The Company does not expect significant risk from bank balances which are held with well-established financial institutions.

Trade and other receivables

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate has less of an influence on credit risk.

The Company establishes an allowance for impairment that represents its estimate of incurred losses in respect of trade and other receivables. The allowance is determined by management based on customer by customer analyze.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The Company has a strict cash flow monitor process in which on a continue basis cash flows are projected and analyzed. The Company is funded from revenues of realized sales as well as finance activities.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices, will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. The Company currency exchange risk is limited. Most of the transactions are US Dollar or Euro related. There are no interesting baring debt or receivables.

(9)	Contingencies

The Company has no contingencies as per December 31, 2012.

(10)	Related parties

We refer to note 16, share option program.

(11)	Group entities

	Country of incorporation	Ownership % 2012
(in US dollars)

Elysiants N.V.	Curaçao	100%
Qubers Limited.	UK	100%
Elysiants International B.V.	Netherlands	100%
Elysiants Hong Kong Limited.	China	70%

F-112

Eleqt Ltd., United Kingdom

(12)	Revenue

29-11-2011 -
31-12-2012
(in US dollars)

Brand profile	405,397
Hotspot	111,308
Events	407,106
Other	104,035

1,012,496

(13)	Personnel expenses

29-11-2011 -
31-12-2012
(in US dollars)

Salaries (including social security costs)	485,987
Management fees	113,805
Contracters	107,051

706,843

The Company has 20 FTE as per December 31, 2012.

(14)	General expenses

29-11-2011 -
31-12-2012
(in US dollars)

Consultancy and professional expenses	140,272
Travel and accommodation expenses	54,971
Telephone expenses	49,775
Internet	40,047
Representation costs	25,892
Office supplies	19,504
Bank charges	10,514
Web expenses	4,760

345,735

(15)	Share option program

On January 27, 2012 the Group established a share option program that entitle key management and personnel to purchase shares in the Company. The vesting condition of the share option is 3 years’ service from the grant date. During the period ended December 31, 2012 in total 295 share option were granted to personnel.

The fair value of the share-based options was measured based on the Black-Scholes formula. Fair value at grant date is USD44. Expected volatility (5%) is estimated by considering historic volatility of the Company’s share price.

F-113

Eleqt Ltd., United Kingdom

The inputs used in the measurement of the fair values at grant date of the share-based options were as follows:

•	Expected volatility is 5%.
•	Exercise price is USD1,000.
•	Time to maturity is 2.5 year
•	Risk-free interest rate is 1%

(16)	Subsequent events

Management has evaluated the need for disclosures and adjustments resulting from subsequent events from January 1, 2013 to October 18, 2013, the date the financial statements were available to be issued. In 2013 the Company successfully attracted new financing from both existing and new shareholders. There were no further subsequent events requiring disclosures and/or adjustments.

F-114

ELEQT LTD.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2014	December 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$85,896	$146,468
Other current assets (note 6)	516,504	214,404
Total current assets	602,400	360,872
Non-Current assets
Tangible fixed assets (note 4)	6,838	9,076
Intangible fixed assets (note 5)	526,179	454,408
Total non-current assets	533,017	463,483

Total assets	$1,135,417	$824,355

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,999	$79,945
Accrued expenses and other liabilities (note 7)	541,279	483,518
Total current liabilities	619,278	563,463

Commitments and contingencies	-	-

Stockholders’ equity (note 8)

Common stock, $0.016 (GBP £ 0.01) par value, 12,375 and 11,468 shares issued and outstanding at September 30, 2014 and December 31, 2013 respectively	$201	$186
Additional paid in capital	2,132,553	1,552,568
Accumulated deficit	(1,616,615)	(1,291,862)
Total stockholders’ equity	516,139	260,892

Total liabilities and stockholders’ equity	$1,135,417	$824,355

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-115

ELEQT LTD.

Condensed Consolidated Statements Of Operations

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

Revenues (note 9)	$575,199	$958,953

Expenses
Professional expenses (note 10)	$229,299	$501,317
General expenses	221,758	180,345
Marketing & sales expenses	305,458	336,590
Rent expenses (note 11)	94,258	119,352
Depreciation (note 4)	47,576	-
Total operating expenses	$898,349	$1,137,604

Operating loss before income taxes	$(323,150)	$(178,651)
Currency exchange differences	1,603	1,273
Net loss	$(324,753)	$(179,924)

Basic and diluted net loss per common share (note 12)	$(28.32)	$(16.71)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-116

ELEQT LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the period ended

	September 30, 2014	September 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(324,753)	$(179,924)
Adjustments for Depreciation	47,576	-

Changes in components of working capital:
Decrease (increase) in other assets	(302,100)	(12,092)
(Decrease) increase in accounts payable	(1,946)	(21,113)
(Decrease) increase in accrued expenses/liabilities	57,762	75,608
Net cash (used in) operating activities	$(523,461)	$(137,521)

Cash flows from investing activities
Investments in intangible assets	(117,110)	(136,273)
Cash flows (used in) from investing activities	$(117,110)	$(136,273)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issue of common stock and borrowing	580,000	200,000
Net cash provided by financing activities:	$580,000	$200,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(60,571)	$(73,793)
Cash and cash equivalents, beginning of period	146,467	97,185
Cash and cash equivalents, end of period	$85,896	$23,392

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-117

ELEQT LTD.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the twelve month period December 31, 2013

and

the nine month period ended September 30, 2014

	Common		Additional paid-in	Accumulated	Shareholders’
	Stock		capital	deficit	Equity
	Shares	Amount	Amount	Amount	Amount

Balance, January 1, 2013	10,726	174	1,010,580	(940,703)	70,051

Issue of common stock	742	12	541,988		542,000

Net loss				(351,159)	(351,159)

Balance, December 31, 2013	11,468	186	1,552,568	(1,291,862)	260,892
Issue of common stock	907	15	579,985		580,000

Net loss				(324,753)	(324,753)

Balance, September 30, 2014	12,375	201	2,132,553	(1,616,615)	516,139

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-118

ELEQT LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business	•	Eleqt Ltd. (the “Company”) was incorporated on November 29, 2011.

		•	The business of the Company is a social media platform company targeting high net worth individuals. The ELEQT social network opens a window into a new realm of luxury networking, offering connected and discerning HNW individuals the opportunity to access the best possible business opportunities, to engage with international peers, get involved in mutually beneficial corporate deals, and have access to even greater luxury lifestyle benefits. By encouraging individuality, creating introductions to top luxury brands and offering access to the world’s hottest events and locations.

		•	Revenues are derived from multiple revenue streams including off line events and promotions, committed advertising, banner advertising, license fees and others.

		•	These financial statements cover the Period January 1, 2013 to September 30, 2014. The financial statements of the Company for the period ended September 30, 2014 comprise the Company and its subsidiaries together referred to as the “Group”.

		•	The Company currently maintains its corporate office in 29 Portland Place, London, United Kingdom.

		•	The company has three active subsidiaries, as follows:

o	The company owns 100% of the shares in Elysiants NV, a Curacao registered company, which serves as the main operational company and shared services center for the rest of the world and which in turn owns 100% of the shares in:

o	Elysiants International BV, a Netherlands registered (holding) company owning certain territorial operating licenses and 70% of the shares in:

o	Elysiants Hong Kong Ltd., a Hong Kong registered company, operating the ELEQT network in Hong Kong.

2.	Summary of Significant Accounting Policies	•	Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).
	Use of Estimates	•	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

F-119

Cash and Cash Equivalents	•	The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Fair Value of Financial Instruments	•	Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Property, Website and Equipment; Depreciation and Amortization	•	Property and computer equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to income as incurred. Additions, improvements and major replacements that extend the life of the asset are capitalized. The initial cost of the website has been capitalized. Once the site is considered operating, future costs to maintain the site will be expensed as incurred. The cost and accumulated depreciation and amortization related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal.

	•	The Company accounts for web site costs in accordance with FASB Topic 350 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and FASB Topic 350 “Accounting for Web Site Development Costs”. As a result, costs associated with the web site application and infrastructure development stage are capitalized. Amortization of costs commenced once the web site was ready for its intended use.

	•	For financial reporting purposes, depreciation and amortization is provided on the straight-line method over the estimated useful lives of depreciable assets. Financial reporting provisions for depreciation and amortization are generally based on the following annual rates and estimated useful lives:

Type of Asset	Rates	Years

Computer and equipment	20% - 33%	3 – 5 years
Website Development Costs	33%	3 years
Leasehold improvements (or life of lease where applicable)	20% - 33%	3 – 5 years

Income Taxes	•	The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

Revenue Recognition	•	Revenues are derived from multiple revenue streams including online advertisements, member benefits and events.

	•	All sources of revenue are recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Concentration of Credit Risk	•	Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal. At December 31, 2013 the Company did not have any uninsured cash deposits.

F-120

Impairment of Long-lived Assets	•	The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2014 the Company did not recognize an impairment charge.

Recent Accounting Pronouncements	•	The Company has assessed all newly issued accounting pronouncements released during the year ended September 30, 2014, and have found none of them to have a material impact on the Company’s financial statements.

Foreign Currencies	•	Functional and presentation currency: The individual financial statements of each entity in the consolidated group are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in United States Dollar (USD), which is also the Company’s functional currency.

	•	Foreign currency transactions: In preparing the financial statements of the individual entities, transactions in currencies other than the entity’s functional currency (foreign currencies) are recorded in the functional currencies using the exchange rates prevailing at the dates of the transactions. At each balance sheet date, monetary items denominated in foreign currencies are translated at the rates prevailing on the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not translated. Exchange differences arising on the settlement of monetary items, and on the translation of monetary items, are included in profit or loss for the period except for exchange differences arising on monetary items that form part of the consolidated group’s net investment in foreign operation. Exchange differences arising on monetary items that form part of the consolidated group’s net investment in foreign operation, where that monetary item is denominated in either the functional currency of the reporting entity or the foreign operation, are initially taken directly to the foreign currency translation reserve within equity until the disposal of the foreign operations, at which time they are recognized in profit or loss. Exchange differences arising on monetary items that form part of the Group’s net investment in foreign operation, where that monetary item is denominated in a currency other than the functional currency of either the reporting entity or the foreign operation, are recognized in profit or loss for the period. Exchange differences arising on monetary items that form part of the Company’s net investment in foreign operation, regardless of the currency of the monetary item, are recognized in profit or loss in the Company’s financial statements or the individual financial statements of the foreign operation, as appropriate. Exchange differences arising on the translation of non-monetary items carried at fair value are included in profit or loss for the period except for the differences arising on the translation of non-monetary items in respect of which gains and losses are recognized directly in equity. Exchange differences arising from such non-monetary items are also recognized directly in equity.

F-121

•	Foreign operations: The results and financial position of foreign operations that have a functional currency different from the presentation currency (USD) of the consolidated financial statements are translated into USD as follows:

-	Assets and liabilities for each balance sheet presented are translated at the closing rate prevailing at the balance sheet date;
-	Income and expenses for each income statement are translated at average exchange rates for the year, which approximates the exchange rates at the dates of the transactions; and
-	All resulting exchange differences are taken to the foreign currency translation reserve within equity.

3.	Going Concern	•	The Company’s financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.

		•	As laid out in the company’s strategy, the company is investing heavily in technology, organization, international roll-out and market share growth in order to become the world’s leading exclusive social network. The company is in the early stages of its development and as a result, historically, the company has had operating losses, and negative cash flows from operations. The company and its subsidiaries have seen significant growth in revenue in every year of its existence and a steady improvement in net result. However, the company will seek to raise additional capital in order to further accelerate its growth. The successful completion of this may be adversely impacted by uncertain market conditions, changes in the competitive landscape and failure to reach certain milestones.

To address its financing requirements, the company will seek financing through debt and/or equity financings, asset sales, and rights offerings to new and existing shareholders. The outcome of these matters cannot be predicted at this time. Management expects that it will be able to acquire sufficient capital, both from its operating cash flow and from financing activities, to remain fully operational in the foreseeable future.

F-122

4.	Tangible assets	•	Tangible assets consist of the following at September 30, 2014

Movements during the period
	Automated	Office
	Equipment	Equipment	Total

Cost
Balance as per January 1, 2014	$14,431	$3,764	$18,195
Additions 2014	-	-	-
Balance September 30, 2014	$14,431	$3,764	$18,195

Accumulated depreciation
Balance as per January 1, 2014	$(5,355)	$(3,764)	$(9,119)
Depreciation for the period	(2,237)	-	(2,237)
Accum. depreciation September 30, 2014	$(7,592)	$(3,764)	$(11,356)

Net Book value
Balance January 1, 2014	$9,076	$-	$9,076
Additions	-	-	-
Depreciation	$(2,237)	$-	$(2,237)
Carrying amount per Sept. 30, 2014	$6,839	$-	$6,839

5	Intangible assets	•	Intangible assets consists of the following at September 30, 2014

Website Development costs

Movements during the period

Cost
Balance as per January 1, 2014	$454.408
Additions	117,110
Balance September 30, 2014	$571,518
Website development costs	$571,518
Accumulated amortization	(45,339)
Carrying amount per September 30, 2014	$526,179

6.	Other current assets	•	Other current assets consist of the following at September 30, 2014.

	September 30, 2014	December 31, 2013
Trade receivables	$177,236	$188.653
Other receivables	339,268	25,751
Total	$516,504	$214,404

Trade receivables
Trade receivables	$243,877	$292,823
Allowance for bad debt	(66,641)	(104,170)
Total	$177,236	$188,653
Other receivables
Guarantee deposits	$20,268	$25,751
Other receivables	319,000	-
Total	$339,268	$25,751

F-123

7.	Accrued expenses and other liabilities	•	Accrued expenses and other liabilities consist of the following at September 30, 2014

	September 30, 2014	December 31, 2013

Tax and social security premiums	$435,010	$321,870
Personnel expenses payable	91,786	72,290
Other payables	14,483	89,358
	$541,279	$483,518

8.	Capital Stock Activity

Change in shareholder’s equity s are as follows
Balance as per January 1, 2014	$260,892
Issuance of common stock	580,000
Net loss	(324,753)
Balance as per September 30, 2014	$516,139

During the nine month period ended September 30, 2014, the company issued 907 shares of its GBP $0.01 par value common stock to investors.

The Company has a total of 12,375 shares of its GBP 0.01 par value common stock outstanding as of September 30, 2014.

F-124

9.	Revenue	•	Revenue consists of the following for the period January 1 through September 30.

	2014	2013
Brand Profile & Hotspots	$320,518	$542,192
Events	214,416	294,981
Other income	40,265	121,780
Total	$575,199	$958,953

10.	Professional expenses	•	Professional expenses consist of the following for the period January 1 through September 30.

	2014	2013
Salaries (including social security costs)	$180,621	$294,162
Management Fees	16,650	110,000
Contractors	32,028	97,155
Total	$229,299	$501,317

11.	Rent expenses	•	Housing expenses consists of the following for the period January 1 through September 30.

	2014	2013
Rent	$79,340	$100,754
Utilities	$11,531	$13,854
Maintenance	$3,387	$4,744
Total	$94,258	$119,352

12.	Net Loss per Share of Common Stock	•	The Company has adopted FASB Topic 260, “Earnings per Share,” which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the number of shares of common stock outstanding by the end of the year. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share). There were no anti-dilutive instruments.

F-125

	Nine month period ended September 30,
	2014	2013
Numerator

Net loss available to common stockholders	$(324,753)	$(179,924)

Denominator

Basic and diluted weighted average number of shares outstanding	11,469	10.765

Basic and diluted net loss per share	$(28.32)	$(16.71)

13.	Fair Value of Financial Instruments	Cash and Equivalents, Receivables, Other Current Assets, Accounts Payable, Accrued and Other Current Liabilities

The carrying amounts of these items approximated fair value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, Financial Accounting Standards Board (“FASB”) ASC Topic 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The application of the three levels of the fair value hierarchy under Topic 820-10-35 to our assets and liabilities are described below:

	Fiscal 2014 Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value

Liabilities
Short and long-term debt	$541,279	$-	$-	$541,279
Total	$541,279	$-	$-	$541,279

F-126

	Fiscal 2013 Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value

Liabilities
Short and long-term debt	$483,518	$-	$-	$483,418
Total	$485,518	$-	$-	$485,518

14.	Subsequent events	•	Management of the Company has assessed all significant subsequent events through the date upon which the financial statements first became available for public release and have concluded that there have not been any material events or transactions that have occurred during this period.

F-127

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2014, Efactor Group Corp. (the “Company”) entered into an Exchange Agreement by and among the Company, HT Skills Ltd., an entity organized under the laws of England and Wales (“HT Skills”), and Five5Five PTE Ltd., the sole shareholder of HT Skills (“HT Seller”). On the same date, the parties consummated the transaction, pursuant to which the HT Seller sold, and the Company purchased, all of HT Skills’ outstanding capital stock, in exchange for 221,985 unregistered shares of the Company’s common stock.

On July 1, 2014, the Company entered into an Exchange Agreement by and among the Company, Member Digital Ltd., an entity organized under the laws of England and Wales (“Member Digital”), and the shareholders of Member Digital (the “MDSellers”). On the same date, the parties consummated the transaction, pursuant to which the MD Sellers sold, and the Company purchased, all of Member Digital’s outstanding capital stock, in exchange for 20,833 unregistered shares of the Company’s common stock.

On July 7, 2014, the Company entered into an Exchange Agreement by and among the Company, GroupCard BV, an entity organized under the laws of the Netherlands (“GroupCard”), and the shareholders of GroupCard (the “GC Sellers”). On the same date, the parties consummated the transaction, pursuant to which the GC Sellers sold, and the Company purchased, all of GroupCard’s outstanding capital stock, in exchange for 46,875 unregistered shares of the Company’s common stock. In connection with the transaction, the Company agreed to loan GroupCard, within 120 days of the closing of the transaction, $400,000 at six percent interest per annum for working capital purposes. In addition, the Company agreed to pay the GC Sellers four semi-annual earn-out payments of shares of Common Stock (“Earn-Out Shares”), commencing on January 1, 2015. In the event 20,000 or more members are added by GroupCard during a semi-annual period (each, an “Earn-Out Period”), the Company shall issue to the GC Sellers the number of Earn-Out Shares equal to (i) $25.00 per member added by GroupCard during such Earn-Out Period, divided by (ii) $0.80. In the event less than 20,000 members are added during an Earn-Out Period, the Company will not issue any Earn-Out Shares to the Sellers for such period; however, any members added during such Earn-Out Period will be counted towards the subsequent Earn-Out Period. The Company has evaluated the potential contingencies associated with this Exchange Agreement and determined that there is no additional contingent liability required as of March 31, 2015.

On October 1, 2014, the Company entered into an Exchange Agreement by and among the Company, ELEQT Ltd., an entity organized under laws of the England and Wales (“ELEQT”), and the shareholders of ELEQT (the “ELEQT Sellers”). On the same date, the parties consummated the transaction, pursuant to which the ELEQT Sellers sold, and the Company purchased, all of ELEQT’s outstanding capital stock, in exchange for 516,667 unregistered shares of the Company’s common stock.

The following tables set forth certain Unaudited Pro Forma Condensed Consolidated Financial Statements giving effect to the Company’s acquisitions of HT Skills, Member Digital, GroupCard, and ELEQT. The historical financial information included in the Unaudited Pro Forma Condensed Consolidated Financial Statements for both the Company and HT Skills, Member Digital, GroupCard, and ELEQT were prepared in conformity with U.S. Generally Accepted Accounting Principles.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared for informational purposes only and are not indicative of the consolidated results of operations or financial positions that the Company would have reported had the acquisitions occurred at the previous dates presented, nor do they project results of future operations as a consolidated entity. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined business operations.

The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to reflect pro forma events that are (i) directly attributable to the acquisitions, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results of the businesses.

F-128

EFACTOR GROUP CORP.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2013

	EFactor	HT Skills	Member Digital	GroupCard BV	ELEQT	Pro Forma Adjustments		EFactor Pro Forma
ASSETS
Cash	$43,377	$—	$50,376	$5,235	$146,468	(66,554)	A	$178,902
Accounts receivable	75,071	229,154	19,130	41,585	—	(18,995)	B	345,945
Unbilled revenue	—	12,624	—	—	—	—		12,624
Inventory	—	—	—	—	—	—		—
Other current assets	8,878	32,095	2,449	5,379	214,404	(16,093)	B	247,112
Total current assets	127,326	273,873	71,955	52,199	360,872	(101,642)		784,583

Property, website and equipment, net	461,499	99,733	—	5,670	9,076	—		575,978
Intangible assets	—	—	—	—	454,408	773,821	B	1,228,229
Goodwill	3,646,994	—	—	—	—	40,617,044	B, C	44,264,038
Deferred Financing Costs	347,764	—	—	—	—	—		347,764
TOTAL ASSETS	$4,583,583	$373,606	$71,955	$57,869	$824,356	41,289,223		$47,200,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank overdraft	$—	66,554	—	—	—	(66,554)	A	—
Accounts payable	1,085,122	273,273	15,866	262,317	79,945	(133,145)	B	1,583,378
Accounts payable - related party	657,806	—	—	327,867	—	(461,707)	B	523,966
Accrued expenses and other current liabilities	1,517,763	16,403	5,640	32,312	483,519	875,000	B	2,930,637
Operating line of Credit	475,000	—	—	—	—	—		475,000
Deferred revenue	71,836	—	—	—	—	—		71,836
Bank loans	—	334,357	—	—	—	—		334,357
Current portion of note payable, net of discount	318,711	—	—	—	—	—		318,711
Current portion of convertible note payable, net of discount	650,762	—	—	—	—	—		650,762
Current portion of note payable - related parties, net of discount	285,860	—	—	—	—	—		285,860
Total current liabilities	5,062,860	690,587	21,506	622,496	563,464	213,594		7,174,507

Other Long-term obligations	155,895	—	—	—	—	—		155,895
Non-current portion of note payable - third parties net of discount	13,598	—	—	—	—	—		13,598
Total Non-Current Liabilities	169,493	—	—	—	—			169,493
TOTAL LIABILITIES	5,232,353	690,587	21,506	622,496	563,464	213,594		7,344,000

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock	$42	$—	$—	$—	$—	—		$42
Common stock	993	161,530	523	32,962	186	611,159	B	807,353
Accumulated other comprehensive income	(5,244)	(22,919)	—	—	—	22,919	B	(5,244)
Additional paid-in capital	17,039,399	—	—	—	1,552,568	38,146,434	B, C	56,738,401
Accumulated deficit	(17,683,960)	(455,592)	49,926	(597,589)	(1,291,862)	2,295,117	B	(17,683,960)
Total stockholders’ equity	(648,770)	(316,981)	50,449	(564,627)	260,892	41,075,629		39,856,592

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,583,583	$373,606	$71,955	$57,869	$824,356	41,289,223		$47,200,592

See notes to unaudited pro forma condensed consolidated financial statements

F-129

EFACTOR GROUP CORP.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2014

	EFactor	HT Skills	Member Digital	GroupCard BV	ELEQT	Pro Forma Adjustments		EFactor Pro Forma
ASSETS
Cash	$126,326	$—	$8,305	$4,587	$23,838	(66,554)	A	$96,502
Accounts receivable	80,334	99,662	4,465	43,878	172,270	(18,995)	B	381,614
Unbilled revenue		275,901	—	—	—	—		275,901
Inventory	150,250	—	—	—	—	—		150,250
Other current assets	8,986	29,418	88,025	10,466	17,756	(16,093)	B	138,558
Total current assets	365,896	404,981	100,795	58,931	213,864	(101,642)		1,042,825

Property, website and equipment, net	474,817	14,878	—	7,115	551,644	—		1,048,454
Intangible assets	—	—	—	—	—	773,821	B	773,821
Goodwill	3,646,994	—	—	—	—	40,617,044	B, C	44,264,038
Deferred Financing Costs	219,594	—	—	—	—	—		219,594
TOTAL ASSETS	$4,707,301	$419,859	$100,795	$66,046	$765,508	41,289,223		$47,348,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank overdraft	$—	51,833	—	—	—	(66,554)	A	(14,721)
Accounts payable	1,461,498	203,045	18,316	210,522	110,849	(133,145)	B	1,871,085
Accounts payable - related party	735,709	3,951	—	461,707	—	(461,707)	B	739,660
Accrued expenses and other current liabilities	946,672	23,234	46	—	579,648	875,000	B	2,424,600
Operating line of Credit	1,110,005	—	—	—	—	—		1,110,005
Deferred revenue	68,730	—	—	—	—	—		68,730
Bank loans		494,862	—	—	—	—		494,862
Current portion of note payable, net of discount	277,131	—	—	—	—	—		277,131
Current portion of convertible note payable, net of discount	1,221,442	—	—	—	—	—		1,221,442
Current portion of note payable - related parties, net of discount	288,678	—	—	—	—	—		288,678
Total current liabilities	6,109,865	776,925	18,362	672,229	690,497	213,594		8,481,472

Other Long-term obligations	116,587	—	—	—	—	—		116,587
Non-current portion of note payable - third parties net of discount	10,294	—	—	—	—	—		10,294
Total Non-Current Liabilities	126,881	—	—	—	—			126,881
TOTAL LIABILITIES	6,236,746	776,925	18,362	672,229	690,497	213,594		8,608,353

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock	$42	$—	$—	$—	$—	—		$42
Common stock	1,076	161,530	642	32,962	—	611,226	B	807,436
Accumulated other comprehensive income	(29,943)	(14,574)	282	—	—	14,292	B	(29,943)
Additional paid-in capital	21,521,753	—	14,510	—	—	39,448,954	B, C	60,985,217
Accumulated deficit	(23,022,373)	(504,022)	66,999	(639,145)	75,011	1,001,157	B	(23,022,373)
Total stockholders’ equity	(1,529,445)	(357,066)	82,433	(606,183)	75,011	41,075,629		38,740,379

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,707,301	$419,859	$100,795	$66,046	$765,508	41,289,223		$47,348,732

See notes to unaudited pro forma condensed consolidated financial statements

F-130

EFACTOR GROUP CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2013

	EFactor	HT Skills	Member Digital	GroupCard BV	ELEQT	Pro Forma Adjustments	EFactor Pro Forma
Net revenues	$741,785	$918,038	$161,674	$92,360	$1,289,748	$—	$1,659,823

Operating expenses
Cost of revenue	219,931	354,748	6,204	32,024	—	—	574,679
Sales and marketing	422,138	—	1,201	54,759	508,992	—	422,138
General and administrative	3,946,635	671,475	109,100	82,330	1,124,769	—	4,618,110
Depreciation and amortization	246,603	—	—	—	4,797	—	246,603
Total operating expenses	4,835,307	1,026,223	116,505	169,113	1,638,558	—	5,861,530

Income from operations	(4,093,522)	(108,185)	45,169	(76,753)	(348,810)	—	(4,201,707)

Other income (expense):
Interest expense	(911,527)	(79,286)	1	—	—	—	(990,813)
Loss on conversion of debt	(1,026,859)	—	—	—	—	—	(1,026,859)
Other income (expense)	84,829	—	—	—	—	—	84,829
Total other income (expense), net	(1,853,557)	(79,286)	1	—	—	—	(1,932,843)

Income (loss) before income taxes	(5,947,079)	(187,471)	45,170	(76,753)	(348,810)	—	(6,134,550)

Income tax expense	—	(12,055)	4,756	(18,870)	(2,349)	—	(12,055)
Net income (loss)	$(5,947,079)	$(199,526)	$49,926	$(95,623)	$(351,159)	$—	$(6,122,495)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(5,244)	—	—	—	—	—	(5,244)
Comprehensive gain (loss)	$(5,952,323)	$(199,526)	$49,926	$(95,623)	$(351,159)	$—	$(6,127,739)

Basic and diluted net loss per common share	$(8.90)						$(4.15)

Weighted average shares used in completing
basic and diluted net loss per common share	668,351					806,360	1,474,711

See notes to unaudited pro forma condensed consolidated financial statements

F-131

EFACTOR GROUP CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2014

	EFactor	HT Skills	Member Digital	GroupCard BV	ELEQT	Pro Forma Adjustments	EFactor Pro Forma
Net revenues	$148,586	$398,770	$114,416	$61,629	$450,799	$—	$1,174,200

Operating expenses
Cost of revenue	46,549	141,659	144	29,054	—	—	217,406
Sales and marketing	64,081	—	2,279	15,570	—	—	81,930
General and administrative	882,988	296,628	98,488	63,573	635,192	—	1,976,869
Depreciation and amortization	59,228	—	—	—	1,487	—	60,715
(Gain) loss on forgiveness/settlement of liabilities	32,778	—	—	—	—	—	32,778
Total operating expenses	1,085,624	438,287	100,911	108,197	636,679	—	2,369,698

Income from operations	(937,038)	(39,517)	13,505	(46,568)	(185,880)	—	(1,195,498)

Other income (expense):
Interest expense	(475,215)	(8,913)	1	(180)	—	—	(484,307)
Loss on conversion of debt	—	—	—	—	—	—	—
Derivative loss	(16,250)	—	—	—	—	—	(16,250)
Other income (expense)	—	—	—	—	—	—	—
Total other income (expense), net	(491,465)	(8,913)	1	(180)	—	—	(500,557)

Income (loss) before income taxes	(1,428,503)	(48,430)	13,506	(46,748)	(185,880)	—	(1,476,933)

Income tax expense	—	8,345	1,585	5,192	—	—	15,122
Net income (loss)	$(1,428,503)	$(40,085)	$15,091	$(41,556)	$(185,880)	$—	$(1,461,811)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(4,720)	—	—	—	—	—	(4,720)
Comprehensive gain (loss)	$(1,433,223)	$(40,085)	$15,091	$(41,556)	$(185,880)	$—	$(1,466,531)

Basic and diluted net loss per common share	$(1.35)						$(0.79)

Weighted average shares used in completing
basic and diluted net loss per common share	1,055,582					806,360	1,861,942

See notes to unaudited pro forma condensed consolidated financial statements

F-132

1. BASIS OF PRESENTATION

The accompanying Pro Forma Statement of Operations for the year ended December 31, 2013, and for the six month period ended June 30, 2014, give effect to the Company’s acquisition of HT Skills, Member Digital, GroupCard, and ELEQT as discussed in Note 2, as if such acquisition had occurred on January 1, 2013, combining the results of the Company and HT Skills, Member Digital, GroupCard, and ELEQT for the year ended December 31, 2013 and for the six month period ended June 30, 2014. The accompanying Pro Forma Balance Sheet as of June 30, 2014 gives effect to the HT Skills, Member Digital, GroupCard, and ELEQT acquisitions as if they had occurred on January 1, 2014, combining the consolidated balance sheets of the Company and HT Skills, Member Digital, GroupCard, and ELEQT as of June30, 2014.

2. ACQUISITIONS

HT Skills

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on June 30, 2014 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows:

Total purchase price		$10,655,280
Book value of net assets acquired	$357,066
Fair value of tangible net assets acquired		$357,066
Residual goodwill		$10,298,214

Except as discussed in Note 3 below, the carrying value of assets and liabilities in HT Skills financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

Member Digital

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on June 30, 2014 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows:

Total purchase price		$1,000,000
Book value of net assets acquired	$120,570
Fair value of tangible net assets acquired		$120,570
		120,570
Residual goodwill		$879,430

Except as discussed in Note 3 below, the carrying value of assets and liabilities in Member Digital financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

GroupCard

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on July 6, 2014 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows:

F-133

Total purchase price		$2,250,000
Book value of net assets acquired	$(905,326)
Fair value of tangible net assets acquired		$(905,326)
		(905,326)
Residual goodwill		$3,155,326

Except as discussed in Note 3 below, the carrying value of assets and liabilities in GroupCard financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

ELEQT

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on September 30, 2014 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows:

Total purchase price		$25,420,000
Book value of net assets acquired	$(10,040)
Fair value of tangible net assets acquired		$(10,040)

Identifiable intangibles at acquisition date, fair value
Developed technology	526,179
Identifiable intangibles		526,179
		516,139
Residual goodwill		$24,903,861

Except as discussed in Note 3 below, the carrying value of assets and liabilities in ELEQT financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

3. PRO FORMA ADJUSTMENTS

The Pro Forma Financial Statements are based upon the historical consolidated financial statements of the Company and HT Skills, Member Digital, GroupCard, ELEQT and certain adjustments which the Company believes are reasonable to give effect to the HT Skills, Member Digital, GroupCard, and ELEQT acquisitions. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The Pro Forma Financial Statements included herein were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the Pro Forma Financial Statements provide a reasonable basis for presenting the pro forma effects of the HT Skills, Member Digital, GroupCard, and ELEQT acquisitions.

The adjustments made in preparing the Pro Forma Financial Statements are as follows:

(A) Elimination of HT SkillsStockholder Equity

(B) Acquisition Funding

The HT Skills acquisition was funded through the issuance of 221,985 shares of common stock valued at $10,655,280. As a result, the Company’s initial value of goodwill is approximately $10,298,214.

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The Member Digital acquisition was funded through the issuance of 20,833 shares of common stock valued at $1,000,000. As a result, the Company’s initial value of goodwill is approximately $897,792 before the adjustment for the valuation of intangibles.

The GroupCard acquisition was funded through the issuance of 46,875 shares of common stock valued at $2,250,000. As a result, the Company’s initial value of goodwill is approximately $3,155,326 before the adjustment for the valuation of intangibles.

The ELEQT acquisition was funded through the issuance of 516,667 shares of common stock valued at $25,420,000. As a result, the Company’s initial value of goodwill is approximately $24,903,861 before the adjustment for the valuation of intangibles.

(C) Estimate of Acquired Intangible Assets

The Company’s initial value of the acquired intangible assets of ELEQT is $1,300,000 based on comparable intangible assets. This results in an initial pro forma adjustment of $773,821 to intangible assets offset by goodwill.

F-135

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by EFactor. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such an offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date of this prospectus.

1,500,000 SHARES OF COMMON STOCK AND

WARRANTS TO PURCHASE 1,500,000 SHARES OF COMMON STOCK

PROSPECTUS

Sole Book-Running Manager

Maxim Group LLC

                  , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discounts and commissions), all of which are being borne by us.

SEC Registration Fee	$4,169
FINRA Filing Fee	$5,882
NASDAQ Filing Fee	$75,000
Printing and Engraving Expenses	$7,500
Legal Fees and Expenses	$260,000
Accountants’ Fees and Expenses	$22,500
Transfer Agent Fees and Expenses	$2,000
Miscellaneous Costs	$17,949
Total	$395,000

Item 14. Indemnification of Directors and Officers

Charter and Bylaws

Our articles of incorporation limit the liability of our directors to us and our stockholders to the fullest extent Nevada law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the NGCL; and

•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Nevada Law

We are incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

•	By the stockholders;

•	By the board of directors by majority vote of a quorum consisting of directors —who were not parties to the action, suit or proceeding;

•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

A company’s articles of incorporation or bylaws or an agreement made by a company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Other

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this Registration Statement, we have sold the following securities that were not registered under the Securities Act.

On or about March 7, 2013, pursuant to the Share Exchange, we issued 20,833 shares of our common stock to eighteen shareholders of E-Factor in exchange for 109,671 shares of E-Factor common stock. Also as part of this transaction, 83,333 shares of our Series A Convertible Preferred Stock were exchanged for an aggregate of 38,899 shares of common stock of E-Factor owned by Adriaan Reinders and Marion Freijsen, each of whom is our officer and director. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

Pursuant to the Share Exchange, on or about March 7, 2013, we issued 2,708 shares of our common stock to David S. Rector and 1,458 to Keith Gilmour, in exchange for services rendered to us. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

Pursuant to the agreement and plan of merger with MCC International, on February 14, 2013, we issued 3,271 shares of our common stock to the sole shareholder of MCC to acquire 100% of the shares of MCC International. The relative value associated with this transaction was $1,333,335. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact that the shareholder was either an accredited or sophisticated investor and familiar with our operations.

During the three months ended September 30, 2013, we issued 3,047 shares of our common stock to 8 non-affiliate investors in connection with promissory notes that were entered into during the quarter. These issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were accredited investors and familiar with our operations.

On November 13, 2013, we issued an aggregate of 686,215 shares of common stock as follows: (i) 215,104 shares of common stock were issued in exchange for 41,667 shares of our preferred stock, (ii) 323,053 additional shares were issued to holders of The E-Factor Corp. (the “Original Sellers”) and (iii) 148,058 shares of common stock were issued to other shareholders of E-Factor in exchange for their shares. The issuance of the shares was exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder. All purchasers of the shares represented and warranted, among other things, that they were non-U.S. persons within the meaning of Regulation S. Neither us nor any of our representatives directed any selling efforts to U.S. investors.

In January 2014, we issued an aggregate of 192,121 shares of common stock as follows: (i) 43,012 shares were issued to the Original Sellers and (ii) 50,274 shares of common stock were issued to other shareholders of E-Factor and (iii) 98,835 shares of our common stock were issued to various persons for debt conversions and services provided to us. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

In February 2014, we issued an aggregate of 91,356 shares of common stock as follows: (i) 4,455 shares were issued to one of the Original Sellers, (ii) 74,893 shares of common stock were issued to other shareholders of E-Factor and (iii) 12,009 shares of common stock were issued to various persons for debt conversions and for services provided to us. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

In April 2014, we issued an aggregate of 27,045 shares of common stock as follows: (i) 922 shares of common stock were issued to other shareholders of E-Factor, and (ii) 26,123 shares of common stock were issued to various persons for debt conversions and for services provided to us. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

II-3

In June 2014, we issued an aggregate of 23,450 shares of common stock as follows: (i) 6,001 shares of common stock were issued to investors in connection with promissory notes that were entered into during the quarter ended June 30, 2014, (ii) 2,443 shares of common stock were issued to various persons for debt conversions and for services provided to us, and (iii) 15,005 shares of common stock were issued for approximately $559,566 in cash. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these investors were either accredited or sophisticated investors and familiar with our operations.

In July and August 2014, we issued 1,311 shares of our common stock to two non-affiliate investors in connection with the sundry promissory notes that were entered into during the quarter. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders are accredited investors and are familiar with our operations.

On July 11, 2014, we issued 52,500 shares of our common stock for investment banking services. This issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act, due to the fact that this was a private transaction with an accredited investor.

In September 2014, we issued 26,183 shares of its common stock for services. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, due to the fact that this was a private transaction with an accredited investor.

In September 2014, we issued 221,985 shares of our common stock related to the acquisitions of HT Skills. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders are accredited investors and are familiar with our operations.

In September 2014, we issued 20,833 shares of our common stock related to the acquisitions of Member Digital. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders are accredited investors and are familiar with our operations.

In September 2014, we issued 46,875 shares of our common stock related to the acquisitions of GroupCard. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders are accredited investors and are familiar with our operations.

In October 2014, we issued 516,667 shares of our common stock related to the acquisitions of ELEQT. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders are accredited investors and are familiar with our operations.

In October 2014 we issued 587 shares of our common stock to two non-affiliate investors in connection with the sundry promissory notes that were entered into during the quarter. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders are accredited investors and are familiar with our operations.

In October 2014 we issued 7,304 shares of our common stock were issued for approximately $328,480 in cash. The issuances were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

In October 2014, we issued 1,111 shares of our common stock for services. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, due to the fact that this was a private transaction with an accredited investor.

In October 2014, we issued 13,750 shares of our common stock valued at approximately $205,225 were issued related to the extinguishment of debt. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

In January 2015, we issued an aggregate of 121,777 shares of our common stock as follows: (i) 115,110 shares of common stock were issued to various persons for debt conversions and for services provided to us, and (ii) 6,667 shares of common stock were issued for approximately $21,760 in cash. The issuances were exempt from the registration requirements of the Securities Act of 1933, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

II-4

In February 2015, we issued an aggregate of 22,969 shares of our common stock as follows: (i) 2,834 shares of common stock were issued to various persons for debt conversions and for services provided to us, and (ii) 20,135 shares of common stock were issued for approximately $162,450 in cash. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

In March 2015, we issued an aggregate of 196,975 shares of our common stock as follows: (i) 170,174 shares of common stock were issued to various persons for debt conversions and for services provided to us, and (ii) 26,802 shares of common stock were issued for approximately $184,210 in cash. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

In April 2015, we issued an aggregate of 115,305 shares of common stock as follows: (i) 41,973 shares of common stock were issued to various persons for debt conversions and for services provided to us, and (ii) 73,333 shares of common stock were issued for approximately $550,000 in cash. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

On May 6, 2015, we issued 53,333 and 40,422 shares of our common stock to Adriaan Reinders and Marion Freijsen, respectively, to convert certain indebtedness aggregating to $703,167 of our related-party liabilities. In addition to the common stock, Mr. Reinders and Mr. Freijsen received 23,439 three year warrants to purchase our common stock with an exercise price of $15.00. The issuances were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, due to the fact that these issuances did not involve a public offering.

On May 29, 2015, we issued an aggregate of 82,932 shares of common stock as follows: (i) 69,599 shares of common stock were issued to various persons for indebtedness conversions and for services provided to us, and (ii) 13,333 shares of common stock were issued for approximately $100,000 in cash. The issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, due to the fact these shareholders were either accredited or sophisticated investors and familiar with our operations.

On July 31, 2015, we entered into an unsecured loan agreement with Increasive Ventures BV, or Increasive, pursuant to which Increasive agreed to loan us $1,250,000, representing principal of $1,000,000 and an original issue discount of $250,000. The loan was originally payable to us in two tranches, $500,000 of which was paid on July 31, 2015 and $500,000 of which was payable within five business days of certain conditions being met, including discussions between us and Increasive regarding business strategies. The parties subsequently agreed that the second tranche will be payable in two installments, including $300,000 payable on September 1, 2015 and $200,000 after certain conditions are met. The principal amount of the loan accrues interest at a rate of 12% per annum and is payable in full on December 31, 2015. Prior to the maturity date, Increasive may convert the unpaid amount under the loan into shares of our common stock at a conversion price equal to $4.80 per share. If we fail to repay the loan by the maturity date, Increasive may redeem the loan at a redemption price equal to 135% of the principal amount then outstanding. At the option of Increasive, any such redemption can be made either in cash or in restricted shares of our common stock, such shares valued at 50% of the closing price of our shares on the maturity date. Increasive has the right to purchase up to $500,000 of the securities offered in this offering on the same terms as other investors. In addition, we issued to Increasive a five-year warrant to purchase 1,500,000 shares of our common stock at an exercise price of $4.80 per share. Ad Prins, one of our directors, is the managing partner of Increasive. The issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, due to the fact that Increasive is an accredited and sophisticated investor and familiar with our operations.

On August 19, 2015, in connection with the amendment of certain promissory notes previously issued to Magna Equities I, LLC, or Magna, we issued Magna a 5-year warrant to purchase 150,000 shares of our common stock at an exercise price of $0.01 per share. The issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, due to the fact that Magna is an accredited and sophisticated investor and familiar with our operations.

On September 3, 2015, in connection with the amendment of certain promissory notes previously issued to Greentree Financial Group, Inc., or Greentree, and Williams Holdings Corp., or Williams, we issued to each of Greentree and Williams a five-year warrant to purchase 20,000 shares of our common stock at an exercise price of $2.00 per share. In addition, in connection with the amendment of certain promissory notes previously issued to LG Capital Funding, LLC, or LG, we issued to LG a five-year warrant to purchase 1,400 shares of our common stock at an exercise price of $4.00 per share. These issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, due to the fact that these lenders were either accredited or sophisticated investors and familiar with our operations.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b) Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of October, 2015.

EFACTOR GROUP CORP.

By:	/s/ Adriaan Reinders
Adriaan Reinders
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adriaan Reinders and Marion Freijsen, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

By:	/s/ Adriaan Reinders	October 15, 2015
Adriaan Reinders
President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Marion Freijsen	October 15, 2015
Marion Freijsen
Chief Operating Officer and Director

By:	/s/ Mark V. Noffke	October 15, 2015
Mark V. Noffke
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

By:	*	October 15, 2015
Thomas Trainer
Director, Chairman of the Board

By:	*	October 15, 2015
Brian Banmiller
Director

By:	/s/ *	October 15, 2015
Leslie Green
Director

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By:	*	October 15, 2015
Robert Burnett
Director

By:		October 15, 2015
David Jeffries
Director

By:	*	October 15, 2015
Ruud Smeets
Director and President, Social Network Division

By:	*	October 15, 2015
Ad Prins
Director

By:	*	October 15, 2015
Mark Stanich
Managing Director and Director

* By:	/s/ Marion Freijsen
Marion Freijsen
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger dated July 27, 2006 by and among Online Holdings, Inc., a Nevada corporation, Standard Drilling Acquisition Corp., a Delaware corporation, and Standard Drilling, Inc., a Delaware corporation(1)
3.1	Amended and Restated Articles of Incorporation(2)
3.2	Certificate of Amendment filed with the Nevada Secretary of State on July 14, 2015(22)
3.3	Certificate of Amendment to the Articles of Incorporation, filed with the Secretary of State of the State of Nevada on October 11, 2013(3)
3.4	Certificate of Change filed with the Secretary of State of the State of Nevada on October 15, 2013(4)
3.5	Certificate of Amendment to the Amended and Restated Articles of Incorporation of EFactor Group Corp., filed with the Secretary of State of the State of Nevada on April 28, 2015(5)
3.6	Bylaws(6)
3.7	Amendment to the Bylaws(23)
4.1*	Form of Warrant Agreement by and between the Company and Pacific Stock Transfer Company and Form of Warrant Certificate
4.2*	Form of Representative’s Warrant
4.3	Form of Convertible Promissory Note issued to Magna Equities I, LLC(7)
4.4	Form of Convertible Promissory Note issued to Magna Equities II, LLC(8)
4.5	Form of Amendment to Convertible Promissory Note issued to Magna Equities I, LLC(24)
4.6	Form of Amendment to Convertible Promissory Note issued to Magna Equities II, LLC(25)
4.7	Warrant issued to Magna Equities I, LLC(26)
4.8*	Warrant issued to Increasive Ventures BV
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	Acquisition and Share Exchange Agreement by and between the Company and The E-Factor Corp. and Certain of its Shareholders, dated February 1, 2013(9)
10.2	Sale and Purchase Agreement between The E-Factor Corp. and DASPV, PTE Ltd, dated August 17, 2012, as amended(10)
10.3	Share Exchange Agreement between The E-Factor Corp. and Five5Five PTE Ltd, dated January 8, 2013(11)
10.4	Agreement and Plan of Merger between The E-Factor Corp. and EQmentor, Inc., dated June 30, 2012, as amended(12)
10.5	Amendment No. 1 to Exchange Agreement between Home Training Initiative Ltd, Five5Five PTE Ltd., The E-Factor Corp. and Standard Drilling, Inc., dated May 7, 2013(13)
10.6	Employment Agreement between the Company and Adriaan Reinders(14)
10.7	Employment Agreement between the Company and Marion Freijsen(15)
10.8	Share Exchange Agreement(16)
10.9	The E-Factor Corporation 2010 Stock Option Plan(17)
10.10	Agreement and Plan of Merger, dated as of April 15, 2015, by and among EFactor Group Corp., EFactor Merger Sub Inc., RocketHub Inc., the stockholders of RocketHub Inc. named therein, and Eric Schneider in his capacity as the Seller Representative thereunder.(18)
10.11	Employment Agreement between the Company and Mark Stanich(19)
10.12	Form of Securities Exchange Agreement between the Company and Magna Equitiies I, LLC(20)
10.13	Form of Securities Exchange Agreement between the Company and Magna Equitiies II, LLC(21)
10.14	Unsecured Loan Agreement, dated July 31, 2015, by and between the Company and Increasive Ventures BV(27)
14.1*	Code of Ethics
16.1	Letter to the Securities and Exchange Commission from MaloneBailey, LLP dated April 22, 2015(28)
21.1*	List of Subsidiaries
23.1	Consent of MaloneBailey, LLP
23.2	Consent of RBSM LLP (with respect to the audited financial statements of HT Skills Ltd.)
23.3	Consent of RBSM LLP (with respect to the audited financial statements of GroupCard BV)
23.4	Consent of RBSM LLP (with respect to the audited financial statements of Member Digital Ltd.)
23.5	Consent of Beckstead & Company
23.6	Consent of KPMG Accountants B.V.

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23.7*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Calculation Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Calculation Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Calculation Presentation Linkbase Document

* Previously filed

(1)	Incorporated by reference to Exhibit 2 in our Current Report on Form 8-K, filed on July 27, 2006.

(2)	Incorporated by reference to Exhibit 3.1 in our Current Report on Form 8-K, filed on September 6, 2006.

(3)	Incorporated by reference to Exhibit 3.1 in our Current Report on Form 8-K, filed on October 18, 2013.

(4)	Incorporated by reference to Exhibit 3.2 in our Current Report on Form 8-K, filed on October 18, 2013.

(5)	Incorporated by reference to Exhibit 3.1 in our Current Report on Form 8-K, filed on April 30, 2015.

(6)	Incorporated by reference to Exhibit 3.2 in our Registration Statement on Form SB-2 (File Number 333-75434), filed on December 19, 2001.

(7)	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on March 3, 2015.

(8)	Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on March 3, 2015.

(9)	Incorporated by reference to Exhibit 10.1 in our Current Report on Form 8-K, filed on February 14, 2013.

(10)	Incorporated by reference to Exhibit 10.2 in our Current Report on Form 8-K, filed on February 14, 2013.

(11)	Incorporated by reference to Exhibit 10.3 in our Current Report on Form 8-K, filed on February 14, 2013.

(12)	Incorporated by reference to Exhibit 10.4 in our Current Report on Form 8-K, filed on February 14, 2013.

(13)	Incorporated by reference to Exhibit 10.1 in our Registration Statement on Form S-1 (File Number 333-183098), initially filed on May 10, 2013.

(14)	Incorporated by reference to Exhibit 99.1 in our Current Report on Form 8-K, filed on October 18, 2013.

(15)	Incorporated by reference to Exhibit 99.2 in our Current Report on Form 8-K, filed on October 18, 2013.

(16)	Incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 (File Number 333-192574), filed on January 29, 2014.

(17)	Incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K, filed on March 10, 2014.

(18)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on April 16, 2015.

(19)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on December 23, 2014.

(20)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on March 3, 2015.

(21)	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed on March 3, 2015.

(22)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on July 16, 2015.

(23)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on August 11, 2015.

(24)	Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on August 26, 2015.

(25)	Incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K, filed on August 26, 2015.

(26)	Incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K, filed on August 26, 2015.

(27)	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on August 26, 2015.

(28)	Incorporated by reference to Exhibit 16.1 to our Current Report on Form 8-K, filed on April 22, 2015.

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